FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-276033-01

Dated May 6, 2024	BBCMS 2024-C26
Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2024-C26
$810,282,762 (Approximate Mortgage Pool Balance)

$724,190,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2024-C26

Barclays Capital Real Estate Inc.

Societe Generale Financial Corporation

Bank of Montreal

UBS AG

Bank of America, National Association

Argentic Real Estate Finance 2 LLC

LMF Commercial, LLC

Starwood Mortgage Capital LLC

German American Capital Corporation

Ladder Capital Finance LLC

KeyBank National Association

BSPRT CMBS Finance, LLC

Mortgage Loan Sellers

Barclays	Deutsche Bank Securities		Société Générale
KeyBanc Capital Markets	UBS Securities LLC	BMO Capital Markets	BofA Securities
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager			Drexel Hamilton Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated May 6, 2024	BBCMS 2024-C26

This material is for your information, and none of Barclays Capital Inc., SG Americas Securities, LLC, BMO Capital Markets Corp., KeyBanc Capital Markets Inc., Deutsche Bank Securities Inc., UBS Securities LLC, BofA Securities, Inc., Drexel Hamilton, LLC or Academy Securities, Inc. (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-276033) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2024-C26 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

“BofA Securities” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Structural and Collateral Term Sheet	BBCMS 2024-C26
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAA(sf) / AAAsf / AAA(sf)	$7,000,000	30.000%	2.65	6/24-2/29	39.6%	18.3%
A-2	AAA(sf) / AAAsf / AAA(sf)	$15,000,000	30.000%	4.73	2/29-2/29	39.6%	18.3%
A-4	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	39.6%	18.3%
A-5	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	39.6%	18.3%
A-SB	AAA(sf) / AAAsf / AAA(sf)	$10,497,000	30.000%	7.18	2/29-9/33	39.6%	18.3%
X-A	AAA(sf) / AAAsf / AAA(sf)	$567,197,000(7)	N/A	N/A	N/A	N/A	N/A
X-B	NR / A-sf / AAA(sf)	$156,993,000(8)	N/A	N/A	N/A	N/A	N/A
A-S	AA(sf) / AAAsf / AAA(sf)	$84,067,000	19.625%	9.97	4/34-5/34	45.5%	15.9%
B	NR / AA-sf / AA-(sf)	$42,540,000	14.375%	9.98	5/34-5/34	48.5%	14.9%
C	NR / A-sf / A-(sf)	$30,386,000	10.625%	9.98	5/34-5/34	50.6%	14.3%

Privately Offered Certificates(9)

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-D	NR / BBBsf / AAA(sf)	$9,115,000(10)	N/A	N/A	N/A	N/A	N/A
D	NR / BBBsf / A-(sf)	$9,115,000	9.500%	9.98	5/34-5/34	51.2%	14.1%
E-RR	NR / BBB-sf / BBB(sf)	$15,193,000	7.625%	9.98	5/34-5/34	52.3%	13.9%
F-RR	NR / BB-sf /BB+(sf)	$15,193,000	5.750%	9.98	5/34-5/34	53.3%	13.6%
G-RR	NR / B-sf / BB-(sf)	$10,129,000	4.500%	9.98	5/34-5/34	54.1%	13.4%
H-RR	NR / NR / NR	$36,462,761	0.000%	9.98	5/34-5/34	56.6%	12.8%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A, Class X-B or Class X-D Certificates, as applicable, would be equal to zero at all times, such Class of Certificates may not be issued on the closing date of this securitization.
(2)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate.
(3)	Assumes 0% CPR / 0% CDR and a May 23, 2024 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated May 6, 2024 (the “Preliminary Prospectus”).
(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(6)	The exact initial certificate balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-4 and Class A-5 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $534,700,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$0 – $250,000,000	N/A – 9.64	N/A / 9/33-3/34
Class A-5	$284,700,000 – $534,700,000	9.89 – 9.77	3/34-4/34 / 9/33-4/34
(7)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates outstanding from time to time.
(8)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, Class B and Class C Certificates outstanding from time to time.
(9)	The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR are not being offered by the Preliminary Prospectus or this Term Sheet. The Class S and Class R Certificates are not shown above.
(10)	The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Structural and Collateral Term Sheet	BBCMS 2024-C26
Summary of Transaction Terms
Securities Offered:	$724,190,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., SG Americas Securities, LLC, BMO Capital Markets Corp., KeyBanc Capital Markets Inc., Deutsche Bank Securities Inc., UBS Securities LLC and BofA Securities, Inc.
Co-Managers:	Drexel Hamilton, LLC and Academy Securities, Inc.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (24.2%),Societe Generale Financial Corporation (“SGFC”) (13.1%), Bank of Montreal (“BMO”) (11.9%), UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (10.9%), Bank of America, National Association (“BANA”) (9.3%), Argentic Real Estate Finance 2 LLC (“AREF2”) (8.8%), LMF Commercial, LLC (“LMF”) (5.9%), Starwood Mortgage Capital LLC (“SMC”) (5.2%), German American Capital Corporation (“GACC”) (4.1%), Ladder Capital Finance LLC (“LCF”) (3.6%), KeyBank National Association (“KeyBank”) (1.9%) and BSPRT CMBS Finance, LLC (“BSPRT”) (1.1%).
Master Servicer:	Wells Fargo Bank, National Association.
Special Servicer:	Rialto Capital Advisors, LLC.
Trustee:	Computershare Trust Company, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	Park Bridge Lender Services LLC.
Asset Representations Reviewer:	Park Bridge Lender Services LLC.
Rating Agencies:	S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
Initial Majority Controlling Class Certificateholder:	RREF V-D AIV RR H, LLC, or another affiliate of Rialto Capital Advisors, LLC.
U.S. Credit Risk Retention:	For a discussion on the manner in which Barclays, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements for the Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about May 23, 2024.
Cut-off Date:	With respect to each mortgage loan, the related due date in May 2024, or in the case of any mortgage loan that has its first due date after May 2024, the date that would have been its due date in May 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in June 2024.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in June 2024.
Assumed Final Distribution Date:	The Distribution Date in May 2034 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in May 2057.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class S and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in May 2034 and the BJ’s Vineland mortgage loan, the Walgreens Aiken mortgage loan, the Walgreens Durant mortgage loan, the Walgreens Abingdon mortgage loan or the Walgreens Mt. Airy mortgage loan is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate stated principal balance of the mortgage loans and from the initial pool balance), certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Structural and Collateral Term Sheet	BBCMS 2024-C26
Summary of Transaction Terms
remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., BlackRock Financial Management, Inc., Interactive Data Corp., CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealInsight, Thomson Reuters Corporation, DealView Technologies Ltd., KBRA Analytics, LLC, Recursion Co. and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BBCMS 2024-C26
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans(1)	Number of Mortgaged Properties(1)	Roll-up Aggregate Cut-off Date Balance	% of IPB
Barclays	7	19	$195,980,000	24.2%
SGFC	7	7	$106,357,725	13.1%
BMO	6	7	$96,614,000	11.9%
UBS AG	3	14	$88,100,000	10.9%
BANA	1	1	$75,000,000	9.3%
AREF2	3	3	$71,337,704	8.8%
LMF	5	6	$47,810,000	5.9%
SMC	4	4	$42,125,000	5.2%
GACC	3	3	$33,350,000	4.1%
LCF	5	5	$29,000,000	3.6%
KeyBank	2	32	$15,733,333	1.9%
BSPRT	1	1	$8,875,000	1.1%
Total:	46	101	$810,282,762	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$810,282,762
Number of Mortgage Loans:	46
Number of Mortgaged Properties:	101
Average Cut-off Date Balance per Mortgage Loan:	$17,614,843
Weighted Average Current Mortgage Rate:	6.85925%
10 Largest Mortgage Loans as % of IPB:	57.2%
Weighted Average Remaining Term to Maturity:	117 months
Weighted Average Seasoning:	2 months
Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.75x
Weighted Average UW NOI Debt Yield(2):	12.8%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4):	56.6%
Weighted Average Maturity Date/ARD LTV(2)(4):	55.2%
Other Statistics
% of Mortgage Loans with Additional Debt:	3.6%
% of Mortgage Loans with Single Tenants(5):	4.2%
% of Mortgage Loans secured by Multiple Properties:	23.6%
Amortization
Weighted Average Original Amortization Term(6):	327 months
Weighted Average Remaining Amortization Term(6):	326 months
% of Mortgage Loans with Interest-Only:	79.2%
% of Mortgage Loans with Amortizing Balloon:	9.9%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	7.4%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	3.6%
Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	53.2%
% of Mortgage Loans with Springing Lockboxes:	30.9%
% of Mortgage Loans with Soft Lockboxes:	15.9%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	71.0%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	26.6%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	64.1%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	62.6%
(1)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties does not equal the aggregate due to certain loans being contributed by multiple loan sellers. There is one loan with multiple loan sellers being contributed to the pool comprised of one mortgaged property, added to the count of each applicable mortgage loan seller.
(2)	In the case of Loan Nos. 1, 2, 3, 6, 9, 10, 12, 14, 17, 35 and 36, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan.
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 4 and 35, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(5)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(6)	Excludes mortgage loans that are interest-only for the entire term or until the anticipated repayment date.
(7)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail and industrial properties. This calculation includes Loan No. 4, which is a multifamily loan with TI/LC Reserves for a non-multifamily component of the mortgaged property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BBCMS 2024-C26
Collateral Characteristics
Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller(s)	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date / ARD LTV(1)
1	Phoenix Industrial Portfolio XI	Various, Various	UBS AG	11	$75,000,000	9.3%	3,989,146	Industrial	1.81x	12.9%	62.8%	62.8%
2	Westwood Gateway II	Los Angeles, CA	BANA	1	$75,000,000	9.3%	548,904	Office	3.01x	17.5%	45.5%	45.5%
3	Arundel Mills and Marketplace	Hanover, MD	SGFC, GACC	1	$70,000,000	8.6%	1,938,983	Retail	1.98x	16.1%	41.4%	41.4%
4	The Riley	Richardson, TX	AREF2	1	$53,750,000	6.6%	262	Multifamily	1.21x	8.9%	64.7%	64.7%
5	Outlets at the Dells	Baraboo, WI	Barclays	1	$36,730,000	4.5%	260,273	Retail	1.92x	14.6%	65.0%	65.0%
6	Rhino Portfolio 3	Various, Various	Barclays	7	$35,000,000	4.3%	1,100,563	Various	1.46x	11.0%	62.3%	62.3%
7	107-115 Greenpoint Avenue	Brooklyn, NY	Barclays	1	$30,000,000	3.7%	52	Multifamily	1.25x	8.0%	69.8%	69.8%
8	Homewood Suites & Residence Inn Texas Portfolio	Various, TX	Barclays	2	$29,500,000	3.6%	195	Hospitality	1.55x	15.1%	63.3%	53.1%
9	Fayette Pavilion	Fayetteville, GA	SMC	1	$29,125,000	3.6%	1,063,840	Retail	1.60x	11.3%	64.4%	64.4%
10	Woodfield Mall	Schaumburg, IL	Barclays	1	$29,000,000	3.6%	1,064,590	Retail	2.42x	16.0%	38.0%	38.0%

	Top 3 Total/Weighted Average			13	$220,000,000	27.2%			2.27x	15.5%	50.1%	50.1%
	Top 5 Total/Weighted Average			15	$310,480,000	38.3%			2.05x	14.2%	54.4%	54.4%
	Top 10 Total/Weighted Average			27	$463,105,000	57.2%			1.91x	13.6%	56.2%	55.5%
	Non-Top 10 Total/Weighted Average			74	$347,177,762	42.8%			1.54x	11.8%	57.2%	54.8%
(1)	In the case of Loan Nos. 1, 2, 3, 6, 9 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). For Loan No.10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV exclude a related Subordinate Companion Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BBCMS 2024-C26
Collateral Characteristics
Pari Passu Companion Loan Summary
No.	Loan Name	Mortgage Loan Seller(s)	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	Phoenix Industrial Portfolio XI	UBS AG	$75,000,000	$91,500,000	BBCMS 2024-C26	Wells	Rialto	Future Securitization(s)	$16,500,000
2	Westwood Gateway II	BANA	$75,000,000	$150,000,000	(1)	(1)	(1)	Future Securitization(s)	$75,000,000
3	Arundel Mills and Marketplace	SGFC, GACC	$70,000,000	$360,000,000	MSWF 2023-2	Wells	Argentic	MSWF 2023-2 BMO 2023-C7 Benchmark 2023-B40 BBCMS 2024-C24 BMO 2024-C8 Future Securitization(s)	$90,000,000 $60,000,000 $25,000,000 $60,000,000 $35,000,000 $20,000,000
6	Rhino Portfolio 3	Barclays	$35,000,000	$137,150,000	BBCMS 2024-C24	KeyBank	Argentic	BBCMS 2024-C24 Future Securitization(s)	$65,000,000 $37,150,000
9	Fayette Pavilion	SMC	$29,125,000	$94,125,000	BMO 2024-C8	Wells	Rialto	BMO 2024-C8	$65,000,000
10	Woodfield Mall	Barclays	$29,000,000	$264,000,000	BMO 2023-C7(2)	Midland	KeyBank	BMO 2023-C7 BBCMS 2024-C24 BMO 2024-C8 Future Securitization(s)	$68,000,000 $67,500,000 $20,000,000 $79,500,000
12	Weatherford Ridge	BMO	$19,845,000	$29,845,000	BBCMS 2024-C26	Wells	Rialto	Future Securitization(s)	$10,000,000
14	Danbury Fair Mall	BMO	$17,500,000	$155,000,000	BMO 2024-C8	Wells	Rialto	BMO 2024-C8 Future Securitization(s)	$68,000,000 $69,500,000
17	Euclid Apartments	LMF	$15,000,000	$53,000,000	(3)	(3)	(3)	BMO 2024-5C4 Future Securitization(s)	$15,000,000 $23,000,000
35	RTL Retail Portfolio	KeyBank	$7,333,333	$260,000,000	BBCMS 2023-C22	Midland	Rialto	BBCMS 2023-C21 BBCMS 2023-C22 MSWF 2023-2 BMO 2023-C7 BBCMS 2024-C24	$62,500,000 $68,833,334 $30,000,000 $36,000,000 $55,333,333
36	Medlock Crossing	LMF	$7,000,000	$26,850,000	BMO 2024-C8	Wells	Rialto	BMO 2024-C8	$19,850,000
(1)	In the case of Loan No. 2, the related Whole Loan will be serviced under the BBCMS 2024-C26 pooling and servicing agreement until such time that the lead servicing pari passu companion loan is securitized, at which point the Whole Loan will be serviced under the related trust and servicing agreement or pooling and servicing agreement for such future securitization. The initial controlling noteholder is one of the originators of the related Whole Loan or an affiliate.
(2)	Control rights are currently exercised by the holder of the related Subordinate Companion Loan until the occurrence and during the continuance of a control appraisal period for the related Whole Loan, as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan” in the Preliminary Prospectus.
(3)	In the case of Loan No. 17, the related Whole Loan will be serviced under the BMO 2024-5C4 pooling and servicing agreement until such time that the lead servicing pari passu companion loan is securitized, at which point the Whole Loan will be serviced under the related trust and servicing agreement or pooling and servicing agreement for such future securitization. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate. The BMO 2024-5C4 securitization is expected to close on or about May 15, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BBCMS 2024-C26
Collateral Characteristics
Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
10	Woodfield Mall	$29,000,000	$235,000,000	$30,000,000	$294,000,000	2.42x	2.05x	38.0%	42.4%	16.0%	14.3%
(1)	In the case of Loan No. 10, subordinate debt represents a Subordinate Companion Loan.
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable) but exclude any related Subordinate Companion Loan(s) and/or mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BBCMS 2024-C26
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date / ARD LTV(2)(4)
Retail	Super Regional Mall	3	$116,500,000	14.4%	2.17x	16.6%	40.6%	40.5%
	Anchored	36	109,066,466	13.5	1.51x	11.1%	61.3%	61.3%
	Outlet Center	1	36,730,000	4.5	1.92x	14.6%	65.0%	65.0%
	Single Tenant	7	30,505,651	3.8	1.51x	11.4%	56.3%	56.3%
	Shadow Anchored	4	10,636,900	1.3	1.33x	11.6%	57.6%	52.0%
	Unanchored	1	7,350,000	0.9	1.36x	10.5%	65.6%	65.6%
	Subtotal:	52	$310,789,017	38.4%	1.80x	13.6%	53.5%	53.2%
Multifamily	Mid Rise	4	$97,750,000	12.1%	1.24x	8.6%	65.9%	65.9%
	Garden	13	79,707,725	9.8	1.33x	10.7%	60.2%	53.5%
	Student Housing	1	17,500,000	2.2	1.81x	12.5%	61.6%	61.6%
	Independent Living	1	14,400,000	1.8	1.81x	12.1%	54.8%	54.8%
	Low Rise	2	13,438,316	1.7	1.53x	11.1%	45.8%	45.8%
	Subtotal:	21	$222,796,040	27.5%	1.37x	10.0%	61.6%	59.2%
Office	CBD	1	$75,000,000	9.3%	3.01x	17.5%	45.5%	45.5%
	Suburban	3	24,937,704	3.1	1.86x	15.5%	52.0%	48.5%
	Medical	1	8,500,000	1.0	1.78x	12.9%	46.0%	46.0%
	Subtotal:	5	$108,437,704	13.4%	2.65x	16.7%	47.0%	46.2%
Industrial	Warehouse / Distribution	5	$36,856,557	4.5%	1.81x	12.9%	62.8%	62.8%
	Manufacturing	4	18,627,049	2.3	1.81x	12.9%	62.8%	62.8%
	Warehouse / Manufacturing	1	13,655,738	1.7	1.81x	12.9%	62.8%	62.8%
	Warehouse	1	5,860,656	0.7	1.81x	12.9%	62.8%	62.8%
	Subtotal:	11	$75,000,000	9.3%	1.81x	12.9%	62.8%	62.8%
Hospitality	Extended Stay	3	$40,010,000	4.9%	1.49x	14.7%	63.4%	54.7%
	Limited Service	2	7,950,000	1.0	1.35x	13.8%	69.1%	62.7%
	Subtotal:	5	$47,960,000	5.9%	1.47x	14.5%	64.3%	56.0%
Self Storage	Self Storage	4	$35,400,000	4.4%	1.37x	9.4%	59.8%	59.8%
Manufactured Housing	Manufactured Housing	3	$9,900,000	1.2%	1.46x	11.8%	50.1%	49.3%
Total / Weighted Average:		101	$810,282,762	100.0%	1.75x	12.8%	56.6%	55.2%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 6, 9, 10, 12, 14, 17, 35 and 36, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan.
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 4 and 35, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BBCMS 2024-C26
Collateral Characteristics

Mortgaged Properties by Location(1)
				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date / ARD LTV(2)(4)
Texas	9	$151,257,410	18.7%	1.46x	11.3%	62.8%	60.8%
California	5	100,550,000	12.4%	2.64x	16.2%	46.7%	46.2%
Wisconsin	7	84,858,494	10.5%	1.54x	12.5%	60.0%	53.7%
Maryland	2	70,257,795	8.7%	1.98x	16.1%	41.4%	41.4%
New York	6	55,154,918	6.8%	1.31x	8.8%	66.4%	66.4%
Connecticut	8	53,250,000	6.6%	1.72x	12.5%	54.7%	54.4%
Georgia	5	50,165,255	6.2%	1.63x	11.7%	63.7%	63.7%
Illinois	5	37,733,544	4.7%	2.25x	15.2%	43.7%	43.7%
Nevada	1	22,597,521	2.8%	1.46x	11.0%	62.3%	62.3%
Michigan	4	22,073,071	2.7%	1.83x	14.9%	51.1%	47.2%
Virginia	3	19,303,689	2.4%	1.74x	12.5%	62.1%	62.1%
Ohio	5	17,529,974	2.2%	1.64x	12.3%	66.6%	66.6%
New Jersey	1	16,400,000	2.0%	1.63x	12.3%	53.9%	53.9%
Colorado	2	16,320,800	2.0%	1.77x	11.8%	55.4%	55.4%
Pennsylvania	4	15,882,062	2.0%	1.39x	11.7%	57.0%	53.2%
Florida	3	11,117,744	1.4%	1.71x	13.6%	57.2%	57.2%
Kansas	2	10,664,564	1.3%	1.35x	13.5%	63.5%	59.0%
Indiana	3	9,599,150	1.2%	1.81x	12.9%	62.4%	62.4%
Washington	1	8,100,000	1.0%	1.33x	9.3%	62.3%	62.3%
Tennessee	3	7,715,878	1.0%	1.81x	12.9%	62.7%	62.7%
New Mexico	3	7,462,274	0.9%	1.46x	10.6%	61.2%	61.2%
South Carolina	3	4,447,795	0.5%	1.46x	10.8%	57.4%	57.4%
Arkansas	1	4,250,000	0.5%	1.55x	12.7%	61.6%	61.6%
Oklahoma	3	3,802,103	0.5%	1.46x	10.9%	59.2%	59.2%
North Carolina	4	3,549,692	0.4%	1.50x	11.1%	56.1%	56.1%
Iowa	1	2,475,392	0.3%	1.46x	11.0%	62.3%	62.3%
Nebraska	1	2,300,000	0.3%	1.55x	14.1%	42.4%	38.7%
Louisiana	3	750,330	0.1%	1.78x	12.8%	55.4%	55.4%
Kentucky	1	334,231	0.0%	1.97x	13.8%	51.2%	51.2%
Mississippi	1	228,179	0.0%	1.97x	13.8%	51.2%	51.2%
Missouri	1	150,897	0.0%	1.97x	13.8%	51.2%	51.2%
Total / Weighted Average:	101	$810,282,762	100.0%	1.75x	12.8%	56.6%	55.2%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 6, 9, 10, 12, 14, 17, 35 and 36, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan.
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 4 and 35, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BBCMS 2024-C26
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
$2,100,000	-	$9,999,999	24	$154,393,626	19.1%	7.15224%	119	1.43x	11.4%	56.9%	53.6%
$10,000,000	-	$14,999,999	5	64,251,432	7.9%	7.03137%	119	1.43x	11.0%	58.6%	55.7%
$15,000,000	-	$19,999,999	6	101,532,704	12.5%	6.90092%	110	1.81x	13.7%	56.0%	54.9%
$20,000,000	-	$29,999,999	4	114,625,000	14.1%	6.87586%	118	1.74x	13.0%	56.3%	53.7%
$30,000,000	-	$39,999,999	3	101,730,000	12.6%	6.79545%	118	1.56x	11.4%	65.5%	65.5%
$40,000,000	-	$54,999,999	1	53,750,000	6.6%	7.13000%	120	1.21x	8.9%	64.7%	64.7%
$55,000,000	-	$75,000,000	3	220,000,000	27.2%	6.53884%	117	2.27x	15.5%	50.1%	50.1%
Total / Weighted Average:			46	$810,282,762	100.0%	6.85925%	117	1.75x	12.8%	56.6%	55.2%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
5.56000	-	5.99900	1	$75,000,000	9.3%	5.56000%	119	3.01x	17.5%	45.5%	45.5%
6.00000	-	6.49900	5	158,833,333	19.6%	6.38547%	118	1.90x	13.3%	56.7%	56.6%
6.50000	-	6.99900	15	229,859,678	28.4%	6.78140%	118	1.48x	10.7%	59.5%	58.0%
7.00000	-	7.49900	16	206,479,751	25.5%	7.17196%	115	1.50x	11.6%	60.5%	58.8%
7.50000	-	7.99900	6	119,350,000	14.7%	7.64965%	116	1.81x	15.3%	49.9%	47.4%
8.00000	-	8.61000	3	20,760,000	2.6%	8.38572%	119	1.37x	13.7%	63.4%	58.2%
Total / Weighted Average:			46	$810,282,762	100.0%	6.85925%	117	1.75x	12.8%	56.6%	55.2%

Original Term to Maturity or ARD in Months

				Weighted Average
Original Term to Maturity or ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
60	1	$15,000,000	1.9%	7.06000%	57	1.64x	12.1%	68.8%	68.8%
120	45	795,282,762	98.1%	6.85547%	118	1.76x	12.8%	56.4%	55.0%
Total / Weighted Average:	46	$810,282,762	100.0%	6.85925%	117	1.75x	12.8%	56.6%	55.2%

Remaining Term to Maturity or ARD in Months

						Weighted Average
Range of Remaining Term to Maturity or ARD in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
57	-	58	1	$15,000,000	1.9%	7.06000%	57	1.64x	12.1%	68.8%	68.8%
112	-	117	6	165,833,333	20.5%	7.08826%	115	1.98x	15.0%	46.6%	46.5%
118	-	120	39	629,449,429	77.7%	6.79413%	119	1.70x	12.3%	58.9%	57.2%
Total / Weighted Average:			46	$810,282,762	100.0%	6.85925%	117	1.75x	12.8%	56.6%	55.2%
(1)	In the case of Loan Nos. 1, 2, 3, 6, 9, 10, 12, 14, 17, 35 and 36, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 4 and 35, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Structural and Collateral Term Sheet	BBCMS 2024-C26
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	34	$670,502,333	82.7%	6.77510%	117	1.79x	12.6%	56.7%	56.7%
300	6	77,357,725	9.5%	7.16898%	119	1.36x	12.5%	59.0%	48.1%
360	6	62,422,704	7.7%	7.37932%	119	1.81x	15.6%	52.2%	47.8%
Total / Weighted Average:	46	$810,282,762	100.0%	6.85925%	117	1.75x	12.8%	56.6%	55.2%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	34	$670,502,333	82.7%	6.77510%	117	1.79x	12.6%	56.7%	56.7%
298 - 358	6	77,357,725	9.5%	7.16898%	119	1.36x	12.5%	59.0%	48.1%
359 - 360	6	62,422,704	7.7%	7.37932%	119	1.81x	15.6%	52.2%	47.8%
Total / Weighted Average:	46	$810,282,762	100.0%	6.85925%	117	1.75x	12.8%	56.6%	55.2%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	29	$641,502,333	79.2%	6.74653%	117	1.81x	12.7%	56.8%	56.8%
Amortizing Balloon	8	79,970,429	9.9%	7.19798%	119	1.38x	12.2%	55.7%	46.5%
Interest Only, Amortizing Balloon	4	59,810,000	7.4%	7.34973%	119	1.80x	16.0%	56.3%	50.0%
Interest Only - ARD	5	29,000,000	3.6%	7.40700%	120	1.52x	11.4%	56.0%	56.0%
Total / Weighted Average:	46	$810,282,762	100.0%	6.85925%	117	1.75x	12.8%	56.6%	55.2%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1.21x	-	1.29x	9	$149,232,725	18.4%	6.89613%	119	1.24x	9.5%	62.6%	58.6%
1.30x	-	1.49x	17	178,724,000	22.1%	7.10315%	119	1.39x	10.5%	61.4%	60.8%
1.50x	-	1.89x	12	226,075,000	27.9%	6.85710%	115	1.70x	12.8%	60.2%	58.8%
1.90x	-	1.99x	5	134,751,037	16.6%	7.39587%	116	1.95x	15.6%	49.7%	49.0%
2.00x	-	3.01x	3	121,500,000	15.0%	5.86405%	118	2.80x	17.4%	43.2%	43.0%
Total / Weighted Average:			46	$810,282,762	100.0%	6.85925%	117	1.75x	12.8%	56.6%	55.2%
(1)	In the case of Loan Nos. 1, 2, 3, 6, 9, 10, 12, 14, 17, 35 and 36, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 4 and 35, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Structural and Collateral Term Sheet	BBCMS 2024-C26
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)(4)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
37.9%	-	49.9%	8	$226,687,704	28.0%	6.60416%	117	2.39x	16.5%	42.7%	42.2%
50.0%	-	54.9%	8	67,811,958	8.4%	7.03215%	119	1.58x	12.0%	53.6%	50.9%
55.0%	-	59.9%	9	89,473,100	11.0%	6.99095%	119	1.31x	10.3%	58.0%	53.4%
60.0%	-	64.9%	15	320,530,000	39.6%	6.93181%	119	1.53x	11.5%	63.1%	62.0%
65.0%	-	69.8%	6	105,780,000	13.1%	6.96383%	111	1.56x	11.6%	67.3%	66.8%
Total / Weighted Average:			46	$810,282,762	100.0%	6.85925%	117	1.75x	12.8%	56.6%	55.2%

LTV Ratios as of the Maturity Date/ARD(1)(3)(4)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
37.9%	-	49.9%	13	$274,545,429	33.9%	6.66361%	117	2.19x	15.5%	45.1%	42.7%
50.0%	-	59.9%	14	149,437,333	18.4%	7.22035%	119	1.51x	12.1%	58.0%	55.3%
60.0%	-	63.5%	11	198,595,000	24.5%	6.76973%	119	1.61x	11.8%	62.6%	62.4%
63.6%	-	69.8%	8	187,705,000	23.2%	6.95264%	114	1.47x	10.6%	65.9%	65.9%
Total / Weighted Average:			46	$810,282,762	100.0%	6.85925%	117	1.75x	12.8%	56.6%	55.2%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Defeasance	27	$520,691,704	64.3%	7.05511%	117	1.68x	12.8%	57.5%	56.5%
Yield Maintenance	12	178,257,725	22.0%	6.76168%	118	1.48x	11.2%	58.8%	55.7%
Defeasance or Yield Maintenance	7	111,333,333	13.7%	6.09945%	119	2.55x	15.7%	48.6%	48.6%
Total / Weighted Average:	46	$810,282,762	100.0%	6.85925%	117	1.75x	12.8%	56.6%	55.2%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Refinance	36	$584,694,429	72.2%	7.05028%	117	1.62x	12.5%	56.4%	54.5%
Recapitalization	5	97,833,333	12.1%	5.87102%	119	2.69x	16.2%	47.7%	47.7%
Acquisition	4	97,755,000	12.1%	6.87729%	119	1.79x	12.9%	62.7%	62.7%
Refinance/Recapitalization	1	30,000,000	3.7%	6.30000%	120	1.25x	8.0%	69.8%	69.8%
Total / Weighted Average:	46	$810,282,762	100.0%	6.85925%	117	1.75x	12.8%	56.6%	55.2%
(1)	In the case of Loan Nos. 1, 2, 3, 6, 9, 10, 12, 14, 17, 35 and 36, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 4 and 35, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Structural and Collateral Term Sheet	BBCMS 2024-C26
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
3	SGFC, GACC	Arundel Mills and Marketplace	Hanover, MD	Retail	$70,000,000	8.6%	MSBAM 2014-C15, MSBAM 2014-C16, JPMBB 2014-C19
4	AREF2	The Riley	Richardson, TX	Multifamily	$53,750,000	6.6%	BRSP 2021-FL1
8.01	Barclays	Residence Inn Laredo	Laredo, TX	Hospitality	$17,420,687	2.1%	BMARK 2019-B10
8.02	Barclays	Homewood Suites Brownsville	Brownsville, TX	Hospitality	$12,079,313	1.5%	BMARK 2019-B10
16	AREF2	Burlington Center	Ann Arbor, MI	Office	$15,287,704	1.9%	GSMS 2014-GC20
20	BMO	Broadway Market Center	Tyler, TX	Retail	$13,369,000	1.6%	GSMS 2014-GC22
27	BSPRT	Bartonsville Plaza	Stroudsburg, PA	Retail	$8,875,000	1.1%	COMM 2014-LC15
29	SGFC	Rancho Niguel MOB	Laguna Niguel, CA	Office	$8,500,000	1.0%	WFRBS 2014-C19
34	LMF	Richmond Valley Plaza	Staten Island, NY	Retail	$7,350,000	0.9%	COMM 2014-CR18
36	LMF	Medlock Crossing	Duluth, GA	Retail	$7,000,000	0.9%	LBUBS 2005-C3
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Structural and Collateral Term Sheet	BBCMS 2024-C26
Class A-2(1)
No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date/ARD LTV
17	Euclid Apartments	Euclid, OH	$15,000,000	1.9%	$15,000,000	100.0%	60	57	1.64x	12.1%	68.8%	68.8%
Total / Weighted Average:			$15,000,000	1.9%	$15,000,000	100.0%	60	57	1.64x	12.1%	68.8%	68.8%
(1)	The table above presents the mortgage loan whose balloon payment would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Structural and Collateral Term Sheet	BBCMS 2024-C26
Structural Overview
■ Assets:	The Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class S and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class S and Class R Certificates) will accrue interest on a 30/360 basis. The Class S and Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class S and Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class D Certificates for the related Distribution Date.

The Class S Certificates will not have a pass-through rate. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holders of the Class S Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Principal Balance Certificates will be distributed:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero and sixth to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Structural and Collateral Term Sheet	BBCMS 2024-C26
Structural Overview

Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Principal Balance Certificates will be distributed to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B and Class X-D Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates, and the notional amount of the Class X-D Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D Certificates.

The Class S Certificates will have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal. The Class S Certificates will be entitled to distributions of excess interest collected on the mortgage loan with an anticipated repayment date solely to the extent received from the related borrower and will represent beneficial ownership of the grantor trust, as further described in “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E-RR Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such yield maintenance premium charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all the Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C Certificates as described above, (4) to the Class X-D Certificates as long as they have not been reduced to zero, any remaining portion of such yield maintenance charges or prepayment premiums not distributed as described pursuant to clauses (1) through (3) and (5) after the Certificate Balances or Notional Amounts, as applicable, of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D and Class E-RR certificates have been reduced to zero, to each of the Class F-RR, Class G-RR and Class H-RR certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

No yield maintenance charges or prepayment premiums will be distributed to the Class S or Class R Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Structural and Collateral Term Sheet	BBCMS 2024-C26
Structural Overview
■ Realized Losses:

On each Distribution Date, the losses on the mortgage loans will be allocated first to the Class H-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B and Class X-D Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B and Class X-D Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) in order of relative subordination until their principal balances have been reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans (if any), pro rata, based on their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class S and Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property and (b) the amount of any escrows, letters of credit and reserves; over the sum as of the due date in the month of the date of determination of (a) to the extent not previously advanced, unpaid interest at the mortgage rate, (b) all P&I Advances on the Mortgage Loan and all servicing advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds and interest on those advances, and (c) all due and unpaid real estate taxes, insurance premiums, ground rents, unpaid special servicing fees and other amounts due and unpaid.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, any Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class H-RR Certificates for certain purposes, including certain voting rights and the determination of the Controlling Class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class H-RR Certificates; second, to the Class G-RR Certificates; third, to the Class F-RR Certificates; fourth, to the Class E-RR Certificates, fifth to the Class D Certificates; sixth to the Class C Certificates; seventh, to the Class B Certificates;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

eighth, to the Class A-S Certificates; and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount will be notionally allocated pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain servicing advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. With respect to any Non-Serviced Whole Loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such Non-Serviced Whole Loan.
■ Whole Loans:	Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.
■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan) if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and a sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell (with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Par Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Par Purchase Price, the Special Servicer may purchase the defaulted loan at the Par Purchase Price or accept the first

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related mortgaged property and the state of the local economy for such defaulted loan, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or related mezzanine loan, or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (unless (i) the offer is equal to or greater than the Par Purchase Price and (ii) the offer is the highest offer received) (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties, and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Par Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing), other than with respect to any Excluded Loan, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such higher offer would be in the best interests of the certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, and taking into account the pari passu nature of any related Companion Loan, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or grantor trust or cause any REMIC of the trust fund to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan included in the BBCMS 2024-C26 Trust and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Class G-RR and Class H-RR Certificates.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to the Servicing Shift Mortgage Loan, the Loan-Specific Directing Certificateholder and (ii) with respect to each mortgage loan (other than the Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan or any Servicing Shift Whole Loans), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” means a mortgage loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) with respect to which, as of any date of determination, with respect to the Directing Certificateholder (except for purposes of determining whether the Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) or the holder of the majority of the controlling class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable.

■ Directing Certificateholder:	RREF V-D AIV RR H, LLC or an affiliate is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Servicing Shift Mortgage Loan and any Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class H-RR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur with respect to any mortgage loan when (i) the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the senior most Class of Control Eligible Certificates is the majority Controlling Class

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class G-RR Certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans; and provided, further, that prior to the applicable servicing shift date, no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan.

The “Cumulative Appraisal Reduction Amount” as of any date of determination, with respect to any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview
■ Consultation Termination Event:

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts or (ii) a holder of the Class G-RR Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans; provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all certificateholders.

■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E-RR, Class F-RR, Class G-RR and Class H-RR Certificates in the aggregate (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.
■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, and will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Park Bridge Lender Services LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●                reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●               reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●                 recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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●                preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●                 to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●                to consult (on a non-binding basis) with the Special Servicer to the extent it has received a Major Decision Reporting Package with respect to Major Decisions processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding at least 75% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause the Rating

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Structural and Collateral Term Sheet	BBCMS 2024-C26
Structural Overview

Agencies to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of the Rating Agencies has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, the Third-Party Purchaser, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period are Delinquent Loans (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review (as defined in the Preliminary Prospectus) within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Structural and Collateral Term Sheet	BBCMS 2024-C26
Structural Overview

Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the Voting Rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer (as defined in the Preliminary Prospectus), and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning Special Servicer will be required to use commercially reasonable efforts to select the Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event, upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related securities, the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Structural and Collateral Term Sheet	BBCMS 2024-C26
Structural Overview

Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2024-C26 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.
■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Structural and Collateral Term Sheet	BBCMS 2024-C26
Structural Overview

Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2024-C26

With a copy to: trustadministrationgroup@computershare.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% (or, for the Westwood Gateway II Mortgage Loan, not to exceed 0.50%) of payments (other than penalty charges and excess interest) of principal and interest on the respective mortgage loan for so long as it remains a corrected loan. After receipt by the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Structural and Collateral Term Sheet	BBCMS 2024-C26
Structural Overview

Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each (i) specially serviced mortgage loan or REO property (and each related Serviced Companion Loan) for which the special servicer obtains (a) a full, partial or discounted payoff, or (b) any liquidation proceeds or insurance and condemnation proceeds, or (ii) Loss of Value Payment (as defined in the Preliminary Prospectus) or Purchase Price (as defined in the Preliminary Prospectus). The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% (or, for the Westwood Gateway II Mortgage Loan, 0.50%) of the liquidation proceeds (exclusive of default interest); provided, however, that if such Liquidation Fee would be less than $25,000 the Liquidation Fee will be equal to $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer upon the purchase of any Specially Serviced Loan or an REO property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan (as defined in the Preliminary Prospectus).

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■                special notices,

■                summaries of any final asset status reports,

■                appraisals in connection with Appraisal Reduction Events (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

■                an “Investor Q&A Forum,”

■                a voluntary investor registry, and

■                SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 1 – Phoenix Industrial Portfolio XI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 1 – Phoenix Industrial Portfolio XI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 1 – Phoenix Industrial Portfolio XI
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$75,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$75,000,000	Property Type – Subtype:	Industrial – Various
% of IPB:	9.3%	Net Rentable Area (SF):	3,989,146
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Phoenix Investors	Occupancy:	92.2%
Interest Rate:	6.43300%	Occupancy Date:	3/6/2024
Note Date:	3/28/2024	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	4/6/2034	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	Most Recent NOI (As of)(5)(6):	$9,197,339 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	88.7%
Amortization Type:	Interest Only	UW Revenues:	$15,608,364
Call Protection(3):	L(25),D(89),O(6)	UW Expenses:	$3,850,590
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$11,757,775
Additional Debt(1):	Yes	UW NCF:	$10,829,571
Additional Debt Balance(1):	$16,500,000	Appraised Value / Per SF:	$145,775,000 / $37
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$23
Taxes:	$89,593	$55,996	N/A	Maturity Date Loan / SF:	$23
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.8%
Replacement Reserves:	$0	$33,243	$797,829	Maturity Date LTV:	62.8%
TI / LC:	$1,000,000	$49,864	$1,500,000	UW NCF DSCR:	1.81x
Immediate Repairs:	$1,016,418	$0	N/A	UW NOI Debt Yield:	12.9%
Other:	$995,955	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$91,500,000	100.0%	Loan Payoff	$75,659,721	82.7%
			Return of Equity	11,268,183	12.3
			Upfront Reserves	3,101,966	3.4
			Closing Costs	1,470,130	1.6
Total Sources	$91,500,000	100.0%	Total Uses	$91,500,000	100.0%
(1)	The Phoenix Industrial Portfolio XI Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $91.5 million (the “Phoenix Industrial Portfolio XI Whole Loan”). The Financial Information in the chart above reflects the Phoenix Industrial Portfolio XI Whole Loan.
(2)	See “The Borrowers” below for more information.
(3)	Defeasance of the Phoenix Industrial Portfolio XI Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2024-C26 securitization trust in May 2024. The actual defeasance lockout period may be longer.
(4)	4th Most Recent NOI, 3rd Most Recent NOI and 2nd Most Recent NOI are unavailable as the borrower sponsor acquired the Phoenix Industrial Portfolio XI Properties (as defined below) between 2020 and 2023.
(5)	The Most Recent NOI represents the trailing three months ending December 2023 for the Smithville, TN, Sevierville, TN and Binghamton, NY properties and the trailing 12 months ending December 2023 for the remaining properties.
(6)	The increase from the Most Recent NOI to UW NOI is primarily attributable to (i) new leasing totaling an additional approximately $1.0 million in base rent, (ii) approximately $286,283 in rent steps through May 2025 and (iii) an additional approximately $1.4 million in reimbursements.
(7)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 1 – Phoenix Industrial Portfolio XI

The Loan. The Phoenix Industrial Portfolio XI mortgage loan (the “Phoenix Industrial Portfolio XI Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interest in a 3,989,146 square foot portfolio of 11 industrial properties located in Georgia, Illinois, Indiana, Michigan, New York, Tennessee, Texas and Virginia (each, a “Phoenix Industrial Portfolio XI Property”, and collectively, the “Phoenix Industrial Portfolio XI Properties”). The Phoenix Industrial Portfolio XI Whole Loan consists of four pari passu notes and accrues interest at a rate of 6.43300% per annum. The Phoenix Industrial Portfolio XI Whole Loan has a 10-year term, is interest only for the entire term and accrues interest on an Actual/360 basis. The Phoenix Industrial Portfolio XI Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-2, with an aggregate principal balance as of the Cut-off Date of $75,000,000. The remaining notes are currently held by UBS AG and are expected to be contributed to one or more future securitization trust(s). The Phoenix Industrial Portfolio XI Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-C26 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	BBCMS 2024-C26	Yes
A-2	$25,000,000	$25,000,000	BBCMS 2024-C26	No
A-3(1)	$10,000,000	$10,000,000	UBS AG	No
A-4(1)	$6,500,000	$6,500,000	UBS AG	No
Whole Loan	$91,500,000	$91,500,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Properties. The Phoenix Industrial Portfolio XI Whole Loan is secured by 11 industrial properties totaling 3,989,146 square feet located in Virginia (two properties, 21.7% of NRA), Texas (one property, 17.6% of NRA), Georgia (one property, 16.1% of NRA), Tennessee (two properties, 11.6% of NRA), Michigan (two properties, 11.3% of NRA), Illinois (one property, 8.2% of NRA), Indiana (one property, 7.2% of NRA) and New York (one property, 6.3% of NRA). The borrower sponsor acquired the Phoenix Industrial Portfolio XI Properties between 2020 and 2023 for an aggregate purchase price of $52.2 million. Since acquisition, the borrower sponsor has invested approximately $12.8 million in capital improvements and approximately $12.7 million in soft costs resulting in a total cost basis of approximately $77.6 million at the Phoenix Industrial Portfolio XI Properties. The Phoenix Industrial Portfolio XI Properties had an overall occupancy at acquisition of approximately 37.7%, with four of the 11 Phoenix Industrial Portfolio XI Properties vacant when acquired. The Phoenix Industrial Portfolio XI Properties were 92.2% occupied by 21 tenants as of March 6, 2024.

The following table presents certain information relating to the Phoenix Industrial Portfolio XI Properties:

Portfolio Summary
Property	Subtype	Net Rentable Area (SF)(1)	Year Built/ Renovated(2)	% UW NOI(1)	Allocated Loan Amount “ALA”	% of ALA	“As-Is” Appraised Value(2)	% Office(2)	Clear Heights (ft.)(2)	Dock Doors(2)	Drive-In Doors(2)
Longview, TX	Warehouse/Distribution	702,250	1964 / 2017	28.9%	$20,130,000	22.0%	$30,975,000	4.0%	24’ - 50’	36	10
Lynchburg, VA	Warehouse/Manufacturing	618,732	1970 / NAP	20.5	16,660,000	18.2	25,500,000	7.0%	14’ - 57’6"	32	8
Alto, GA	Warehouse/Distribution	640,970	1967, 1968, 1976 / 1980, 2022	14.1	16,380,000	17.9	25,200,000	1.2%	13’ - 40’	14	8
Kendallville, IN	Manufacturing	289,003	1978 / 2016	7.9	11,350,000	12.4	17,900,000	9.8%	14’ - 22’	13	9
Rockford, IL	Warehouse	327,978	1969 / 2020	5.3	7,150,000	7.8	15,600,000	10.0%	18’ - 28’	12	9
Smithville, TN	Manufacturing	288,313	1979 / NAP	5.8	5,915,000	6.5	9,100,000	10.0%	28’	14	4
Sevierville, TN	Manufacturing	173,300	1989 / NAP	3.5	3,380,000	3.7	5,200,000	10.0%	30’	3	3
Kenbridge, VA	Warehouse/Distribution	248,600	1960 / 2011	4.1	3,352,500	3.7	5,200,000	2.6%	14’ - 26’	33	0
Owosso, MI - Aiken St	Warehouse/Distribution	250,000	1939 / 2012	4.6	2,795,000	3.1	4,350,000	5.0%	14’ - 18’	4	2
Owosso, MI - Universal Dr	Warehouse/Distribution	200,000	1950 / 1991	3.1	2,307,500	2.5	3,550,000	5.0%	16’	1	9
Binghamton, NY	Manufacturing	250,000	1919 / NAP	2.3	2,080,000	2.3	3,200,000	10.0%	14’ - 30’	2	9
Total		3,989,146		100.0%	$91,500,000	100.0%	$145,775,000			164	71
(1)	Based on the underwritten rent rolls dated March 6, 2024.
(2)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 1 – Phoenix Industrial Portfolio XI

Environmental. According to the Phase I environmental reports dated between February 22, 2024 and March 15, 2024, there was evidence of recognized environmental conditions at the Lynchburg, VA, Kenbridge, VA and Owosso, MI Universal Dr properties. The borrowers have obtained an appropriate environmental impairment liability insurance policy effective as of March 28, 2024 that includes (1) a policy period that extends three years beyond the Phoenix Industrial Portfolio XI Whole Loan term; (2) identifies all 11 Phoenix Industrial Portfolio XI Properties as covered locations; (3) names the lender as an additional named insured, with its successors, assigns and/or affiliates and (4) includes acceptable per-incident and aggregate limits of liability and deductible.

The following table presents certain information relating to the historical and current occupancy of the Phoenix Industrial Portfolio XI Properties:

Historical and Current Occupancy(1)
2021	2022	2023(2)	Current(3)
NAV	NAV	87.3%	92.2%
(1)	The borrower sponsor acquired the Phoenix Industrial Portfolio XI Properties between 2020 and 2023. As such, historical occupancy is unavailable.
(2)	As of December 31, 2023.
(3)	Current occupancy is based on the underwritten rent rolls as of March 6, 2024.

The following table presents certain information relating to the largest tenants by underwritten base rent at the Phoenix Industrial Portfolio XI Properties:

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Tenneco	Various(4)	Caa1/B/CCC+	461,613	11.6%	$2.57	$1,186,225	9.3%	Various(4)
Phoenix Logistics Texas Longview	Longview, TX	NR/NR/NR	230,856	5.8	$5.04	1,163,347	9.1	3/31/2034
Westlake Longview Corporation	Longview, TX	NR/NR/NR	225,876	5.7	$4.89	1,105,103	8.7	6/30/2028
Southern Plastics	Longview, TX	NR/NR/NR	201,347	5.0	$5.04	1,014,643	8.0	9/30/2027
Graphic Packaging	Kendallville, IN	NR/NR/NR	214,180	5.4	$4.70	1,006,506	7.9	Various(5)
Total Major Tenants			1,333,872	33.4%	$4.11	$5,475,824	43.0%
Other Tenants			2,343,649	58.8%	$3.10	$7,270,845	57.0%
Occupied Collateral Total / Wtd. Avg.			3,677,521	92.2%	$3.47	$12,746,668	100.0%
Vacant Space			311,625	7.8%
Collateral Total			3,989,146	100.0%

(1)	Based on the underwritten rent rolls dated March 6, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $286,283 of contractual rent steps through May 2025.
(4)	Tenneco leases 288,313 square feet at the Smithville, TN property expiring on September 10, 2030, and 173,300 square feet at the Sevierville, TN property expiring on September 10, 2028.
(5)	Graphic Packaging leases 159,466 square feet at the Kendallville, IN property expiring on August 31, 2033, and 54,714 square feet at the Kendallville, IN property on a month-to-month basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 1 – Phoenix Industrial Portfolio XI

The following table presents certain information relating to the tenant lease expirations of the Phoenix Industrial Portfolio XI Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	311,625	7.8%	NAP	NA	P	311,625	7.8%	NAP	NAP
2024 & MTM	8	663,845	16.6	$2,239,881	17.6%		975,470	24.5%	$2,239,881	17.6%
2025	2	183,540	4.6	525,737	4.1		1,159,010	29.1%	$2,765,618	21.7%
2026	4	814,108	20.4	1,766,439	13.9		1,973,118	49.5%	$4,532,057	35.6%
2027	2	267,884	6.7	1,332,690	10.5		2,241,002	56.2%	$5,864,747	46.0%
2028	3	443,347	11.1	1,806,664	14.2		2,684,349	67.3%	$7,671,411	60.2%
2029	1	208,494	5.2	971,061	7.6		2,892,843	72.5%	$8,642,471	67.8%
2030	3	504,820	12.7	1,546,341	12.1		3,397,663	85.2%	$10,188,812	79.9%
2031	0	0	0.0	0	0.0		3,397,663	85.2%	$10,188,812	79.9%
2032	0	0	0.0	0	0.0		3,397,663	85.2%	$10,188,812	79.9%
2033	3	360,627	9.0	1,394,509	10.9		3,758,290	94.2%	$11,583,321	90.9%
2034	1	230,856	5.8	1,163,347	9.1		3,989,146	100.0%	$12,746,668	100.0%
2035 & Beyond	0	0	0.0	0	0.0		3,989,146	100.0%	$12,746,668	100.0%
Total	27	3,989,146	100.0%	$12,746,668	100.0%
(1)	Based on the underwritten rent rolls dated March 6, 2024, inclusive of rent steps through May 2025 totaling $286,283.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and are not considered in this Lease Rollover Schedule.

The following table presents certain information relating to the operating history and underwritten cash flows of the Phoenix Industrial Portfolio XI Properties:

Operating History and Underwritten Net Cash Flow
	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$10,026,106	$12,460,385	$3.12	70.8%
Rent Steps(4)	0	286,283	0.07	1.6
Vacant Income	0	1,191,631	0.30	6.8
Gross Potential Rent	$10,026,106	$13,938,299	$3.49	79.2%
Total Reimbursements	2,219,477	3,590,069	0.90	20.4
Total Other Income	27,393	67,212	0.02	0.4
Net Rental Income	$12,272,976	$17,595,580	$4.41	100.0%
(Vacancy/Credit Loss)	0	(1,987,216)	(0.50)	(11.3)
Effective Gross Income	$12,272,976	$15,608,364	$3.91	88.7%
Total Expenses	3,075,637	3,850,590	0.97	24.7
Net Operating Income(5)	$9,197,339	$11,757,775	$2.95	75.3%
Total TI / LC, Capex/RR	0	928,203	0.23	5.9
Net Cash Flow	$9,197,339	$10,829,571	$2.71	69.4%
(1)	TTM represents the trailing three months ending December 2023 for the Smithville, TN, Sevierville, TN and Binghamton, NY properties and the trailing 12 months ending December 2023 for the remaining properties.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Base Rent is based on the underwritten rent rolls dated March 6, 2024.
(4)	Rent Steps totaling $286,283 are taken through May 2025.
(5)	The increase from the TTM Net Operating Income to Underwritten Net Operating Income is primarily attributable to (i) new leasing totaling an additional approximately $1.0 million in base rent, (ii) approximately $286,283 in rent steps through May 2025 and (iii) an additional approximately $1.4 million in reimbursements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 1 – Phoenix Industrial Portfolio XI

The Market. The Phoenix Industrial Portfolio XI Properties are located in Texas (22.0% of ALA), Virginia (21.9% of ALA), Georgia (17.9% of ALA), Indiana (12.4% of ALA), Tennessee (10.2% of ALA), Illinois (7.8% of ALA), Michigan (5.6% of ALA) and New York (2.3% of ALA).

The following table presents certain market information with respect to the Phoenix Industrial Portfolio XI Properties:

Market Overview(1)
Property	Year Built / Renovated	Net Rentable Area (SF)(2)	Submarket	Property Vacancy(2)	Submarket Vacancy	Appraisal Concluded Vacancy	Submarket Inventory (SF)	UW Base Rent PSF(2)(3)	Submarket Rent PSF
Longview, TX(4)	1964 / 2017	702,250	Longview	0.0%	8.3%	7.0%	16,542,260	$5.04	$6.49
Lynchburg, VA(4)	1970 / NAP	618,732	Lynchburg	14.3%	9.6%	7.0%	19,150,712	$4.68	$7.19
Alto, GA	1967, 1968, 1976 / 1980, 2022	640,970	NAV	10.1%	NAV	5.0%	NAV	$3.23	NAV
Kendallville, IN(4)	1978 / 2016	289,003	Kendallville	25.9%	3.6%	0.0%	7,374,190	$4.70	$4.63
Rockford, IL	1969 / 2020	327,978	I-39 Cor/Winnebago CY	25.5%	9.3%	6.0%	38,704,343	$3.43	$5.41
Smithville, TN	1979 / NAP	288,313	NAV	0.0%	NAV	5.0%	NAV	$2.57	NAV
Sevierville, TN(4)	1989 / NAP	173,300	Sevierville	0.0%	1.4%	0.0%	2,790,446	$2.56	$10.38
Kenbridge, VA	1960 / 2011	248,600	NAV	0.0%	NAV	5.0%	NAV	$2.15	NAV
Owosso, MI - Aiken St(4)	1939 / 2012	250,000	Owosso	0.0%	3.1%	0.0%	3,848,785	$2.40	$7.30
Owosso, MI - Universal Dr(4)	1950 / 1991	200,000	Owosso	0.0%	3.1%	0.0%	3,848,785	$2.01	$7.30
Binghamton, NY	1919 / NAP	250,000	Broome County	0.0%	2.9%	0.0%	21,119,475	$1.18	$7.81
Total/Wtd. Avg.		3,989,146		7.8%	6.5%	4.3%	113,378,996	$3.47	$6.81
(1)	Source: Third-party market research reports.
(2)	Based on the underwritten rent rolls dated March 6, 2024.
(3)	UW Base Rent PSF excludes underwritten vacant space and is inclusive of approximately $286,283 of contractual rent steps through May 2025.
(4)	No submarket data for the Longview, TX, Lynchburg, VA, Kendallville, IN, Sevierville, TN, Owosso, MI - Aiken St and Owosso, MI - Universal Dr properties was available. Market information is presented in the table above.

The following table presents certain demographic information with respect to the Phoenix Industrial Portfolio XI Properties:

Demographics Overview
Property	Net Rentable Area (SF)(1)	ALA	% of ALA	UW NOI	% of UW NOI	Estimated 2024 Population (5-mile Radius)(2)	Estimated 2024 Average Household Income (5-mile Radius)(2)
Longview, TX	702,250	$20,130,000	22.0%	$3,397,195	28.9%	79,061	$76,570
Lynchburg, VA	618,732	16,660,000	18.2	2,406,822	20.5	90,213	79,664
Alto, GA	640,970	16,380,000	17.9	1,663,645	14.1	18,165	75,955
Kendallville, IN	289,003	11,350,000	12.4	926,082	7.9	16,513	85,243
Rockford, IL	327,978	7,150,000	7.8	620,676	5.3	124,470	76,917
Smithville, TN	288,313	5,915,000	6.5	679,147	5.8	10,150	63,513
Sevierville, TN	173,300	3,380,000	3.7	406,157	3.5	31,313	71,910
Kenbridge, VA	248,600	3,352,500	3.7	485,167	4.1	4,795	66,228
Owosso, MI - Aiken St	250,000	2,795,000	3.1	543,358	4.6	27,664	62,485
Owosso, MI - Universal Dr	200,000	2,307,500	2.5	360,095	3.1	27,662	62,845
Binghamton, NY	250,000	2,080,000	2.3	269,431	2.3	83,193	78,083
Total/Wtd. Avg.	3,989,146	$91,500,000	100.0%	$11,757,775	100.0%	52,986	$74,341
(1)	Based on the underwritten rent rolls dated March 6, 2024.
(2)	Information obtained from third-party market research reports.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 1 – Phoenix Industrial Portfolio XI

The Borrowers. The borrowers are Phoenix Alto Industrial Investors LLC, Phoenix Longview Industrial Investors LLC, Phoenix Lynchburg Industrial Investors LLC, Phoenix Rockford II Industrial Investors LLC, Phoenix Kendallville Industrial Investors LLC, Phoenix Kenbridge Industrial Investors LLC, Phoenix Owosso Industrial Investors LLC, Phoenix Smithville Industrial Investors LLC, Phoenix Sevierville Industrial Investors LLC and Phoenix Binghamton Industrial Investors LLC, each a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Phoenix Industrial Portfolio XI Whole Loan.

The Borrower Sponsor. The borrower sponsor is Phoenix Investors, which is the affiliated management company for the guarantor’s investments. Phoenix Investors is a national commercial real estate firm based in Milwaukee, Wisconsin that redevelops former manufacturing facilities throughout the United States. Phoenix Investors’ affiliated companies hold interests in approximately 76 million square feet of industrial, retail, office and single tenant net-leased properties across 29 states. Phoenix Investors engages in the renovation and repositioning of large, former single tenant industrial facilities throughout the United States that were previously owned by corporate entities, real estate investment trusts or financial institutions. The non-recourse carveout guarantor of the Phoenix Industrial Portfolio XI Whole Loan is Phoenix Fund Symbol LLC.

Property Management. The Phoenix Industrial Portfolio XI Properties are managed by the borrower sponsor.

Escrows and Reserves. At origination, the borrowers deposited (i) approximately $89,593 for real estate taxes, (ii) $1,000,000 for tenant improvements and leasing commissions, (iii) approximately $995,955 for unfunded obligations with respect to the Harco Fittings LLC lease ($886,007.85), the HODIE Meats, Inc. lease ($100,000) and the Westlake Longview Corporation lease ($9,947.42) and (iv) approximately $1,016,418 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount which would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $55,996 a month).

Insurance Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount which would be sufficient to pay insurance premiums for the renewal of coverages; provided, such monthly deposits will be waived so long as the borrowers maintain a blanket insurance policy acceptable to the lender.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit approximately $33,243 for replacement reserves subject to a cap of approximately $797,829.

Rollover Reserve – On a monthly basis, the borrowers are required to deposit approximately $49,864 for rollover reserves subject to a cap of $1,500,000. If at any time the balance of the reserve falls below $250,000, the borrowers are required to deposit approximately $49,864 for rollover reserves until such time as the reserve is restored to a cap of $1,500,000.

Lockbox / Cash Management. The Phoenix Industrial Portfolio XI Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Rents from the Phoenix Industrial Portfolio XI Properties are required to be deposited directly into the lockbox account or, if received by the borrowers or the property manager, deposited within three business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Phoenix Industrial Portfolio XI Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Phoenix Industrial Portfolio XI Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 1 – Phoenix Industrial Portfolio XI

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Phoenix Industrial Portfolio XI Whole Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantor, the key principal or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.35x, (iv) the indictment for fraud or misappropriation of funds by any of the borrowers, the guarantor, the key principal or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to any of the Phoenix Industrial Portfolio XI Properties), or any director or officer of the aforementioned parties or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the borrowers, the guarantor or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the borrowers’, the guarantor’s, the key principal’s or the property manager’s monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.35x for two consecutive calendar quarters, (d) with respect to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Phoenix Industrial Portfolio XI Whole Loan documents or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Phoenix Industrial Portfolio XI Whole Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantor, the key principal or the property manager or (iii) the trailing 12-month period debt service coverage ratio falling below 1.30x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, as to an involuntary filing, the filing being discharged, stayed or dismissed within 45 days for any of the borrowers, the guarantor or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the borrowers’, the guarantor’s, the key principal’s or the property manager’s monetary obligations or (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.35x for two consecutive calendar quarters.

A “Material Tenant” means any tenant at the Phoenix Industrial Portfolio XI Properties that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the Phoenix Industrial Portfolio XI Properties or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the Phoenix Industrial Portfolio XI Properties.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate, cancel, or not to extend or renew its lease, (ii) on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrowers of its election to extend or renew its lease, if such Material Tenant does not give notice, (iii) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (iv) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (v) a Material Tenant lease being terminated in whole or (vi) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the applicable property or a portion thereof constituting no less than 20% of the total net rentable square footage at the applicable property (other than temporary cessation of operations in connection with remodeling, renovation or restoration of its leased premises), and expiring upon (a) with respect to clause (i) above, the date that (1) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (2) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio XI Whole Loan documents or (3) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (ii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio XI Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (c) with respect to clause (iii) above, a cure of the applicable event of default, (d) with respect to clause (iv) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (v) above, all or substantially all of the applicable Material Tenant space being leased to a replacement tenant or (f) with respect to clause (vi) above, the Material Tenant re-commencing its normal business operations at the applicable property or a portion thereof constituting more than 20% of the total net rentable square footage at the applicable property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 1 – Phoenix Industrial Portfolio XI

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. The borrowers are permitted a one-time right to incur a future mezzanine loan, subject to the satisfaction of the requirements set forth in the Phoenix Industrial Portfolio XI Whole Loan documents, including, without limitation: (i) no event of default under the Phoenix Industrial Portfolio XI Whole Loan documents is continuing; (ii) the aggregate loan-to-value ratio based on the Phoenix Industrial Portfolio XI Whole Loan and the mezzanine loan is no greater than 65.0%; (iii) the actual combined debt service coverage ratio based on the Phoenix Industrial Portfolio XI Whole Loan and the mezzanine loan is no less than 1.82x; (iv) the actual combined net cash flow debt yield based on the Phoenix Industrial Portfolio XI Whole Loan and the mezzanine loan is no less than 11.9%; (v) the execution of an intercreditor agreement acceptable to the lender and satisfactory to the rating agencies; and (vi) receipt of a rating agency confirmation.

Partial Release. The borrowers may release an individual Phoenix Industrial Portfolio XI Property subject to satisfaction of conditions set forth in the Phoenix Industrial Portfolio XI Whole Loan documents, including, without limitation: (i) no event of default exists under the Phoenix Industrial Portfolio XI Whole Loan; (ii) the borrowers deliver defeasance collateral in an amount equal to 115% of the allocated loan amount for such individual Phoenix Industrial Portfolio XI Property; (iii) after giving effect to such release, the loan-to-value ratio for the remaining Phoenix Industrial Portfolio XI Properties following the release does not exceed the lesser of (a) the loan-to-value ratio for the Phoenix Industrial Portfolio XI Properties immediately prior to the release or (b) 62.8%; (iv) after giving effect to such release, the debt yield for the remaining Phoenix Industrial Portfolio XI Properties following the release at least equal to or greater than the greater of (a) the debt yield for the Phoenix Industrial Portfolio XI Properties immediately prior to the release or (b) 11.9%; (v) after giving effect to such release, the debt service coverage ratio for the remaining Phoenix Industrial Portfolio XI Properties following the release at least equal to or greater than the greater of (a) the debt service coverage ratio for the Phoenix Industrial Portfolio XI Properties immediately prior to the release or (b) 1.82x; (vi) the borrowers pay all of the lender’s out-of-pocket costs and expenses incurred in connection with such release (including, without limitation, reasonable legal fees); and (vii) satisfaction of customary REMIC requirements.

In addition, the Phoenix Industrial Portfolio XI Whole Loan documents permit releases of outparcels located at the Alto, GA, Binghamton, NY, Kenbridge, VA and Owosso, MI - Universal Dr properties without prepayment or defeasance, provided that, among other conditions, (i) each such outparcel is vacant, non-income producing and unimproved at the time of release and (ii) certain REMIC-related conditions are satisfied.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 2 – Westwood Gateway II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 2 – Westwood Gateway II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 2 – Westwood Gateway II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 2 – Westwood Gateway II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 2 – Westwood Gateway II

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BANA	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$75,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$75,000,000	Property Type – Subtype:	Office - CBD
% of IPB:	9.3%	Net Rentable Area (SF):	548,904
Loan Purpose:	Recapitalization	Location:	Los Angeles, CA
Borrower:	Westwood Gateway II LLC	Year Built / Renovated:	1986,1989 / NAP
Borrower Sponsor:	The Irvine Company LLC	Occupancy:	95.7%
Interest Rate:	5.56000%	Occupancy Date:	2/29/2024
Note Date:	3/28/2024	4th Most Recent NOI (As of):	$19,732,734 (12/31/2021)
Maturity Date:	4/1/2034	3rd Most Recent NOI (As of):	$22,382,193 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$24,802,129 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$24,446,126 (TTM 2/29/2024)
Original Amortization Term:	None	UW Economic Occupancy:	94.6%
Amortization Type:	Interest Only	UW Revenues:	$38,185,908
Call Protection(2):	L(25),DorYM1(90),O(5)	UW Expenses:	$11,938,115
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$26,247,793
Additional Debt(1):	Yes	UW NCF:	$25,480,110
Additional Debt Balance(1):	$75,000,000	Appraised Value / Per SF:	$330,000,000 / $601
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/11/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$273
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$273
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	45.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	45.5%
TI/LC Reserves:	$0	Springing	$2,000,000	UW NCF DSCR:	3.01x
Other Reserves(4):	$8,042,693	$0	N/A	UW NOI Debt Yield:	17.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$150,000,000	100.0%	Return of Equity	$141,427,423	94.3%
			Upfront Reserves	8,042,693	5.4
			Closing Costs	529,884	0.4

Total Sources	$150,000,000	100.0%	Total Uses	$150,000,000	100.0%
(1)	The Westwood Gateway II Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $150.0 million (the “Westwood Gateway II Whole Loan”). The Financial Information in the chart above reflects the Westwood Gateway II Whole Loan.
(2)	The lockout period will be at least 25 months beginning with and including the first payment date on May 1, 2024. Defeasance or prepayment with the greater of a yield maintenance premium or 1% of the principal balance of the Westwood Gateway II Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) May 1, 2027. The assumed lockout period is based on the anticipated closing date of the BBCMS 2024-C26 transaction in May 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below.
(4)	Other Reserves consist of Unfunded Obligations ($4,493,417) and Free Rent Reserve ($3,549,276).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 2 – Westwood Gateway II

The Loan. The Westwood Gateway II mortgage loan (the “Westwood Gateway II Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in two Class A office buildings containing 548,904 square feet, located in Los Angeles, California (the “Westwood Gateway II Property”). The Westwood Gateway II Whole Loan is evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $150.0 million, has a 10-year interest-only term and accrues interest at a rate of 5.56000% per annum. The Westwood Gateway II Mortgage Loan is evidenced by the non-controlling Notes A-2, A-3 and A-4, with an aggregate outstanding principal balance as of the Cut-off Date of $75,000,000, will be contributed to the BBCMS 2024-C26 securitization trust. The Westwood Gateway II Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-C26 securitization trust, until the controlling Note A-1 is securitized, whereupon the Westwood Gateway II Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$75,000,000	$75,000,000	BANA	Yes
A-2	50,000,000	50,000,000	BBCMS 2024-C26	No
A-3	15,000,000	15,000,000	BBCMS 2024-C26	No
A-4	10,000,000	10,000,000	BBCMS 2024-C26	No
Whole Loan	$150,000,000	$150,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Westwood Gateway II Property is comprised of one 15-story, Class A office tower and one 19-story, Class A office tower, together totaling 548,904 square feet and located in Los Angeles, California. The Westwood Gateway II Property is situated directly off of the Interstate-405 freeway exit, occupying a full city block bounded by Santa Monica Boulevard, Sepulveda Boulevard, Nebraska Avenue and Cotner Avenue. The Westwood Gateway II Property was developed by the borrower sponsor in 1986 and 1989 and the borrower sponsor has continued to invest in the property. Between 2019 and 2023, the borrower sponsor has invested a total of over $16.3 million in capital expenditures to the Westwood Gateway II Property. The buildings are finished in Italian travertine marble and bronze and are joined by a central pedestrian plaza through which there is a koi pond that stretches through the middle of the courtyard. The lobbies and public areas are also finished with Italian travertine marble and all office suites offer panoramic views through floor-to-ceiling laminated bronze glass. The Westwood Gateway II Property represents two buildings within a larger three building office campus. The third (non-collateral) building (Westwood Gateway I) is owned by an affiliate of the borrower sponsor.

Amenities at the Westwood Gateway II Property include 1,520 parking spaces between two garages, C+M (coffeehouse), Pacific Kitchen (restaurant), Kinetic Fitness Center, The Commons (open air gathering center with internet access), The Lounge (common area with big screen TV and pool table), multiple conference centers, customer resource center, EV charging stations, bike racks, car wash and shoeshine and repair. In addition to the onsite amenities, the Westwood Gateway II Property is located within walking distance of multiple area restaurants.

As of February 29, 2024, the Westwood Gateway II Property was 95.7% leased to 55 tenants representing various industries including finance, law, insurance, accounting and other industries. Fiscal year-end historical occupancy has ranged from 96.0% to 99.0% since 2016. The three largest tenants are The Capital Group Co., Inc. (“Capital Group”), Crescent Capital Group LP (“Crescent Capital”) and B. Riley Securities, Inc. (“B. Riley”), which have original lease commencements in 1992, 1993 and 1999, respectively. Outside of the largest three tenants, no tenant represents more than 4.5% of net rentable area or 4.7% of base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 2 – Westwood Gateway II

Major Tenants.

Capital Group (83,329 square feet; 15.2% of NRA; 17.2% of underwritten rent). Capital Group has been a tenant at the Westwood Gateway II Property since 1992. The tenant's lease extends through June 2031 with two, five-year extension options remaining. Current base rent is $66.84 PSF, increasing to $69.84 PSF, effective July 1, 2024. The tenant does not have any termination options. Capital Group, headquartered in Los Angeles, California, is one of the leading investment management firms globally. Founded in 1931, Capital Group offers a wide range of investment services, including equity, fixed income and multi-asset investment strategies, catering to individual investors, financial intermediaries and institutions.

Crescent Capital (41,899 square feet; 7.6% of NRA; 7.7% of underwritten rent). Crescent Capital has been a tenant at the Westwood Gateway II Property since 1993. The tenant's lease extends through February 2032 with one, five-year renewal option remaining. In connection with its most recent renewal, Crescent Capital is entitled to six months of free rent (from September 2024 through February 2025), which amount has been fully reserved by the lender. Current base rent is $66.00 PSF for Suites 1000 and 1125, decreasing to $60.00 PSF, effective September 1, 2024. Current base rent for Suite 1110 is $64.32 PSF, decreasing to $60.00 PSF, effective September 1, 2024. Current base rent for Suite 2000 is $66.00 PSF, decreasing to $64.80 PSF, effective September 1, 2024. The tenant does not have any termination options. Crescent Capital is a global alternative investment firm focused on below investment grade credit markets with primary strategies that include funds that invest in leveraged loans, high-yield bonds, mezzanine debt, special situations and distressed securities. The firm had approximately $40 billion of assets under management as of June 30, 2023 and has made investments in over 190 companies since its inception as well as expanded into the European market with operations based in London. Since its founding in 1991, the firm has raised approximately $25 billion across seven funds.

B. Riley (26,500 square feet; 4.8% of NRA; 5.1% of underwritten rent). B. Riley has been a tenant at the Westwood Gateway II Property since 1999. The tenant leases 15,854 square feet through April 2029, with no renewal options remaining. Current base rent for the 15,854 square foot space is $64.92 PSF, increasing to $67.80, effective May 1, 2024. The tenant had a termination option that it did not exercise in April 2023, which is no longer effective. B. Riley also leases 10,646 square feet through June 2026 with no renewal options. Current base rent for the 10,646 square foot space is $57.84 PSF, increasing to $59.88 PSF, effective July 1, 2024. The tenant currently sub-leases the entirety of this space: 7,804 square feet to NAI Capital Commercial Inc. and the remaining 2,842 square feet to Strategic Funding Source, Inc. B. Riley, headquartered in Arlington, Virginia, is a full-service investment bank and subsidiary of B. Riley Financial, Inc. The firm provides a comprehensive suite of investment banking services, including equity research, sales and trading, corporate finance and advisory services. B. Riley caters primarily to institutional investors, corporate clients and high-net-worth individuals, offering personalized financial solutions to meet their investment objectives and capital raising needs.

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
96.0%	96.0%	98.0%	95.7%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of February 29, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 2 – Westwood Gateway II

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
The Capital Group Co., Inc.	NR/NR/NR	83,329	15.2%	$69.84	$5,819,697	17.2%	6/30/2031
Crescent Capital Group LP	NR/NR/NR	41,899	7.6%	$61.95	$2,595,463	7.7%	2/29/2032
B. Riley Securities, Inc.(4)	NR/NR/NR	26,500	4.8%	$64.62	$1,712,385	5.1%	Various
Aristotle Capital Management	NR/NR/NR	24,951	4.5%	$63.34	$1,580,304	4.7%	9/30/2028
Los Angeles Capital Management	NR/NR/NR	22,405	4.1%	$64.20	$1,438,401	4.2%	1/31/2028
Spectrum Reach, LLC	NR/NR/NR	21,889	4.0%	$62.40	$1,365,873	4.0%	6/30/2029
Jefferies LLC	NR/NR/NR	17,205	3.1%	$72.72	$1,251,147	3.7%	12/31/2030
National Cable Communications	NR/NR/NR	16,398	3.0%	$63.60	$1,042,913	3.1%	4/30/2026
Angeles Equity Partners, LLC(5)	NR/NR/NR	16,305	3.0%	$59.40	$968,517	2.9%	2/28/2035
Aspiriant, LLC	NR/NR/NR	16,301	3.0%	$70.20	$1,144,332	3.4%	8/31/2028
Major Tenants		287,182	52.3%	$65.88	$18,919,032	55.8%
Other Tenants		238,299	43.4%	$62.85	$14,976,189	44.2%
Occupied Collateral Total		525,481	95.7%	$64.50	$33,895,221	100.0%
Vacant Space		23,423	4.3%
Collateral Total		548,904	100.0%

(1)	Based on the underwritten rent roll dated February 29, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Inclusive of contractual rent steps taken through April 2025.
(4)	B. Riley Securities, Inc. leases 15,854 SF, expiring on April 30, 2029. B. Riley also leases 10,646 SF, expiring on June 30, 2026, which is entirely subleased to two subtenants.
(5)	Angeles Equity Partners, LLC has a termination option effective as of September 1, 2031, with at least 12 months’ notice and payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 2 – Westwood Gateway II

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	23,423	4.3%	NAP	NAP	23,423	4.3%	NAP	NAP
2024 & MTM	5	14,389	2.6%	$917,569	2.7%	37,812	6.9%	$917,569	2.7%
2025	12	61,009	11.1%	$3,937,427	11.6%	98,821	18.0%	$4,854,996	14.3%
2026	14	63,492	11.6%	$3,805,920	11.2%	162,313	29.6%	$8,660,916	25.6%
2027	8	24,865	4.5%	$1,456,244	4.3%	187,178	34.1%	$10,117,160	29.8%
2028	9	87,501	15.9%	$5,650,787	16.7%	274,679	50.0%	$15,767,947	46.5%
2029	14	74,511	13.6%	$4,862,065	14.3%	349,190	63.6%	$20,630,012	60.9%
2030	4	28,623	5.2%	$2,021,283	6.0%	377,813	68.8%	$22,651,295	66.8%
2031	8	98,726	18.0%	$6,769,110	20.0%	476,539	86.8%	$29,420,405	86.8%
2032	4	41,899	7.6%	$2,595,463	7.7%	518,438	94.4%	$32,015,868	94.5%
2033	1	14,161	2.6%	$910,836	2.7%	532,599	97.0%	$32,926,704	97.1%
2034	0	0	0.0%	$0	0.0%	532,599	97.0%	$32,926,704	97.1%
2035 & Beyond	1	16,305	3.0%	$968,517	2.9%	548,904	100.0%	$33,895,221	100.0%
Total	80	548,904	100.0%	$33,895,221	100.0%
(1)	Based on the underwritten rent roll dated February 29, 2024.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Gross Potential Rent(3)	$28,088,675	$30,163,369	$31,811,313	$31,039,129	$35,005,279	$63.77	96.9%
Expense Reimbursement	523,290	525,517	1,101,594	1,129,307	1,082,688	1.97	3.0
Underwriting Adjustment	0	0	0	0	22,940	0.04	0.1
Net Rental Income	$28,611,965	$30,688,886	$32,912,907	$32,168,436	$36,110,907	$65.79	100.0%
Parking Income	1,558,125	2,415,608	3,464,774	3,693,265	3,693,265	6.73	10.2
Other Income	207,264	231,633	258,695	243,667	259,185	0.47	0.7
(Vacancy/Credit Loss)	0	0	0	0	(1,877,449)	(3.42)	(5.2)
Effective Gross Income	$30,377,354	$33,336,127	$36,636,376	$36,105,368	$38,185,908	$69.57	105.7%

Total Expenses	$10,644,620	$10,953,934	$11,834,247	$11,659,242	$11,938,115	$21.75	31.3%

Net Operating Income	$19,732,734	$22,382,193	$24,802,129	$24,446,126	$26,247,793	$47.82	68.7%

Capital Expenditures	0	0	0	0	218,779	0.40	0.6
TI/LC	0	0	0	0	548,904	1.00	1.4

Net Cash Flow	$19,732,734	$22,382,193	$24,802,129	$24,446,126	$25,480,110	$46.42	66.7%
(1)	TTM represents the trailing 12-month period ending February 29, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll dated February 29, 2024, and includes contractual rent steps taken through April 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 2 – Westwood Gateway II

Environmental. According to the Phase I environmental site assessment dated March 11, 2024, there was no evidence of any recognized environmental conditions at the Westwood Gateway II Property.

The Market. The Westwood Gateway II Property is located in Los Angeles, California, within the West LA Office submarket. Situated at the southeast corner of Santa Monica Boulevard and Sepulveda Boulevard, directly off of the Interstate-405 freeway exit, the Westwood Gateway II Property is located within 10 miles of some of Los Angeles’ most affluent neighborhoods including Bel-Air, Santa Monica and Pacific Palisades, approximately 13 miles west of the Los Angeles central business district, and approximately 10 miles north of the Los Angeles International Airport. The Westwood Gateway II Property’s location provides access and visibility along the Interstate-405 freeway and caters to a broad employment base of both executives and non-executive employees.

The Los Angeles economy comprises substantial portions of the national entertainment, tourism, international trade, fashion and aerospace industries. Los Angeles has several major talent generators, including top tier universities such as USC, UCLA and Cal Tech that support a growing tech ecosystem.

The transportation sector has experienced sustained growth as warehousing demands have increased by retailers and e-commerce operators. Much of the demand draws from the ports of Los Angeles and Long Beach, which rank first and second in the United States in terms of containers handled annually. The entertainment business is vital to the Los Angeles economy. Los Angeles has benefitted from the boom in content creation and social media over the past 10 years. Tourism is also important to the local economy, driven by more than 50 million visitors per year. Stores, restaurants and lodging in tourist hotspots like Downtown Los Angeles, Hollywood, Beverly Hills and Santa Monica are dependent on tourist spending.

Major employers include Los Angeles International Airport (45,000 employees), UCLA Health System (35,543 employees), UCLA Community Based Learning (30,000 employees), University of California Los Angeles (27,489 employees), National Institutes of Health (20,000 employees), Los Angeles County Sheriff (20,000 employees), Cedars-Sinai Medical Center (11,246 employees), Vision X (10,000 employees) and the Los Angeles Police Department (9,000 employees).

The 2023 population within a one-, three- and five-mile radius of the Westwood Gateway II Property was 46,728, 285,984 and 612,234, respectively. The 2023 average household income within the same radii was $151,347, $168,061 and $170,552, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Westwood Gateway II Property:

Category	Market Rent (PSF)	Average Lease Term (Yrs)
MLA Office	$60.00	5.0
MLA Retail	$48.00	5.0

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 2 – Westwood Gateway II

The following table presents recent leasing data at comparable properties to the Westwood Gateway II Property:

Comparable Office Leases(1)
Property Name Location	Year Built / Renovated	Occ.	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF
Westwood Gateway II Los Angeles, CA	1986, 1989 / NAP	95.7%(2)	548,904(2)	Angeles Equity Partners, LLC Crescent Capital Group LP Staley Point Investment	Sep-24 / 10.5 Sep-24 / 7.5 May-24 / 2.0	16,305 7,932 3,562	$59.40 $60.00 $60.72
Wilshire Landmark II 11766 Wilshire Boulevard Los Angeles, CA	1989 / NAP	65%	412,946	Renewal Renewal Renewal New Lease	Sep-23 / 5.0 Sep-23 / 7.3 Apr-23 / 3.0 Mar-23 / 2.0	5,075 830 1,496 7,273	$46.20 $44.40 $45.60 $43.20
Wilshire Landmark I 11755 Wilshire Boulevard Los Angeles, CA	1986 / 2023	66%	337,440	Oakview Group Philip Michels Semler Brossy Consulting Group Palm Tree	Feb-24 / 3.3 Jun-23 / 2.0 May-23 / 8.0 Feb-23 / 10.8	18,890 4,575 18,890 6,347	$63.00 $58.20 $57.00 $64.20
12100 Wilshire Boulevard Los Angeles, CA	1985 / NAP	68%	365,325	Renewal Renewal Renewal New Lease	Sep-23 / 5.2 Aug-23 / 3.0 Jul-23 / 1.0 Jul-23 / 3.0	4,336 1,264 9,754 2,318	$42.00 $45.00 $46.80 $42.00
Wilshire Brentwood Plaza 12400 Wilshire Boulevard Los Angeles, CA	1985 / NAP	68%	235,811	Renewal New Lease Renewal Renewal	Sep-23 / 3.0 Apr-23 / 4.2 Mar-23 / 5.0 Jan-23 / 3.2	17,473 1,881 8,373 2,485	$51.84 $44.40 $42.60 $43.80
Gateway Los Angeles 12424 Wilshire Boulevard Los Angeles, CA	1987 / NAP	84%	147,819	New Lease New Lease Renewal Expansion	Sep-23 / 9.0 Feb-23 / 5.3 Jan-23 / 3.0 Jul-22 / 10.1	14,299 2,274 2,125 2,519	$51.48 $42.60 $39.60 $45.60
10900 Wilshire Boulevard Los Angeles, CA	1981 / 2015	97%	251,862	Quill & Arrow, LLP Expansion Quill & Arrow, LLP Hennelly & Grossfeld, LLP	Mar-23 / 1.0 Jan-23 / 7.0 Jul-22 / 1.7 Jan-22 / 5.0	2,952 7,584 2,376 5,094	$58.20 $54.48 $52.20 $51.00
Oppenheimer Tower 10880 Wilshire Boulevard Los Angeles, CA	1970 / 2020	74%	583,083	Renewal New Lease Renewal New Lease	Apr-24 / 5.3 Sep-23 / 2.0 Sep-23 / 3.2 Sep-23 / 6.0	14,444 2,341 3,634 11,346	$46.20 $49.80 $49.80 $52.80
Westwood Center 1100 Glendon Avenue Los Angeles, CA	1965 / 2000	94%	334,111	New Lease New Lease New Lease New Lease	Dec-23 / 5.3 Oct-23 / 6.1 Jun-23 / 7.0 Apr-23 / 10.0	3,420 4,501 876 7,964	$55.80 $55.20 $53.40 $52.80

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated February 29, 2024.

The Borrower. The borrower is Westwood Gateway II LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Westwood Gateway II Whole Loan.

The Borrower Sponsor. The borrower sponsor of the Westwood Gateway II Whole Loan is The Irvine Company LLC (“The Irvine Company”) and the non-recourse carveout guarantor is Irvine Core Office LLC. The Irvine Company is a private real estate investment company headquartered in Newport Beach, California and headed by Donald Bren, Chairman of the Board. The Irvine Company is committed to long-term ownership of a high-quality real estate portfolio encompassing apartment communities, new home villages, office buildings, retail, dining and entertainment and resorts. The Irvine Company’s holdings consist of 129 million square feet and includes more than 590 office buildings, 125 apartment communities with 65,000 units, 40 retail centers, one coastal resort, three golf courses and five marinas. The Irvine Company's collection of office properties are located in Orange County, California, Los Angeles, San Diego, Silicon Valley, Chicago and New York.

Property Management. The Westwood Gateway II Property is managed by Irvine Management Company, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited (i) $4,493,417 for unfunded landlord obligations and (ii) $3,549,276 for outstanding free rent and gap rent obligations.

Tax Escrows – Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to escrow monthly payments equal to 1/12th of the annual estimated tax payments.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 2 – Westwood Gateway II

Insurance Escrows – Upon the occurrence of a Cash Trap Event Period, and if there is no blanket policy in place, the borrower is required to escrow monthly payments equal to 1/12th of the annual estimated insurance payments.

Replacement Reserve – Upon the occurrence of a Cash Trap Event Period, the borrower is required to deposit monthly replacement reserves equal to approximately $18,232.

TI/LC Reserves – Upon the occurrence of a DSCR Trigger Event Period (as defined below), until a Cash Trap Event Period has occurred and is continuing, the borrower is required to deposit monthly TI/LC reserves equal to $45,742, subject to a cap of $2,000,000.

The borrower, at its option, may provide one or more letters of credit or guaranties in lieu of, and in the amount of, any of the cash deposits required for tax escrows, insurance escrows, replacement reserves and TI/LC reserves.

A “Cash Trap Event Period” means the period either commencing (i) upon an event of default until cured or (ii) when the 30-year amortizing debt service coverage ratio is less than 1.10x (tested quarterly) until the 30-year amortizing debt service coverage ratio is greater than or equal to 1.10x for two consecutive calendar quarters; notwithstanding the foregoing, the borrower is permitted to deposit with the lender additional collateral in an amount which, if applied as a principal prepayment, to achieve a 30-year amortizing debt service coverage ratio greater than or equal to 1.10x, in order to avoid a Cash Trap Event Period.

A “DSCR Trigger Event Period” means a period commencing upon the date that the amortizing debt service coverage ratio is less than 1.15x (tested quarterly) until the amortizing debt service coverage ratio is greater than or equal to 1.15x for two consecutive calendar quarters.

Lockbox / Cash Management. The Westwood Gateway II Whole Loan documents require a hard lockbox with springing cash management. All rents from the Westwood Gateway II Property are required to be deposited directly into the lockbox account by tenants and, so long as a Cash Trap Event Period is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Cash Trap Event Period, the borrower will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the Westwood Gateway II Whole Loan documents. During a Cash Trap Event Period, all excess cash is required to be held by the lender as additional security for the Westwood Gateway II Whole Loan; provided that if no event of default is continuing, excess cash will be disbursed at the direction of the borrower in the event of shortfalls in leasing reserve funds to pay for qualified leasing expenses.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Provided no event of default has occurred and is continuing, with lender consent, the borrower may incur future mezzanine debt, secured by a direct equity interest in the borrower.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 3 – Arundel Mills and Marketplace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 3 – Arundel Mills and Marketplace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 3 – Arundel Mills and Marketplace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 3 – Arundel Mills and Marketplace
Mortgage Loan Information		Property Information
Loan Seller:	SGFC, GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$70,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$70,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	8.6%	Net Rentable Area (SF)(8):	1,938,983
Loan Purpose:	Refinance	Location:	Hanover, MD
Borrowers:	Arundel Mills Limited Partnership and Arundel Mills Marketplace Limited Partnership	Year Built / Renovated:	2000, 2002, 2012 / NAP
Borrower Sponsor(2):	Simon Property Group, L.P.	Occupancy(9):	98.3%
Interest Rate:	7.70100%	Occupancy Date:	6/15/2023
Note Date:	10/5/2023	4th Most Recent NOI (As of)(10):	$42,286,167 (12/31/2020)
Maturity Date:	11/1/2033	3rd Most Recent NOI (As of)(10):	$52,018,087 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$52,750,256 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(11):	$51,525,734 (TTM 8/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	98.1%
Amortization Type:	Interest Only	UW Revenues:	$74,354,670
Call Protection(3):	L(30),D(84),O(6)	UW Expenses:	$16,415,944
Lockbox / Cash Management:	Hard / Springing	UW NOI(11):	$57,938,726
Additional Debt(1)(4)(5):	Yes	UW NCF:	$55,557,554
Additional Debt Balance(1)(4)(5):	$290,000,000	Appraised Value / Per SF(8):	$870,600,000 / $449
Additional Debt Type(1)(4)(5):	Pari Passu	Appraisal Date:	9/1/2023

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF(8):	$186
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF(8):	$186
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	41.4%
TI/LC:	$0	$231,942	$5,566,608	Maturity Date LTV:	41.4%
Deferred Maintenance:	$0	$0	N/A	UW NCF DSCR:	1.98x
Other(7):	$4,384,369	$0	N/A	UW NOI Debt Yield:	16.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$360,000,000	91.8%	Loan Payoff	$384,870,923	98.1%
Sponsor Equity	32,236,503	8.2	Upfront Reserves	4,384,369	1.1
			Closing Costs	2,981,210	0.8
Total Sources	$392,236,503	100.0%	Total Uses	$392,236,503	100.0%
(1)	The Arundel Mills and Marketplace Mortgage Loan (as defined below) is part of a whole loan evidenced by 16 pari passu promissory notes with an aggregate original principal balance of $360,000,000 (the “Arundel Mills and Marketplace Whole Loan”). The financial information presented in the chart above shows the Cut-off Date Loan / SF, Maturity Date Loan / SF, Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield based on the Arundel Mills and Marketplace Whole Loan.

(2)	The borrower sponsor is also a borrower sponsor for the Woodfield Mall mortgage loan.
(3)	Defeasance of the Arundel Mills and Marketplace Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Arundel Mills and Marketplace Whole Loan to be securitized and (b) December 1, 2026. The assumed defeasance lockout period of 30 payments is based on the anticipated closing date of the BBCMS 2024-C26 transaction in May 2024. The actual defeasance lockout period may be longer. After December 1, 2026, if any pari passu note has not been contributed to a securitization with a REMIC startup date at least two years prior to December 1, 2026, in connection with the defeasance of all other notes, the borrowers may prepay any note that has not been securitized for two years upon payment of a prepayment fee equal to the greater of (i) 1% of the prepaid amount or (ii) the yield maintenance basis. In addition, the Arundel Mills and Marketplace Whole Loan may be prepaid or defeased in connection with a partial release, as described under “Partial Release” below.
(4)	See “The Loan” section below for further discussion of additional mortgage debt.
(5)	The Arundel Mills and Marketplace Property (as defined below) is subject to an existing property assessed clean energy ("PACE”) loan in an original principal amount of $2,037,877.38 from Petros PACE Finance, LLC, a Texas limited liability company. The PACE loan has a term of approximately 17 years with final payment occurring in November 2035. The annual debt service is $195,956.85 and the remaining balance, as of October 2023, including all interest and administrative expenses was $1,633,579.73. Payments and any accrued interest are collected on the tax bill for the Arundel Mills and Marketplace Property and constitute a first lien on the Arundel Mills and Marketplace Property, which has priority over any mortgage loan. In addition, the Arundel Mills and Marketplace Whole Loan documents permit the borrowers to enter into an additional PACE loan for an amount not to exceed $5,000,000.

(6)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(7)	Other Initial Escrows and Reserves consist of (i) $3,796,478 for an outstanding tenant improvements and leasing commissions reserve, and (ii) $587,891 for an upfront gap rent reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 3 – Arundel Mills and Marketplace
(8)	The Arundel Mills and Marketplace Property includes a larger mall and lifestyle center, which consists of 1,391,652 square feet of owned improvements and 547,331 square feet of leased fee improvements. The Cut-off Date Loan / SF, Maturity Date Loan / SF and Appraised Value / SF are based on the total square feet of 1,938,983. The Cut-off Date Loan / SF, Maturity Date Loan / SF and Appraised Value / Per SF based on the Owned SF (as defined below) of 1,391,652 is $258.69, $258.69 and $625.59, respectively.
(9)	Occupancy represents the occupancy excluding square footage from the leased fee tenant, Live Casino Hotel (as defined below), and temporary tenants and is based on the Owned SF totaling 1,391,652. Occupancy including Live Casino Hotel is 98.8%.
(10)	The increase from 4th Most Recent NOI to 3rd Most Recent NOI was primarily driven by an increase in bad debt/collection loss in 2020 due to the effect of the novel coronavirus pandemic.
(11)	The increase from the Most Recent NOI to UW NOI is driven by 18 new and renewal leases commencing in 2023 and 2024 totaling 113,039 square feet (5.8% of square feet and 8.3% of underwritten rent) and rent steps of $604,665.

The Loan. The Arundel Mills and Marketplace mortgage loan (the “Arundel Mills and Marketplace Mortgage Loan”) is part of a fixed rate whole loan evidenced by 16 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $360,000,000. The Arundel Mills and Marketplace Whole Loan is secured by the borrowers’ fee interest in a 1,837,764 square foot super regional mall (“Arundel Mills”) and a 101,219 square foot lifestyle center (“Arundel Marketplace”) totaling 1,938,983 square feet located in Hanover, Maryland (the “Arundel Mills and Marketplace Property”). The Arundel Mills and Marketplace Mortgage Loan is evidenced by the non-controlling Note A-2-1, Note A-2-3 and Note A-3-2 with an aggregate outstanding principal balance as of the Cut-off Date of $70,000,000. The Arundel Mills and Marketplace Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), Societe Generale Financial Corporation (“SGFC”), DBR Investments Co. Limited and Citi Real Estate Funding Inc. The Arundel Mills and Marketplace Whole Loan is being serviced pursuant to the pooling and servicing agreement for the MSWF 2023-2 securitization trust. The relationship between the holders of the Arundel Mills and Marketplace Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	$50,000,000	MSWF 2023-2	Yes
A-1-2	$30,000,000	$30,000,000	MSWF 2023-2	No
A-1-3(1)	$15,000,000	$15,000,000	WFB	No
A-1-4	$10,000,000	$10,000,000	MSWF 2023-2	No
A-2-1	$40,000,000	$40,000,000	BBCMS 2024-C26	No
A-2-2	$30,000,000	$30,000,000	BBCMS 2024-C24	No
A-2-3	$10,000,000	$10,000,000	BBCMS 2024-C26	No
A-2-4(1)	$5,000,000	$5,000,000	SGFC	No
A-3-1	$25,000,000	$25,000,000	BMO 2024-C8	No
A-3-2	$20,000,000	$20,000,000	BBCMS 2024-C26	No
A-3-3	$15,000,000	$15,000,000	BBCMS 2024-C24	No
A-3-4	$15,000,000	$15,000,000	BBCMS 2024-C24	No
A-3-5	$10,000,000	$10,000,000	BMO 2024-C8	No
A-4-1	$40,000,000	$40,000,000	BMO 2023-C7	No
A-4-2	$25,000,000	$25,000,000	Benchmark 2023-B40	No
A-4-3	$20,000,000	$20,000,000	BMO 2023-C7	No
Whole Loan	$360,000,000	$360,000,000
(1)	Expected to be contributed to one or more future securitization(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 3 – Arundel Mills and Marketplace

The Property. The Arundel Mills and Marketplace Property comprises Arundel Mills, a 1,837,764 square foot super regional mall, which includes 1,290,433 of owned square feet and 547,331 of leased fee square feet, and Arundel Marketplace, a 101,219 owned square foot lifestyle center, together totaling 1,938,983 square feet located in Hanover, Maryland. In total, the owned square feet comprises 1,391,652 square feet (the “Owned SF”). Arundel Mills is anchored by Live Casino Hotel Maryland (“Live Casino Hotel”), which owns its improvements and ground leases the underlying land from the borrowers, Bass Pro Shops Outdoor (“Bass Pro”), Burlington, Dave & Buster’s, Medieval Times and Cinemark Theatres (“Cinemark”). Arundel Mills is an enclosed mall with multiple wings and entrances and contains a food court. Arundel Marketplace is leased to major tenants including Aldi, Michael’s, Staples and PetSmart. Built between 2000, 2002 and 2012, the Arundel Mills and Marketplace Property is situated on a 208.08-acre parcel and contains 6,207 parking spaces (4.5/1,000 Owned SF), which excludes the spaces within the casino parking structure. The collateral tenancy, outside of the anchors, is granular with no other tenant making up more than 3.3% of the Owned SF. Notable non-anchor tenants include T.J. Maxx, Saks Fifth Avenue Off 5th, Old Navy, Polo Ralph Lauren, Ulta Beauty, Nike Factory Store, The North Face, and Victoria’s Secret. As of June 15, 2023, the Arundel Mills and Marketplace Property was 98.3% leased based on Owned SF and 98.8% leased based on total square feet by 177 tenants.

The trailing 12-month in-line sales per square foot as of July 31, 2023 is $559 per square foot, representing a 10.0% increase over 2019. As of the trailing 12-month period as of July 31, 2023, the in-line occupancy cost ratio is 13.0%. The table below provides an overview of sales by inline tenants with less than 10,000 square feet.

Sales for Inline Tenants(1)
	2019 Sales PSF	2020 Sales PSF	2021 Sales PSF	2022 Sales PSF	TTM 7/31/2023 Sales PSF
Inline Sales (< 10,000 SF)	$508	$394	$568	$562	$559
Occupancy Cost	13.8%	17.6%	12.9%	12.7%	13.0%
(1)	Information obtained from the borrowers.

Major Tenants. The three largest tenants based on underwritten base rent are Cinemark, Live Casino Hotel and Dave & Buster’s.

Cinemark (107,190 square feet; 5.5% of net rentable area (“NRA”); 9.1% of underwritten base rent). Founded in 1984 and headquartered in Plano, Texas, Cinemark is the third-largest movie theater chain in the United States, operating 5,812 screens across 514 theaters in the United States and Latin America as of June 30, 2023. Cinemark operates 24 screens at the Arundel Mills and Marketplace Property and, according to the appraisal, this is the strongest performing theater in a 15-mile radius with 1.2 million visitors during the trailing 12-month period ending in August 2023. Cinemark has been a tenant at the Arundel Mills and Marketplace Property since 2000 and has a lease expiration in December 2025. The tenant has three, five-year extension options remaining and no termination options.

Live Casino Hotel (547,331 square feet; 28.2% of NRA; 5.5% of underwritten base rent). Live Casino Hotel is owned by The Cordish Companies, which started in 1910 and is a real estate developer and owner operator of multiple businesses in the entertainment industry. Live Casino Hotel offers a wide range of gaming and entertainment options with approximately 206 tables, 310 hotel rooms, a spa, and 75,000 square feet of event space. Live Casino Hotel attracts more than 10 million visitors annually and features the largest gambling floor of any casino in the country. Live Casino Hotel has been a tenant at the Arundel Mills and Marketplace Property since June 2012. Live Casino Hotel owns its improvements and leases the underlying land from the borrowers pursuant to a ground lease expiring in July 2115. Live Casino Hotel may terminate its lease on June 30, 2027, which is the expiration of the first 15-year period from the rent commencement date, or at the end of any 10-year period thereafter with 365 days’ notice. In addition to base rent, Live Casino Hotel pays percentage rent equal to 1.0% of retail and gaming gross revenues, less a percentage rent allowance of $1,500,000. The underwritten Live Casino Hotel percentage rent is $6,324,300, which is based on TTM 7/31/2023 sales.

Dave & Buster’s (63,631 square feet; 3.3% of NRA; 4.5% of underwritten base rent). Founded in 1982 in Dallas, Texas, Dave & Buster’s is an entertainment venue including an arcade, sports bar and restaurant. Today, there are over 150 locations across North America with a total of over 20 million visitors annually. Dave & Buster’s has been a tenant at the Arundel Mills and Marketplace Property since 2000 and has a lease expiration in May 2026. The tenant has two, five-year extension options remaining and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 3 – Arundel Mills and Marketplace

The following table presents certain information relating to the historical occupancy of the Arundel Mills and Marketplace Property:

Historical and Current Occupancy(1)(2)(3)
2019	2020	2021	2022	Current(4)
98.2%	94.2%	93.2%	97.2%	98.3%
(1)	Historical Information obtained from the Arundel Mills and Marketplace borrowers.
(2)	Occupancy represents the occupancy excluding the square footage from the leased fee tenant, Live Casino Hotel, and is based on the Owned SF. Occupancy as of June 15, 2023 is based on the total square feet is 98.8%.
(3)	Historical and Current Occupancy figures exclude temporary tenants at the Arundel Mills and Marketplace Property.
(4)	Current Occupancy is based on the underwritten rent roll dated as of June 15, 2023.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Arundel Mills and Marketplace Property:

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)(4)	U/W Base Rent(3)(4)	% of Total UW Base Rent	Lease Expiration Date
Anchor Tenant (leased fee)(5)
Live Casino Hotel(6)(7)	NR/NR/NR	547,331	28.2%	$4.08	$2,231,337(8)	5.5%	7/13/2115
Total/Wtd. Avg.		547,331	28.2%	$4.08	$2,231,337	5.5%
Major Tenants
Cinemark	B+/NR/B+	107,190	5.5%	$34.00	$3,644,460	9.1%	12/31/2025
Dave & Buster's	NR/NR/NR	63,631	3.3	$28.60	1,819,847	4.5	5/31/2026
Primark	NR/NR/A	46,143	2.4	$25.16	1,161,117	2.9	8/31/2033
Forever 21	NR/NR/NR	25,211	1.3	$41.72	1,051,790(8)	2.6	1/31/2026
Bass Pro	NR/NR/NR	127,672	6.6	$7.01	895,134(8)	2.2	10/3/2026
The Children’s Place	NR/NR/NR	20,816	1.1	$36.02	749,792	1.9	4/30/2025
Old Navy	NR/Ba3/BB	26,044	1.3	$28.64	745,958	1.9	1/31/2027
Michael Kors	BBB-/NR/BBB-	6,861	0.4	$95.52	655,363	1.6	4/30/2028
H&M	NR/NR/BBB	20,296	1.0	$27.71	562,336(8)	1.4	1/31/2028
Off Broadway Shoes	NR/NR/NR	21,526	1.1	$23.91	514,691	1.3	1/31/2026
Medieval Times	NR/NR/NR	66,244	3.4	$7.50	496,680	1.2	8/31/2033
Total/Wtd. Avg.		531,634	27.4%	$23.13	$12,297,168	30.6%
Non-Major Tenants(9)		835,783	43.1%	$30.73	$25,684,060	63.9%
Occupied Collateral Total		1,914,748	98.8%	$27.78(10)	$40,212,565	100.0%
Vacant Space		24,235	1.2%
Total/Wtd. Avg.		1,938,983	100.0%
(1)	Based on the underwritten rent roll dated as of June 15, 2023.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent PSF and U/W Base Rent includes percentage in-lieu of rents totaling $3,023,713.
(4)	U/W Base Rent and UW Base Rent PSF includes $604,665 of rent steps through September 2024.
(5)	Live Casino Hotel owns its own improvements and ground leases the land from the borrowers.
(6)	Live Casino Hotel may terminate its lease on June 30, 2027, which is the expiration of the first 15-year period from the rent commencement date, or at the end of any 10- year period thereafter.
(7)	Live Casino Hotel also pays percentage rent, which equates to 1.0% of retail and gaming gross revenues, less a percentage rent allowance of $1,500,000. The underwritten Live Casino Hotel percentage rent is $6,324,300, which is based on TTM 7/31/2023 sales and not included in the UW Base Rent.
(8)	Forever 21, Bass Pro and H&M UW Base Rent PSF and UW Base Rent represent percentage in-lieu of rent based on the tenants’ TTM 7/31/2023 sales.
(9)	Non-Major Tenants includes three tenants, The North Face, Brooks Brothers and True Religion, totaling 15,717 square feet (1.1% of Owned SF), with lease start dates in June 2024, May 2024 and February 2024, respectively.
(10)	Occupied Collateral Total UW Base Rent PSF are based on the Owned SF and excludes Net Rentable Area (SF) and U/W Base Rent from the leased fee tenant, Live Casino Hotel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 3 – Arundel Mills and Marketplace

The following table presents a summary of sales for certain tenants at the Arundel Mills and Marketplace Property:

Sales Summary(1)
	2019 Sales (PSF)	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	TTM 7/31/2023 Sales (PSF)
Live Casino Hotel(2)	$643,538,000	$463,348,000	$723,949,000	$785,282,000	$782,430,000
Cinemark(3)	$756,958	$146,750	$382,500	$588,875	$690,661
Dave & Buster’s	$233.44	$108.61	$223.33	$251.94	$258.58
Primark	NAV	NAV	NAV	NAV	NAV
Forever 21	$189.96	$116.30	$243.82	$209.63	$185.42
Bass Pro	$280.45	$322.68	$347.17	$346.38	$350.56
The Children’s Place	$201.58	$99.44	$209.50	$180.49	$175.94
Old Navy	$281.56	$157.54	$286.94	$257.30	$257.59
Michael Kors	$974.64	$569.01	$787.20	$895.93	$816.75
H&M	$279.71	$185.50	$315.68	$309.37	$291.65
Off Broadway Shoes	$216.62	$124.50	$222.15	$229.26	$212.70
Medieval Times	$159.17	$29.30	$73.71	$154.85	$177.06
(1)	Information obtained from the borrowers.
(2)	Live Casino Hotel is the ground lessee and owns its improvements. Historical sales are shown on an annual basis above. Sales at Live Casino Hotel only represent retail and gaming sales.
(3)	Calculated based on a sales per screen (with 24 screens).

The following table presents certain information relating to the lease rollover schedule at the Arundel Mills and Marketplace Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	24,235	1.2%	NAP	NAP	24,235	1.2%	NAP	NAP
2024 & MTM	53	171,618	8.9	$6,763,143	16.8%	195,853	10.1%	$6,763,143	16.8%
2025	26	249,150	12.8	7,710,372	19.2	445,003	23.0%	$14,473,515	36.0%
2026	23	418,423	21.6	7,077,611	17.6	863,426	44.5%	$21,551,126	53.6%
2027	24	103,687	5.3	4,697,690	11.7	967,113	49.9%	$26,248,816	65.3%
2028	16	113,056	5.8	3,708,472	9.2	1,080,169	55.7%	$29,957,288	74.5%
2029	14	56,297	2.9	2,542,768	6.3	1,136,466	58.6%	$32,500,056	80.8%
2030	6	21,905	1.1	931,272	2.3	1,158,371	59.7%	$33,431,328	83.1%
2031	2	6,199	0.3	265,149	0.7	1,164,570	60.1%	$33,696,477	83.8%
2032	1	30,641	1.6	300,000	0.7	1,195,211	61.6%	$33,996,477	84.5%
2033	9	182,701	9.4	3,399,377	8.5	1,377,912	71.1%	$37,395,854	93.0%
2034	2	13,740	0.7	585,374	1.5	1,391,652	71.8%	$37,981,228	94.5%
2035 & Beyond	1	547,331	28.2	2,231,337	5.5	1,938,983	100.0%	$40,212,565	100.0%
Total	177	1,938,983	100.0%	$40,212,565	100.0%
(1)	Based on the underwritten rent roll dated June 15, 2023.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include percentage in-lieu of rent totaling $3,023,713 and rent steps totaling $604,665 through September 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – Arundel Mills and Marketplace

The following table presents certain information relating to the operating history and underwritten cash flows of the Arundel Mills and Marketplace Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	TTM August 2023(1)	Underwritten	Per Square Foot	%(2)
In Place Rent	$36,140,448	$33,938,041	$33,271,004	$32,940,359	$34,871,979	$36,584,187	$18.87	48.5%
Contractual Rent Steps(3)	0	0	0	0	0	604,665	0.31	0.8
Potential Income from Vacant Space	0	0	0	0	0	1,028,517	0.53	1.4
Percentage in Lieu(4)	2,164,224	2,365,569	4,167,022	3,784,601	2,469,932	3,023,713	1.56	4.0
Gross Potential Rent	$38,304,672	$36,303,610	$37,438,026	$36,724,960	$37,341,911	$41,241,082	$21.27	54.7%
Percentage Rent(5)	5,808,460	3,354,054	7,437,689	8,482,789	8,559,268	8,491,820	4.38	11.3
Temp Tenant Income	3,342,965	2,264,738	3,091,587	3,631,703	3,339,445	3,339,445	1.72	4.4
Reimbursement Revenue	22,032,762	21,644,732	21,147,941	20,262,474	20,258,479	21,856,710	11.27	29.0
Other Revenue(6)	582,524	112,149	367,765	406,519	454,130	454,130	0.23	0.6
Net Rental Income	$70,071,383	$63,679,283	$69,483,008	$69,508,445	$69,953,233	$75,383,187	$38.88	100.0%
Less Free Rent & Credit Loss	(226,840)	(6,402,854)	(81,074)	475,767	(228,717)	0	0.00	0.0
Less Vacancy	0	0	0	0	0	(1,028,517)	(0.53)	(2.5)(7)
Effective Gross Income	$69,844,543	$57,276,429	$69,401,934	$69,984,212	$69,724,516	$74,354,670	$38.35	98.6%
Real Estate Taxes	5,088,710	5,406,023	5,550,627	3,310,098	5,186,899	5,186,899	2.68	7.0
Insurance	506,729	593,510	625,192	703,339	759,782	759,782	0.39	1.0
Management Fee(8)	2,849,028	2,385,373	2,769,663	2,901,210	2,782,838	1,000,000	0.52	1.3
Other Expenses	9,351,475	6,605,356	8,438,365	10,319,309	9,469,263	9,469,263	4.88	12.7
Total Expenses	17,795,942	$14,990,262	$17,383,847	$17,233,956	$18,198,782	$16,415,944	$8.47	22.1%
Net Operating Income	$52,048,601	$42,286,167(9)	$52,018,087(9)	$52,750,256	$51,525,734(10)	$57,938,726(10)	$29.88	77.9%
TI/LC	0	0	0	0	0	2,102,842	1.08	2.8
Capital Expenditures	0	0	0	0	0	278,330	0.14	0.4
Net Cash Flow	$52,048,601	$42,286,167	$52,018,087	$52,750,256	$51,525,734	$55,557,554	$28.65	74.7%
(1)	TTM August 2023 reflects the trailing 12-month period ending August 31, 2023.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Free Rent & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	Represents rent steps through September 2024.
(4)	Percentage in Lieu rents are underwritten based on the tenants’ TTM 7/31/2023 sales.
(5)	Primarily comprised of percentage rent paid by Live Casino Hotel, which equates to 1.0% of retail and gaming gross revenues, less a percentage rent allowance of $1,500,000. The underwritten Live Casino Hotel percentage rent is $6,324,300, which is based on TTM 7/31/2023 sales.
(6)	Other Revenue includes revenue from tenant services, media and telecom.
(7)	Represents the underwritten economic vacancy %. The Arundel Mills and Marketplace Property was 98.3% occupied based on the Owned SF as of June 15, 2023.
(8)	Management Fee is capped at $1,000,000. The property is managed by Simon Management Associates II, LLC, an affiliate of the borrowers.
(9)	The increase in 2020 Net Operating Income to 2021 Net Operating Income was primarily driven by an increase in bad debt/collection loss in 2020 due to the effect of the novel coronavirus pandemic.
(10)	The increase from the TTM August 2023 Net Operating Income to the Underwritten Net Operating Income is driven by 18 new and renewal leases commencing in 2023 and 2024 totaling 113,039 square feet (5.8% of Owned SF and 8.3% of underwritten rent) and underwritten rent steps of $604,665.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – Arundel Mills and Marketplace

Environmental. According to the Phase I environmental site assessments dated September 25, 2023 and September 29, 2023, there was no evidence of any recognized environmental conditions at the Arundel Mills and Marketplace Property.

The Market. The Arundel Mills and Marketplace Property is located in Hanover, Maryland, approximately 13.0 miles southwest of Baltimore and 28.9 miles northeast of Washington, D.C. According to the appraisal, the neighborhood is primarily comprised of retail and residential uses with the Arundel Mills and Marketplace Property anchoring a dominant commercial corridor. Primary access to the area is provided by State Highway 100, which is adjacent to the Arundel Mills and Marketplace Property and had a traffic count of approximately 74,222 vehicles per day, and Interstate 295, which is approximately two miles from the Arundel Mills and Marketplace Property. According to the appraisal, the top five employers in the surrounding area are Fort Meade, Johns Hopkins University, Johns Hopkins Hospital, University of Maryland Medical Systems and University System of Maryland.

According to the appraisal, within a one-, three- and five-mile radius of the Arundel Mills and Marketplace Property, the 2022 average household income was approximately $148,021, $145,352 and $145,096, respectively; and within the same radii, the 2022 estimated population was 9,168, 53,846 and 155,847, respectively.

According to a third-party market research report, the Arundel Mills and Marketplace Property is situated within the BWI/Anne Arundel retail submarket of the Baltimore retail market. As of November 2023, the submarket reported total inventory of approximately 4.4 million square feet with a 1.1% vacancy rate and average rents of $27.55 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Arundel Mills and Marketplace Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
Less Than <1,000 SF	$85.00	7	3.0% annually	$65.00
1,000-2,499 SF	$44.00	7	3.0% annually	$65.00
2,500-4,999 SF	$32.50	7	3.0% annually	$65.00
5,000-9,999 SF	$37.50	7	3.0% annually	$65.00
Over 10,000 SF	$36.50	7	3.0% annually	$65.00
Jewelry	$91.00	7	3.0% annually	$65.00
Food Court	$202.50	7	3.0% annually	$65.00
Restaurant	$39.00	7	3.0% annually	$150.00
Kiosk	$385.00	7	3.0% annually	$0.00
Jr. Anchor	$21.50	10	10.0% Mid-Term	$100.00
Major	$22.50	10	10.0% Mid-Term	$100.00
Anchor	$7.25	10	10.0% Mid-Term	$0.00
Movie Theater	$31.00	10	10.0% Mid-Term	$65.00
Grocery Anchor(2)	$15.00	20	10.0% every 5 years	$15.00
Junior Anchor(2)	$17.00	10	10.0% Mid-Term	$15.00
Large Inline(2)	$40.00	5	3.0% annually	$20.00
(1)	Source: Appraisal.
(2)	Market rent conclusions for Arundel Marketplace.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – Arundel Mills and Marketplace

The table below presents certain information relating to comparable retail centers pertaining to the Arundel Mills and Marketplace Property identified by the appraiser:

Competitive Set(1)
Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Arundel Mills and Marketplace Property
Arundel Mills and Marketplace	2000, 2002, 2012 / NAP	1,938,983	98.3%(2)	Live Casino Hotel, Bass Pro, Burlington, Dave & Buster’s, Medieval Times and Cinemark	NAP
Marley Station	1987/2006	1,086,384	55.7%	Macy’s, JCPenney	9.0 miles
Waugh Chapel Towne Centre	2012/NAP	662,717	97.1%	Wegmans, Target, Dick’s Sporting Goods, Regal Waugh Chapel	13.0 miles
The Mall in Columbia	1971/2018	1,439,872	91.7%	Macy’s, JCPenney, Nordstrom, AMC Columbia 14, Lidl	13.2 miles
Security Square Mall	1900/1998	1,345,170	97.8%	Macy’s, Burlington, AMC Security Square 8	16.2 miles
The Gallery at Harborplace	1980/2019	327,774	50.4%	NAV	12.5 miles
Westfield Wheaton	1958/2016	1,522,828	97.2%	Macy’s, Target, Costco Wholesale, JCPenney	27.6 miles
Weighted Average			89.3%
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the Owned SF of the underwritten rent roll as of June 15, 2023. Total Occupancy based on total square feet is 98.8%

The Borrowers. The borrowers are Arundel Mills Limited Partnership and Arundel Mills Marketplace Limited Partnership, each a Delaware limited partnership with two independent directors. The borrowers are each joint ventures between Simon Property Group, L.P. (59.3%) and Kan Am Group (40.7%). Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Arundel Mills and Marketplace Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor of the Arundel Mills and Marketplace Whole Loan is Simon Property Group, L.P. (“Simon”). Simon Property Group, Inc. (NYSE: SPG) is a real estate investment trust engaged in the ownership of shopping, dining, entertainment and mixed-use destinations. Simon has approximately 400 retail centers across 24 countries. Simon Property Group, Inc. owned an approximately 87.0% ownership interest in Simon as of September 30, 2023, and has exclusive control of Simon’s day-to-day management. Pursuant to the Arundel Mills and Marketplace Whole Loan documents, so long as one or more of Simon Property Group, Inc. or Simon (collectively, “Simon Key Principal”) or an affiliate of Simon Key Principal is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability under the guaranty is limited to 20.0% of the original principal balance of the Arundel Mills and Marketplace Whole Loan (i.e., $72,000,000) in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty. In addition, there is no separate environmental indemnity with respect to the Arundel Mills and Marketplace Whole Loan. The non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the loan agreement concerning environmental laws and hazardous materials; however, such coverage is subject to the cap described above.

Property Management. The Arundel Mills and Marketplace Property is managed by Simon Management Associates II, LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination of the Arundel Mills and Marketplace Whole Loan, the borrowers deposited (i) $587,891 into a reserve account for gap rent and (ii) $3,796,478 into a reserve account for outstanding TI/LC.

Tax Reserve – After the occurrence of a Control Event (as defined below) or during a Lockbox Event Period (as defined below), or at any time (x) any property taxes are not paid by the borrowers prior to the assessment of a penalty or (y) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – Arundel Mills and Marketplace

borrowers fail to promptly provide evidence that property taxes have been paid prior to the assessment of a penalty upon request of the lender, the Arundel Mills and Marketplace Whole Loan documents require the borrowers to make monthly payments into the real estate tax reserve in an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the ensuing 12 months.

Insurance Reserve – After the occurrence of a Control Event or during a Lockbox Event Period, if the borrowers have not provided satisfactory evidence to the lender that the Arundel Mills and Marketplace Property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the Arundel Mills and Marketplace Whole Loan documents require the borrowers to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration.

Replacement Reserve – After the occurrence of a Control Event or during the Lockbox Event Period, the Arundel Mills and Marketplace Whole Loan documents require springing ongoing monthly deposits of $39,430 for replacement reserves.

TI / LC Reserve – The Arundel Mills and Marketplace Whole Loan documents require ongoing monthly deposits of $231,942 for tenant improvements and leasing commissions reserves, subject to a cap of $5,566,608, provided that no such cap will apply during a Lockbox Event Period.

Gap Rent Reserve – The Arundel Mills and Marketplace Whole Loan documents require an upfront deposit of $587,891 for gap and free rent related to Kids Empire, Brooks Brothers and Komma Tea.

Outstanding TI/LC Reserve – The Arundel Mills and Marketplace Whole Loan documents require an upfront deposit of $3,796,478 for outstanding tenant improvements and leasing commissions related to Primark, Under Armour, Kids Empire, Adidas, The North Face, Brooks Brothers, Vera Bradley, Spencer’s and Movado Company Store.

A “Control Event” will occur upon Simon Key Principal not owning at least 50% of the direct or indirect interests in the borrowers or not controlling the borrowers.

Lockbox / Cash Management. The Arundel Mills and Marketplace Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deposit all rents into a lender-controlled lockbox account within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Lockbox Event Period is not in effect, all funds in the lockbox account are required to be distributed to the borrowers weekly. During the continuance of a Lockbox Event Period, all funds in the lockbox will be transferred weekly to a lender-controlled cash management account to be disbursed in accordance with the Arundel Mills and Marketplace Whole Loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Lockbox Event Period continues.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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A “Lockbox Event Period” will commence upon the earlier of the following (each of the items in clauses (i) through (v), a “Lockbox Event”):

(i)	the occurrence of an event of default;
(ii)	any bankruptcy action of the borrowers;
(iii)	a bankruptcy action of the manager if the manager is an affiliate of the borrowers, and provided that the manager is not replaced within 60 days with a qualified manager;
(iv)	the net operating income debt yield (“NOI DY”), based on the trailing four calendar quarter period, is below 10.5% for two consecutive calendar quarters; or
(v)	the occurrence of a Major Tenant Trigger Event (as defined below).

A Lockbox Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (iii), the borrowers replace the manager with a qualified manager under a replacement management agreement within 60 days, or the bankruptcy action is discharged or dismissed within 90 days without any adverse consequences to the mortgaged property or whole loan;
●	with regard to clause (iv), the NOI DY being 10.5% or greater for two consecutive calendar quarters; or
●	with regard to clause (v), so long as only one Major Tenant Trigger Event exists, the earlier to occur of (x) the date on which the applicable Major Tenant Threshold Amount (as defined below) has been deposited in the excess cash reserve account or (y) a Major Tenant Trigger Event Cure (as defined below) has occurred; provided, however, that, the expiration or termination of the Lockbox Event Period is subject to the following conditions, among others set forth in the Arundel Mills and Marketplace Whole Loan documents: (i) no other Lockbox Event has occurred and is continuing, (ii) no other event of default has occurred and is continuing and (iii) the borrowers may not cure a Lockbox Event (x) more than a total of five times in the aggregate during the term of the Arundel Mills and Marketplace Whole Loan or (y) triggered by a bankruptcy action of the borrowers.

A “Major Tenant Trigger Event” will commence upon the occurrence of any of the following: (i) a bankruptcy action of Bass Pro Shops, Cinemark, Live Casino Hotel or any replacement tenant occupying at least 50% of the space (each, a “Major Tenant”); (ii) a Major Tenant going dark or vacating, on a permanent basis (other than temporary closures due to renovation, closures less than 90 days or closures mandated by law or related to COVID stay-at-home orders); or (iii) a Major Tenant failing to give notice to renew its lease by the earlier of (a) the date required under the lease or (b) the date that is 6 months prior to the lease expiration date.

A “Major Tenant Threshold Amount” means, with respect to the space occupied by (i) Bass Pro, the amount of $6,383,600, (ii) Cinemark, the amount of $5,359,500 and (iii) Live Casino Hotel, the amount of $13,037,450.

An “Major Tenant Trigger Event Cure” will commence upon the occurrence of any of the following: (A) with regard to clause (i) of the definition of Major Tenant Trigger Event, (a) the applicable Major Tenant has assumed, and any applicable bankruptcy court has affirmed, such assumption of the Major Tenant lease, and the applicable Major Tenant is in occupancy of its full space or (b) at the borrowers’ election, the guarantor has delivered to the lender a guaranty in the applicable Major Tenant Threshold Amount, (B) with regard to clause (ii) of the definition of Major Tenant Trigger Event, (a) the applicable Major Tenant continuously operates its business for at least 30 consecutive days during normal business hours and is paying full rent as is required under the lease or (b) at the borrowers’ election, the guarantor has delivered to the lender a guaranty in the applicable Major Tenant Threshold Amount and (C) with regard to clause (iii) of the definition of Major Tenant Trigger Event, (a) the date on which the Major Tenant renews and/or extends its lease, (b) at least 50% of the applicable Major Tenant space has been leased to one or more new tenants, (c) the applicable Major Tenant Threshold Amount has been deposited in the excess cash reserve account or (d) at the borrowers’ election, the guarantor has delivered to the lender a guaranty in the applicable Major Tenant Threshold Amount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Provided that no event of default exists and a Control Event has not occurred, (I) with respect to a partial prepayment, at any time prior to the date that is two years after the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”), and (II) with respect to a partial defeasance, at any time after the earlier to occur of (a) December 1, 2026 and (b) the expiration of the REMIC Prohibition Period, the Arundel Mills and Marketplace Whole Loan documents permit the release of Arundel Marketplace, which has an allocated loan amount of $11,000,000, upon defeasance or prepayment (together with, if prior to the open period, payment of a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium), as applicable, of such allocated loan amount of $11,000,000, provided the following conditions, among others, are satisfied: (i) (a) the lender’s determination that the post-release debt yield for Arundel Mills is equal to or greater than the pre-release debt yield for the mortgaged property or (b) the borrowers’ partial defeasance or partial prepayment of the Arundel Mills and Marketplace Mortgage Whole Loan in an amount that would result in the post-release debt yield for Arundel Mills being equal to or greater than the pre-release debt yield for the mortgaged property; (ii) an opinion of counsel that the partial release satisfies REMIC related requirements; and (iii) if Arundel Marketplace is conveyed to an affiliate, (a) receipt of an officer’s certificate confirming that the intended primary use of Arundel Marketplace will not be exclusively for retail, (b) any tenants being relocated to Arundel Marketplace from Arundel Mills have been replaced with comparable tenants on comparable rental terms, (c) the release will not have a material adverse effect on Arundel Mills and (d) receipt of a rent roll and leasing plan for the Arundel Mills and Arundel Marketplace Property.

Additionally, the borrowers own a non-income producing 24.21-acre parcel of vacant forestry land at the Arundel Mills and Marketplace Property (“Forestry Parcel”), adjacent to which is a single-family home. The home was purchased in 2002 and was surrounded by a fence. Approximately 43,493 square feet of the Forestry Parcel (“Contested Portion”) is located within that fence. The owner of the single-family home has filed an adverse possession suit claiming ownership of the Contested Portion. The value of the Forestry Parcel was not deducted from the appraised value of the Arundel Mills and Marketplace Property in the appraisal, nor was the Forestry Parcel separately valued in the appraisal. Under the Arundel Mills and Marketplace Whole Loan documents, the borrowers may obtain a release from the lien of the mortgage of, for no additional consideration, the Contested Portion, or such substantially similar tract of land the borrowers are required to convey in connection with the adverse possession suit (or reasonably agrees to convey in order to settle the suit).

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$53,750,000	Title(2):	Leasehold
Cut-off Date Principal Balance:	$53,750,000	Property Type – Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	6.6%	Net Rentable Area (Units):	262
Loan Purpose:	Refinance	Location:	Richardson, TX
Borrower:	Riley Cityline Property Owner LLC	Year Built / Renovated:	2016 / NAP
Borrower Sponsors:	Ravikiran Thummalapenta and Venugopala Ilavala	Occupancy:	96.2%
Interest Rate:	7.13000%	Occupancy Date:	3/25/2024
Note Date:	4/30/2024	4th Most Recent NOI (As of)(3):	$2,260,217 (12/31/2021)
Maturity Date:	5/6/2034	3rd Most Recent NOI (As of)(3):	$3,211,513 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$3,316,350 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of)(4):	$3,475,697 (TTM 1/31/2024)
Original Amortization:	None	UW Economic Occupancy:	94.5%
Amortization Type:	Interest Only	UW Revenues:	$6,372,978
Call Protection:	L(24),D(92),O(4)	UW Expenses:	$1,573,961
Lockbox / Cash Management:	Soft / Springing	UW NOI(4):	$4,799,017
Additional Debt:	No	UW NCF:	$4,712,060
Additional Debt Balance:	N/A	Appraised Value / Per Unit(5):	$83,100,000 / $317,176
Additional Debt Type:	N/A	Appraisal Date(5):	2/20/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$205,153
Taxes:	$426,792	$85,358	N/A	Maturity Date Loan / Unit:	$205,153
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.7%
Replacement Reserves:	$0	$5,691	N/A	Maturity Date LTV:	64.7%
Rollover Reserve:	$0	$1,551	N/A	UW NCF DSCR:	1.21x
Free Rent Reserve:	$240,000	$0	N/A	UW NOI Debt Yield:	8.9%
Pending Litigation Reserve:	$109,207	$0	N/A
GHFC Payments Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$53,750,000	93.2%	Loan Payoff	$52,268,592	90.7%
Equity Contribution	3,894,558	6.8	Closing Costs(6)	4,599,967	8.0
			Upfront Reserves	775,999	1.3
Total Sources	$57,644,558	100.0%	Total Uses	$57,644,558	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	The Riley Property (as defined below) is encumbered by a 99-year ground lease as part of the Garland Housing Finance Corporation program (the “GHFC Program”). The lender has a lien on both the leasehold interest, held by the borrower, and the fee interest, held by the Garland Housing Finance Corporation (“GHFC”), in The Riley Property. See “The Property” below for further information.
(3)	The increase from 4th Most Recent NOI to 3rd Most Recent NOI is primarily due to an increase in net rental collections per unit per month from $1,225 in 2021 to $1,606 in 2022.
(4)	The increase in UW NOI from Most Recent NOI is primarily due to the anticipated real estate tax savings related to the admission of The Riley Property into the GHFC Program.
(5)	The Appraised Value shown represents the “Hypothetical As If, Encumbered with Tax Exemption” value of the leasehold interest for The Riley Property, which assumes The Riley Property is encumbered by a ground lease as part of the GHFC Program, whereby certain units at The Riley Property are restricted for rent to tenants whose income does not exceed specified percentages of the area median income and that the ongoing payments due in connection with being a part of the GHFC Program are subordinate to The Riley Mortgage Loan. The market-based “As Is” appraised value, which assumes no Tax Exemption (as defined below) for The Riley Property, is $65,600,000. See “The Property” below for further information.
(6)	Closing Costs include approximately $2.7 million in origination fees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Loan. The Riley mortgage loan (“The Riley Mortgage Loan”) is secured by the borrower’s leasehold interest and GHFC’s fee interest in a mid-rise multifamily property totaling 262 units, located in Richardson, Texas (“The Riley Property”). The Riley Mortgage Loan accrues interest at a fixed rate of 7.13000% per annum. The Riley Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

The Property. The Riley Property is a 262-unit mid-rise multifamily development in Richardson, Texas located approximately 18 miles north of downtown Dallas. Constructed in 2016, The Riley Property consists of a five- and six-story residential building with ground-level retail space and a seven-level parking garage on a 3.32-acre site. The Riley Property offers amenities such as a clubhouse, fitness center, swimming pool, dog park and grilling stations. The unit mix includes 11 studio, 179 one-bedroom, 63 two-bedroom and nine three-bedroom floorplans, with an average unit size of 943 square feet. Unit amenities include patios/balconies, dishwashers, granite or quartz countertops and in-unit washer/dryers. The Riley Property features 31 surface parking spaces and 484 garage parking spaces, resulting in a parking ratio of approximately 1.97 spaces per unit. As of March 25, 2024, the multifamily units at The Riley Property were 96.2% occupied. Average occupancy from 2021 to 2023 was over 95%. The Riley Property also features 18,659 square feet of ground-level retail space (10.8% of underwritten effective gross income) that was 100.0% leased by four tenants as of March 25, 2024.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
Studio	11	4.2%	9	81.8%	610	$1,485	$2.44
One Bedroom	179	68.3%	174	97.2%	845	$1,602	$1.89
Two Bedroom	63	24.0%	60	95.2%	1,186	$2,205	$1.86
Three Bedroom	9	3.4%	9	100.0%	1,587	$3,096	$1.95
Total/Wtd. Avg.	262	100.0%	252	96.2%	943	$1,794	$1.90
(1)	Based on the underwritten rent roll dated March 25, 2024.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the Occupied Units.

Pursuant to the GHFC Program in the State of Texas, a property will be exempt from all property taxes (the “Tax Exemption”) if it meets certain conditions including, among other things, (i) a portion of the property is utilized for the purpose of affordable housing, (ii) the fee interest to the property is owned by the governing body overseeing the GHFC Program and (iii) the managing member of the borrower is an entity with minimal ownership interest (i.e. 0.005%) that is owned and controlled by the same governing body overseeing the GHFC Program. In order to receive the Tax Exemption, at least 90% of the 262 residential units at The Riley Property must be restricted for rent to tenants (“Qualifying Tenants”) whose household income does not exceed 140% of the area median gross income (“AMI”). Additionally, at least 50% of the residential units (131 units) at The Riley Property (the “Affordable Units”) must be restricted for rent to individuals and households whose aggregate adjusted gross incomes does not exceed 80% of the AMI (the “80% AMI Units”). Of the Affordable Units, at least 10% of the aggregate number of units is required to be restricted for rent to individuals and households whose aggregate adjusted gross incomes does not exceed 60% of the AMI (the “60% AMI Units”). The rent charged for the Affordable Units is restricted to the lesser of (i) the respective restriction set forth above, (ii) 95% of the market rental rate for a unit of the same size or (iii) 30% of the applicable AMI for any Affordable Units. The remaining units may be rented at market rate rents, subject to the requirements above.

At the origination of The Riley Mortgage Loan, the borrower entered into a 99-year ground lease between GHFC as ground lessor, and the borrower, as ground lessee (see “Ground Lease” below). The Riley Mortgage Loan is secured by the borrower’s leasehold interest and GHFC’s fee interest in The Riley Property. Except for a small percentage of units, the in-place rents at The Riley Property currently generally comply with the rent limits under the GHFC Program documents. The appraiser concluded the current rental rates are generally in line with achievable rental rates for most units.

Concurrent with the origination of The Riley Mortgage Loan, all necessary documentation for admissions into the GHFC Program was effectuated and as such, The Riley Property is part of the GHFC Program; however, the Tax Exemption has not yet been granted by the applicable central appraisal district. The Riley Mortgage Loan provides full recourse to the guarantor until such time as the Tax Exemption has been granted for The Riley Property. Once issued, the Tax Exemption is expected to be retroactive to the date fee ownership in The Riley Property was transferred by the borrower to GHFC (on

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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or about April 30, 2024) and continues for the term of the related ground lease or until its earlier termination. No real estate taxes were underwritten due to entry into the GHFC Program.

The Riley Mortgage Loan documents require the borrower to partially prepay (in conjunction with the applicable payment of yield maintenance premium) The Riley Mortgage Loan within 30 days in the amount necessary for The Riley Property to satisfy both a debt service coverage ratio of 1.21x and a debt yield of 8.77% (the “GHFC Prepayment Amount”), if either (i) the Tax Exemption is not granted by April 30, 2025 or (ii) the GHFC Program documents are terminated, the Tax Exemption is lost and/or the borrower otherwise surrenders the leasehold estate created by the ground lease with GHFC and the borrower acquires the fee interest in The Riley Property. The Riley Mortgage Loan documents provide recourse to the guarantor for the GHFC Prepayment Amount.

The counsel for the borrower issued a legal opinion for the benefit of the lender opining that The Riley Property (including both the fee and leasehold interest therein) more likely than not will be held by the Chief Appraiser for Collin County, Texas to be exempt from ad valorem taxation under the Texas Property Tax Code. We cannot assure you that the Tax Exemption will be obtained as expected or at all. Until the Tax Exemption is granted, the borrower is required to make monthly deposits into a real estate tax reserve.

Environmental. According to the Phase I environmental assessment dated February 29, 2024, there was no evidence of any recognized environmental conditions at The Riley Property.

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
95.9%	96.2%	93.8%	96.2%
(1)	Historical occupancies represent the average occupancy for each respective year.
(2)	Current occupancy is as of March 25, 2024.

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Unit	%(2)
Rents In-Place	$3,798,581	$4,945,934	$5,269,466	$5,283,688	$5,302,320	$20,238	100.5%
Vacancy Gross Up	0	0	0	0	260,152	993	4.9
Gross Potential Rent	$3,798,581	$4,945,934	$5,269,466	$5,283,688	$5,562,473	$21,231	105.5%
(Vacancy/Concessions/Credit Loss)	(102,293)	(86,207)	(46,183)	(46,759)	(287,755)	(1,098)	(5.5)
Net Rental Income	$3,696,289	$4,859,727	$5,223,283	$5,236,930	$5,274,717	$20,133	100.0%
Commercial Income	402,967	483,690	126,548	251,707	686,519	2620	13.0
Other Income(3)	298,511	440,155	391,444	411,742	411,742	1572	7.8
Effective Gross Income	$4,397,767	$5,783,571	$5,741,275	$5,900,379	$6,372,978	$24,324	120.8%

Total Expenses	$2,137,550	$2,572,058	$2,424,924	$2,424,681	$1,573,961	$6,007	24.7%

Net Operating Income(4)	$2,260,217	$3,211,513	$3,316,350	$3,475,697	$4,799,017	$18,317	75.3%

Total TI/LC, Capex/RR	0	0	0	0	86,958	332	1.4

Net Cash Flow	$2,260,217	$3,211,513	$3,316,350	$3,475,697	$4,712,060	$17,985	73.9%
(1)	TTM column represents the trailing 12 months ending January 31, 2024.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.
(3)	Other Income is comprised of parking revenue, utility reimbursement, and other miscellaneous fees.
(4)	The increase from 2021 Net Operating Income to 2022 Net Operating Income is primarily due to an increase in net rental collections per unit per month from $1,225 in 2021 to $1,606 in 2022.

The Market. The Riley Property is located in Richardson, Texas approximately 18 miles north of downtown Dallas. Primary access is provided by US-75 and President George Bush Turnpike, which provide access to the greater Dallas-Fort Worth metropolitan area. The Riley Property is located in CityLine DFW, a $1.5 billion master planned mixed-use development. The CityLine DFW development includes 2,880 multifamily units, 2.7 million square feet of office space, 263,000 square feet of retail space and a 148-key hotel. The Riley Property is located 0.4 miles from the CityLine/Bush DART station, which provides rail service to the greater Dallas-Fort Worth area, including direct service to downtown Dallas and Dallas Fort Worth International Airport.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius is 11,619, 110,247, and 326,411, respectively. Additionally, for the same period, the estimated median household income within the same radii is $84,955, $83,169, and $86,809, respectively.

According to the appraisal, The Riley Property is located in the Plano multifamily submarket. As of the fourth quarter of 2023, the Plano multifamily submarket had an inventory of 47,782 units, a vacancy rate of 7.7% and average rental rates of $1,697 per unit. The appraisal concluded to market rents of $1,490-$1,500 for studio units, $1,500-$1,890 for one-bedroom units, $1,990-$3,550 for two-bedroom units and $3,100-$3,160 for three-bedroom units.

The following table presents multifamily rental data at comparable properties with respect to The Riley Property:

Comparable Multifamily Rental Summary(1)
Property Name/Location	Year Built	Occupancy	Number of Units	Average Unit Size (SF)	Average Asking Rent ($/month)	Average Asking Rent ($/SF)
The Riley	2016	96.2%	262	943	$1,794(2)	$1.90(2)
Richardson, TX
The Register	2020	96.0%	305	853	$1,872	$2.19
Richardson, TX
Bell CityLine	2018	93.0%	435	878	$1,781	$2.03
Richardson, TX
Axis 110	2015	92.0%	351	897	$1,819	$2.03
Richardson, TX
Windsor Cityline	2016	95.0%	299	886	$1,806	$2.04
Richardson, TX
Lyla Apartments	2019	97.0%	237	892	$1,748	$1.96
Richardson, TX
(1)	Source: Appraisal, except for The Riley Property, which information is based on the underwritten rent roll dated March 25, 2024.
(2)	Represents the average in-place rents of occupied units.

The Borrower. The borrower is Riley Cityline Property Owner LLC, a Texas limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Riley Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Ravikiran Thummalapenta and Venugopala Ilavala. The borrower sponsors are principals at TTI Capital and have over 15 years of experience in multifamily construction and ownership. Collectively, the borrower sponsors own and manage approximately $1 billion in multifamily assets across 4,073 units in Texas (3,216 units), South Carolina (584 units), Florida (176 units), and North Carolina (97 units).

The prior owner of The Riley Property, which is an affiliate of the borrower, and one of the borrower sponsors, Ravikiran Thummalapenta, are defendants, along with certain other affiliates of the borrower sponsors, in certain ongoing litigation relating to claims by a former property manager for accrued but unpaid fees and reimbursements at five different commercial properties including The Riley Property (the “Pending Litigation”). An escrow in the amount of $109,207 was escrowed at closing to cover the potential claims associated with The Riley Property. See “Description of the Mortgage Pool–Litigation and Other Considerations” in the Preliminary Prospectus.

Property Management. The Riley Property is managed by RPM Living, LLC, a third-party property manager.

Escrows and Reserves. At origination, the borrower deposited approximately $426,792 for property taxes, $240,000 for outstanding free rent associated with the Zenvest Capital LLC commercial tenant and approximately $109,207 for potential claims involving prior operations at The Riley Property related to the Pending Litigation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the property taxes (taking into account any Tax Exemption in effect with respect to The Riley Property) that the lender estimates will be payable during the next 12 months (initially approximately $85,358 prior to the Tax Exemption being granted), provided the borrower will no longer be required to make the monthly escrow for The Riley Property once the Tax Exemption has been formally granted by the central appraisal district and while it remains in effect.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premium; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket insurance policy meeting the requirements of The Riley Mortgage Loan documents.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $5,691 for replacement reserves ($250 per multifamily unit annually and $0.15 per square foot of commercial space annually).

Rollover Reserves – On a monthly basis, the borrower is required to escrow approximately $1,551 for tenant improvements and leasing commissions ($1.00 per square foot of commercial space annually).

GHFC Payments Reserves – The lender is required to maintain a subaccount (the “GHFC Payments Subaccount”) as a reserve for the GHFC Payments (as defined below). The borrower is not required to make monthly deposits in the GHFC Payments Subaccount in respect of the GHFC Payments so long as (i) no event of default has occurred and is continuing and (ii) the borrower delivers evidence reasonably acceptable to the lender that the GHFC Payments due under the GHFC Program documents are paid on or prior to the applicable due date in accordance with the GHFC Program documents. To the extent deposits are required, the borrower is required to pay to the lender an amount that is estimated by the lender to be sufficient to pay the next monthly or annual installment of the GHFC Payments due under the GHFC Program documents, and the lender will transfer such amounts to the GHFC Payments Subaccount. Provided that no event of default has occurred and is continuing, the lender will apply the funds in the GHFC Payments Subaccount to payments of the GHFC Payments required to be made by the borrower under the GHFC Program documents.

Lockbox / Cash Management. The Riley Mortgage Loan is structured with a soft lockbox and springing cash management. The Riley Mortgage Loan documents require the borrower to deposit, or cause the manager to deposit, all rents into the lockbox within two business days of receipt. If a Cash Management Period (as defined below) is not in effect, all funds in the lockbox will be swept daily into the borrower’s operating account. During a Cash Management Period, all funds in the lockbox will be swept daily into a cash management account controlled by the lender and applied in accordance with The Riley Mortgage Loan documents.

A “Cash Management Period” will occur upon the earliest of the following: (i) the occurrence of an event of default under The Riley Mortgage Loan documents, (ii) if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio is less than 1.15x based on the trailing 12 months or (iii) the Tax Exemption has not been granted for the benefit of The Riley Property and confirmed by the applicable central appraisal district as of April 30, 2025.

A Cash Management Period will end with regard to: (a) clause (i) above, if the related event of default is no longer continuing and no other event of default has occurred and is continuing, (b) clause (ii) above, upon the net cash flow debt service coverage ratio based on the trailing 12-month period being at least 1.20x as of the last day of a calendar quarter for two consecutive calendar quarters and (c) clause (iii) above, upon the Tax Exemption being granted and confirmed by the applicable central appraisal district.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. At the origination of The Riley Mortgage Loan, (i) the borrower entered into a ground lease between GHFC, as ground lessor, and the borrower, as ground lessee, and (ii) GHFC The Riley Managing Member, LLC, an entity wholly-owned and controlled by GHFC (the “Managing Member”), was appointed as the managing member of the borrower (0.005% membership interest). Pursuant to the ground lease, which is scheduled to terminate on April 30, 2123 with no extensions, the borrower is required to pay GHFC, among other amounts, as applicable, an annual ground lease payment

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – The Riley

equal to $125,000, with 3% annual increases (the “Ground Rent Payment”). Pursuant to the borrower’s limited liability company agreement, the borrower is required to pay the Managing Member an annual management fee in the amount of $10,000, with 3% annual increases (the “Company Management Fee” and, together with the Ground Rent Payment, the “GHFC Payments”) for its services and expenses in connection with the management of the borrower. GHFC, the Managing Member and the borrower entered into a fee agreement agreeing that for so long as the Tax Exemption remains in effect, all fees required under the GHFC Program documents, including the GHFC Payments, be paid from excess distributable cash, if any, after the payment of debt service payments in connection with The Riley Mortgage Loan and operating expenses due and owing. The lender has established a reserve for the GHFC Payments, provided, absent a continuing event of default under The Riley Mortgage Loan, there is no obligation to make deposits into the GHFC Payments reserve unless the borrower fails to provide evidence of timely payment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Outlets at the Dells

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Outlets at the Dells

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Outlets at the Dells

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Outlets at the Dells

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$36,730,000	Title:	Fee
Cut-off Date Principal Balance:	$36,730,000	Property Type – Subtype:	Retail – Outlet Center
% of IPB:	4.5%	Net Rentable Area (SF):	260,273
Loan Purpose:	Acquisition	Location:	Baraboo, WI
Borrowers:	Dells TIC, LLC, HGP TIC, LLC and Tall Pines TIC, LLC	Year Built / Renovated:	2006 / 2021
Borrower Sponsors(1):	Various	Occupancy:	98.1%
Interest Rate:	7.07000%	Occupancy Date:	1/1/2024
Note Date:	3/22/2024	4th Most Recent NOI (As of)(3):	$4,639,125 (12/31/2020)
Maturity Date:	4/6/2034	3rd Most Recent NOI (As of)(3):	$4,137,610 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(3):	$4,753,724 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(3)(4):	$4,920,463 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	98.6%
Amortization Type:	Interest Only	UW Revenues:	$8,199,587
Call Protection:	L(25),D(88),O(7)	UW Expenses:	$2,835,836
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$5,363,752
Additional Debt:	No	UW NCF:	$5,051,424
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$56,500,000 / $217
Additional Debt Type:	N/A	Appraisal Date:	1/17/2024

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$141
Taxes:	$0	$47,369	N/A	Maturity Date Loan / SF:	$141
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.0%
Replacement Reserves:	$0	$3,253	$117,123	Maturity Date LTV:	65.0%
TI/LC Reserve:	$0	$21,689	$780,819	UW NCF DSCR:	1.92x
Outstanding TI/LC Reserve:	$306,014	$0	N/A	UW NOI Debt Yield:	14.6%
Free Rent Reserve:	$22,994	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$36,730,000	63.6%	Purchase Price	$56,500,000	97.8%
Borrower Sponsor Equity	21,013,170	36.4	Closing Costs	$914,162	1.6
			Upfront Reserves	$329,008	0.6
Total Sources	$57,743,170	100.0%	Total Uses	$57,743,170	100.00%
(1)	The Borrower Sponsors are Pleasant Lakes Apts. Limited Partnership, Horizon Group Properties, Inc., Andrew W. Waterman, Judith A. Waterman and Judith A. Waterman Survivor’s Trust dated June 29, 2017.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)	3rd Most Recent NOI is lower than other years primarily due to significant new leasing occurring in the latter half of 2021 and the first half of 2022. Such new leasing includes TJ Maxx ($253,000 of base rent; lease commencement date of October 2021; 22,000 square feet) and Rue21 ($163,898 of base rent; lease commencement date of May 2022; 7,126 square feet). In total, new leases representing 50,180 square feet and $735,754 of base rent were signed from March 2021 through June 2022. Additionally, 3rd Most Recent NOI is lower than 4th Most Recent NOI due to a major tenant vacating, resulting in lower base rent and recoveries in 2021.
(4)	The increase from Most Recent NOI to UW NOI is primarily driven by two new leases executed in the second half of 2023, Five Below (10,195 square feet; 3.9% of net rentable area) and Ulta (8,050 square feet; 3.1% of net rentable area), at rents higher than the tenants they replaced. Additionally, Rally House (8,000 square feet; 3.1% of net rentable area) executed a new lease with a commencement date of March 2024 and underwritten rent of $144,000 which is not reflected in historical cash flows.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Outlets at the Dells

The Loan. The Outlets at the Dells mortgage loan (the “Outlets at the Dells Mortgage Loan”) has an original principal balance and outstanding principal balance as of the Cut-off Date of $36,730,000 and is secured by a first lien mortgage on the borrowers’ fee interest in an outlet center located in Baraboo, Wisconsin (the “Outlets at the Dells Property”). The Outlets at the Dells Mortgage Loan has a 10-year term, is interest-only for the full term and accrues interest at a rate of 7.07000% per annum on an Actual/360 basis.

The Property. The Outlets at the Dells Property is a 260,273 square foot open-air outlet center, which is located in Baraboo, Wisconsin and within the Wisconsin Dells area, which is a major tourist destination known as the “Waterpark Capital of the World.” The Outlets at the Dells Property was built in 2006 by the Waterman Family (who still maintains a 28.25% equity interest in the Outlets at the Dells Property) on a 28.73-acre site. There are 1,070 surface parking spaces, resulting in a parking ratio of approximately 4.0 spaces per 1,000 square feet of net rentable area. The Outlets at the Dells Property is 98.1% occupied by 52 unique tenants with an average occupancy of 92.1% since 2018. The rent roll is granular with no single tenant representing more than 8.5% of the total net rentable area or 5.1% of total underwritten base rent. There are four tenants occupying over 10,000 square feet at the Outlets at the Dells Property, which are TJ Maxx, Old Navy, Nike and Five Below. The tenant mix at the Outlets at the Dells Property features several other national retailers such as Under Armour, Adidas, Columbia Sportswear, Ulta, Crocs, New Balance and Michael Kors, among others, as well as many tenants who are local to Wisconsin.

The Outlets at the Dells Property was renovated in 2021, which included an expansion of the outlet center to accommodate TJ Maxx taking occupancy. Renovations also included a new concrete privacy wall along the interstate and enhancements to the building exterior. The total cost of the renovation was approximately $4.8 million, including tenant allowances.

The Outlets at the Dells Property reported 2023 aggregate sales of approximately $74.4 million and comparable inline sales per square foot of $394. Comparable inline sales per square foot increased 13.9% over 2019.

Major Tenants.

TJ Maxx (22,000 square feet; 8.5% of NRA; 4.4% of underwritten base rent): TJ Maxx is owned by TJX Companies, Inc., which is an investment grade rated, leading off-price apparel and home fashions retailer in the United States and worldwide. TJX Companies, Inc. operates over 4,800 stores in nine different countries. TJX Companies, Inc. operates several prominent, national retail brands such as TJ Maxx, Marshalls, HomeGoods and Homesense. TJX Companies, Inc. reported net sales of $16.4 billion in the fourth quarter of the 2024 fiscal year, which was a 13% year-over-year increase. TJX Companies, Inc. also reported full fiscal year 2024 sales of $54.2 billion, which was a 9% increase over 2023 net sales.

TJ Maxx has been at the Outlets at the Dells Property since 2021, when it moved into the new expansion space. TJ Maxx has a lease expiration date of October 2031 and has four, five-year renewal options remaining. TJ Maxx has no termination options.

Old Navy (17,460 square feet; 6.7% of NRA; 4.1% of underwritten base rent): Old Navy is national apparel and accessories brand that is owned by Gap. Old Navy opened its first store in 1994. Today, there are over 1,200 Old Navy stores. Old Navy reported fourth quarter 2023 sales of approximately $2.3 billion, which was a 6% increase over the 2022 fourth quarter. Old Navy reported 2023 full year net sales of $8.2 billion, which was in line with 2022 net sales.

Old Navy has been at the Outlets at the Dells Property since 2006 and has a lease expiration date of July 2027. Old Navy has no renewal or termination options.

Nike (12,096 square feet; 4.6% of NRA; 4.8% of underwritten base rent): Nike is a global designer, marketer and distributor of authentic athletic footwear, apparel, equipment and accessories for a wide variety of sports and fitness activities. Nike is the largest seller of athletic footwear and apparel in the world. Nike was founded in 1964 and is headquartered in Beaverton, Oregon. Nike reported fiscal year 2023 sales of $51.2 billion, which was a 10% increase from 2022 sales. As of April 16, 2024, Nike had a market capitalization of approximately $139.3 billion.

Nike has been at the Outlets at the Dells Property since 2006, has renewed its lease three times, and has a lease expiration date of August 2024. Nike has no renewal or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Outlets at the Dells

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
86.0%	93.4%	94.9%	98.1%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current occupancy is as of January 1, 2024.

Top Tenant Summary(1)
Tenant	Ratings Fitch/Moody’s/S&P(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(1)	UW Base Rent(1)	% of Total UW Base Rent(1)	Lease Expiration Date	2023 Sales PSF	2023 Occ. Cost
TJ Maxx(3)	NR/A2/A	22,000	8.5%	$11.50	$253,000	4.4%	10/31/2031	NAV	NAV
Old Navy	NR/NR/NR	17,460	6.7	$13.50	235,710	4.1	7/31/2027	$258	8.4%
Nike	NR/A1/AA-	12,096	4.6	$23.25	281,284	4.8	8/31/2024	$789	4.1%
Five Below(4)	NR/NR/NR	10,195	3.9	$23.00	234,485	4.0	1/31/2033	NAV	NAV
Under Armour	NR/Ba3/BB	8,781	3.4	$33.92	297,888	5.1	1/31/2025	$579	9.7%
Adidas	NR/A3/A-	8,500	3.3	$25.00	212,500	3.7	1/31/2025	$468	8.9%
Gap	NR/B1/BB	8,079	3.1	$15.00	121,185	2.1	1/31/2026	$231	10.1%
Ulta(5)	NR/NR/NR	8,050	3.1	$23.00	185,150	3.2	9/30/2033	NAV	NAV
Rally House(5)	NR/NR/NR	8,000	3.1	$18.00	144,000	2.5	2/28/2030	NAV	NAV
Columbia Sportswear(6)	NR/NR/NR	7,304	2.8	$28.05	204,877	3.5	1/31/2029	$558	7.6%
Top Ten Tenants		110,465	42.4%	$19.64	$2,170,079	37.4%
Other Tenants		144,873	55.7%	$25.12	$3,639,589	62.6%
Occupied Collateral Total / Wtd. Avg.		255,338	98.1%	$22.75	$5,809,667	100.0%

Vacant Space		4,935	1.9%

Collateral Total		260,273	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2024, and includes $89,238 of contractual rent steps through February 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Sales information is not available as TJ Maxx does not report sales.
(4)	Five Below has the right to terminate its lease if gross sales are less than $2,000,000 for the period beginning on August 1, 2027 and expiring on July 31, 2028 (the “Five Below Sales Measuring Period”). Five Below must provide notice no later than 60 days after the expiration of the Five Below Sales Measuring Period, and provided that a termination fee of $275,000 is paid within 60 days after such notice, the termination would be effective 90 days after such notice is provided. Five Below’s lease commenced in August 2023, and thus sales history is not available.
(5)	Sales information is not available as the respective tenant has a lease commencement date of August 2023 or later.
(6)	In addition to 7,304 square feet of inline space, Columbia Sportswear also occupies 4,608 square feet of temporary space. Columbia Sportswear has operated such temporary space at the Outlets at the Dells Property since June 2022, and the temporary lease currently expires in September 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Outlets at the Dells
Tenant Sales(1)(2)
	2019	2021	2022	2023
Aggregate Sales	$80,304,451	$82,993,255	$76,847,522	$74,380,194
Comparable Inline (<10,000 SF) Sales(3)	$61,987,837	$63,865,542	$60,942,724	$58,004,496
Comparable Inline Sales PSF (Inline < 10,000 SF)	$346	$435	$383	$394
Occupancy Cost (Inline < 10,000 SF)(4)	9.6%	8.2%	9.4%	9.8%
(1)	All sales information presented herein with respect to the Outlets at the Dells Property is based upon data provided by the borrower sponsor and in certain cases calculated by the lender.
(2)	2020 sales history was not included due to incomplete sales reporting by tenants during the COVID-19 pandemic.
(3)	Excludes sales attributed to tenants reporting less than a full 12 months of sales in the given period and sales from temporary and kiosk tenants.
(4)	Occupancy Cost is based on current underwritten gross rent, which takes into account percentage rent, overage rent and underwritten reimbursements.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	4,935	1.9%	NAP	NA	P	4,935	1.9%	NAP	NAP
2024 & MTM	13	47,028	18.1	$843,719	14.5%		51,963	20.0%	$843,719	14.5%
2025	12	41,605	16.0	1,244,511	21.4		93,568	35.9%	$2,088,231	35.9%
2026	10	43,973	16.9	985,752	17.0		137,541	52.8%	$3,073,983	52.9%
2027	7	41,354	15.9	887,854	15.3		178,895	68.7%	$3,961,837	68.2%
2028	2	4,106	1.6	154,195	2.7		183,001	70.3%	$4,116,032	70.8%
2029	5	25,171	9.7	615,884	10.6		208,172	80.0%	$4,731,916	81.4%
2030	2	11,026	4.2	320,439	5.5		219,198	84.2%	$5,052,354	87.0%
2031	2	22,830	8.8	337,678	5.8		242,028	93.0%	$5,390,032	92.8%
2032	0	0	0.0	0	0.0		242,028	93.0%	$5,390,032	92.8%
2033	2	18,245	7.0	419,635	7.2		260,273	100.0%	$5,809,667	100.0%
2034	0	0	0.0	0	0.0		260,273	100.0%	$5,809,667	100.0%
2035 & Thereafter	0	0	0.0	0	0.0		260,273	100.0%	$5,809,667	100.0%
Total	55	260,273	100.0%	$5,809,667	100.0%
(1)	Based on the underwritten rent roll dated January 1, 2024, and includes $89,238 of contractual rent steps through February 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Environmental. According to the Phase I environmental site assessment dated December 13, 2023, there was no evidence of any recognized environmental conditions at the Outlets at the Dells Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow(1)
	2020	2021(2)	2022	2023(3)	Underwritten(3)	Per SF	%(4)
Base Rent	$4,200,788	$3,870,767	$4,373,426	$4,794,732	$5,065,866	$19.46	61.0%
Rent Steps and SL Rent(5)	0	0	0	0	100,238	0.39	1.2
PIL Rent and Overage Rent	272,612	1,075,455	911,254	717,558	485,483	1.87	5.8
Other Rental Income	0	86,070	101,863	0	80,280	0.31	1.0
Vacancy Gross-Up	0	0	0	0	57,960	0.22	0.7
Gross Potential Rent	$4,473,400	$5,032,292	$5,386,543	$5,512,290	$5,789,827	$22.25	69.7%
Total Recoveries	2,329,433	1,714,151	2,087,115	2,272,323	2,398,868	9.22	28.9
Other Income	208,198	112,738	91,319	42,628	121,913	0.47	1.5
Net Rental Income	$7,011,031	$6,859,181	$7,564,977	$7,827,241	$8,310,608	$31.93	100.0%
Vacancy / Credit Loss	0	$0	$0	$0	(111,021)	(0.43)	(1.3)
Effective Gross Income	$7,011,031	$6,859,181	$7,564,977	$7,827,241	$8,199,587	$31.50	98.7%
Taxes	532,886	541,160	561,562	569,942	551,867	2.12	6.7
Insurance	27,651	56,025	112,147	141,157	95,541	0.37	1.2
Repairs and Maintenance	0	535,018	568,816	0	543,162	2.09	6.6
Other Operating Expenses	1,811,369	1,589,368	1,568,728	2,195,679	1,645,266	6.32	20.1
Total Expenses	$2,371,906	$2,721,571	$2,811,253	$2,906,778	$2,835,836	$10.90	34.6%
Net Operating Income	$4,639,125	$4,137,610	$4,753,724	$4,920,463	$5,363,752	$20.61	65.4%
Capital Expenditures	0	0	0	0	52,055	0.20	0.6
TI/LC	0	0	0	0	260,273	1.00	3.2
Net Cash Flow	$4,639,125	$4,137,610	$4,753,724	$4,920,463	$5,051,424	$19.41	61.6%
(1)	Based on the underwritten rent roll dated January 1, 2024.
(2)	2021 NOI is lower than other years primarily due to significant new leasing occurring at the end of 2021 and the first half of 2022. Such new leasing includes TJ Maxx ($253,000 of base rent; lease commencement date of October 2021; 22,000 square feet) and Rue21 ($163,898 of base rent; lease commencement date of May 2022; 7,127 square feet). In total, new leases representing 50,180 square feet and $735,754 of base rent were signed from March 2021 through June 2022.
(3)	The increase from 2023 Net Operating Income to Underwritten Net Operating Income is primarily driven by two new leases executed in the second half of 2023, Five Below (10,195 square feet; 3.9% of net rentable area) and Ulta (8,050 square feet; 3.1% of net rentable area), at rents higher than the tenants they replaced. Additionally, Rally House (8,000 square feet; 3.1% of net rentable area) executed a new lease with a commencement date of March 2024 and underwritten rent of $144,000 which is not reflected in historical cash flows.
(4)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(5)	Includes $89,238 of contractual rent steps through February 2025 and $11,000 of straight line rent attributed to TJ Maxx.

The Market. The Outlets at the Dells Property is located in Baraboo, Wisconsin, which is within Sauk County. Sauk County is located approximately 40 miles northwest of Madison, 120 miles west of Milwaukee and 240 miles southeast of Minneapolis. The Outlets at the Dells Property is located at the intersection of Interstate 90 and Wisconsin Dells Parkway South, which is a major thoroughfare in Baraboo and runs south to Madison. The Outlets at the Dells Property benefits from its position within the Wisconsin Dells area which is a major tourist destination known as the “Waterpark Capital of the World.” The Wisconsin Dells region is comprised of approximately 20 square miles and includes five large resorts/waterparks, over 8,000 hotel rooms and attracts approximately five million annual visitors. There is also over 400,000 square feet of meeting space in the Wisconsin Dells region. Additionally, the Kalahari Resort Waterpark is expected to open in May 2024 and will be located across the street from the Outlets at the Dells Property.

Per the appraisal, the Outlets at the Dells Property is the largest retail venue in the area and there are no competitive properties in the surrounding area. There are three other outlet centers in the region, but they are located 79 or more miles away from the Outlet at the Dells Property. There is a power center, Lake Delton Marketplace, two miles away from the Outlets at the Dells Property, but the appraisal notes that the tenant mix is not comparable and the power center is more complimentary than competitive. Lake Delton Marketplace features a few national retailers compared to the 52 unique tenants at the Outlets at the Dells Property that are a mix of national and local tenants.

According to the appraisal, as of the fourth quarter of 2023, the vacancy rate in the Sauk County, WI retail market was approximately 1.9%. Asking rent in the Sauk County, WI retail market increased to $15.07 per square foot, which was a 37.4% increase over the fourth quarter of 2022. Since 2019, vacancy in the market has shown an overall downward trend while asking rents have increased significantly. The appraisal concluded market rents of $30.00 per square foot for tenants less than or equal to 5,000 square feet, $20.00 per square foot for tenants greater than 5,000 square feet but less than or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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equal to 10,000 square feet and $12.50 per square foot for tenants greater than 10,000 square feet. According to the appraisal, the 2022 population within a 10-, 30- and 50- mile radius of the Outlets at the Dells Property was 35,185, 172,332 and 866,559, respectively. The 2022 average household income within the same radii was $76,161, $78,646 and $94,250, respectively.

The following table presents certain information relating to comparable retail centers for the Outlets at the Dells Property:

Competitive Retail Center Summary(1)
Property / Location	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occupancy	Distance to Subject	Sales PSF	Major Tenants
Outlets at the Dells Baraboo, WI	2006 / 2021	260,273(2)	98.1%(2)	NAP	$407(3)	TJ Maxx Old Navy Nike Five Below
Johnson Creek Premium Outlets Johnson Creek, WI	1998 / NAP	278,000	88.0%	79.0 miles	$248	Gap / Old Navy Nike Columbia / Under Armour Eddie Bauer Ralph Lauren
The Outlet Shoppes at Oshkosh Oshkosh, WI	1989 / NAP	270,315	56.0%	87.0 miles	$320	Gap / Old Navy Nike Under Armour Eddie Bauer Ralph Lauren
Pleasant Prairie Premium Outlets Pleasant Prairie, WI	1988 / 2006	402,611	91.0%	148.0 miles	$378	Gap / Old Navy Nike Columbia / Under Armour Loft Ralph Lauren
Lake Delton Marketplace Wisconsin Dells, WI	2011 / NAP	435,777	90.0%	2.0 miles	NAV	JoAnn Fabrics Kohl’s Walmart Home Depot Dollar Tree
(1)	Based on the appraisal, unless otherwise stated.
(2)	Based on the underwritten rent roll dated January 1, 2024.
(3)	Based on information provided by the borrower sponsor.

The Borrowers. The borrowers are Dells TIC, LLC, HGP TIC, LLC and Tall Pines TIC, LLC, each a single-purpose, Delaware limited liability company with two independent directors in its organizational structure. The borrowers own the Outlets at the Dells Property as tenants-in-common. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Outlets at the Dells Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are Pleasant Lakes Apts. Limited Partnership, Horizon Group Properties, Inc. (“Horizon”), Andrew W. Waterman, Judith A. Waterman and the Judith A. Waterman Survivor’s Trust dated June 29, 2017. Horizon is based in Rosemon, Illinois and is an owner and developer of outlet shopping centers across seven states. Horizon’s portfolio includes approximately 3.1 million square feet of retail space and 375 acres of land that is under development. Horizon has experienced foreclosures, defaults, modifications and other workouts on unrelated properties, primarily related to loans originated pre-2010. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Outlets at the Dells Property is managed by Horizon Group Properties, L.P., an affiliate of one of the borrower sponsors.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow $306,014 for outstanding tenant improvements and leasing commission obligations and $22,994 for free rent.

Tax Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of the taxes estimated to be payable over the next 12 months, initially equal to approximately $47,369.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Insurance Escrows – The borrowers are not required to make monthly payments of 1/12th of insurance premiums payable for the renewal of coverage so long as the borrowers obtain a blanket policy satisfactory to the lender.

Replacement Reserves – On a monthly basis, the borrowers are required to deposit approximately $3,253 ($0.15 per square foot per annum) for replacement reserves, subject to a cap of approximately $117,123, which is equal to three years of collections.

TI/LC Reserves – On a monthly basis, the borrowers are required to deposit approximately $21,689 ($1.00 per square foot per annum) for tenant improvements and leasing commissions, subject to a cap of approximately $780,819, which is equal to three years of collections.

Lockbox / Cash Management. The Outlets at the Dells Mortgage Loan requires a hard lockbox with springing cash management. The borrowers have established a lockbox account for the exclusive benefit of the lender into which the tenants are instructed to pay rents directly or in the event that the borrowers or property manager receives such funds, the borrowers or property manager will be required to deposit all rents within two business days of receipt. Funds in the lockbox account, absent the occurrence of a Trigger Period (as defined below), are required to be transferred daily to the borrowers’ operating account. Upon the occurrence of a Trigger Period, the lender will establish a cash management account into which, during the continuance of such Trigger Period, all amounts in the lockbox account will be automatically transferred each business day for the payment of, among other things, the debt service, monthly escrows, default interest and late payment charges, with any amounts remaining to be transferred to the excess cash flow reserve account.

A “Trigger Period” means a period (A) commencing upon the earliest to occur of (i) an event of default under the Outlets at the Dells Mortgage Loan documents or (ii) the net cash flow debt yield (the “NCF Debt Yield”) being less than 12.0% and (B) expiring upon (x) with regard to clause (i), the cure of such event of default and (y) with regard to clause (ii), a NCF Debt Yield being at least 12.0% for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. The borrowers may obtain the release of certain unimproved and non-income producing parcels with no underwritten value upon the satisfaction of certain conditions, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the NCF Debt Yield of the remaining Outlets at the Dells Property is not less than the greater of (1) the NCF Debt Yield immediately prior to the release and (2) 14.17%; (iii) the net cash flow debt service coverage ratio for the remaining Outlets at the Dells Property is not less than the greater of (1) the net cash flow debt service coverage ratio immediately prior to the release and (2) 1.98x; (iv) the loan-to-value ratio for the remaining Outlets at the Dells Property is not greater than the lesser of (1) the loan-to-value ratio immediately prior to the release or (2) 65.0%; and (v) satisfaction of any REMIC release conditions.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$35,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,000,000	Property Type – Subtype(4):	Various - Various
% of IPB:	4.3%	Net Rentable Area (SF)(5):	1,100,563
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Sanjiv Chopra	Occupancy(5):	94.8%
Interest Rate:	6.93200%	Occupancy Date(5):	Various
Note Date:	12/19/2023	4th Most Recent NOI (As of)(6)(7)(8)(9):	$5,766,630 (12/31/2020)
Maturity Date:	1/6/2034	3rd Most Recent NOI (As of)(6)(8)(9)(10):	$7,093,480 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(6)(8)(10)(11):	$8,768,474 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(6)(8)(11)(12):	$10,761,492 (TTM Various)
Original Amortization Term:	None	UW Economic Occupancy:	92.8%
Amortization Type:	Interest Only	UW Revenues(13):	$22,679,232
Call Protection:	L(24),YM1(89),O(7)	UW Expenses(13):	$7,590,897
Lockbox / Cash Management:	Soft / Springing	UW NOI(12) (13):	$15,088,334
Additional Debt(1):	Yes	UW NCF(13):	$14,026,111
Additional Debt Balance(1):	$102,150,000	Appraised Value / Per SF(5)(14):	$220,113,997 / $200
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$125
Taxes:	$404,449	$201,224	N/A	Maturity Date Loan / SF	$125
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.3%
Replacement Reserve:	$0	$18,407	N/A	Maturity Date LTV:	62.3%
TI/LC:	$0	$61,203	$2,203,325	UW NCF DSCR:	1.46x
Deferred Maintenance:	$107,625	$0	N/A	UW NOI Debt Yield:	11.0%
Upfront TI/LC:	$11,354,360	$0	N/A
Free Rent:	$2,414,574	$0	N/A
Static Insurance:	$512,570	$0	N/A
Trader Joe’s Earnout	$1,300,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$137,150,000	98.9%	Loan Payoff	$118,577,299	85.5%
Borrower Sponsor Equity	1,477,131	1.1	Reserves	16,093,577	11.6
			Closing Costs	3,956,255	2.9
Total Sources	$138,627,131	100.0%	Total Uses	$138,627,131	100.0%
(1)	The Rhino Portfolio 3 Mortgage Loan (as defined below) is part of a whole loan evidenced by seven pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $137.15 million (the “Rhino Portfolio 3 Whole Loan”). The Rhino Portfolio 3 Whole Loan includes $1,300,000 attributed to the Trader Joe’s earnout reserve that is contingent upon Trader Joe’s taking occupancy at The Summit mortgaged property, among other conditions described in the “Escrows and Reserves” section. The Financial Information in the chart reflects the metrics of the Rhino Portfolio 3 Whole Loan and the underwritten rent attributed to Trader Joe’s.
(2)	The borrowers of the Rhino Portfolio 3 Whole Loan are Rhino Holdings Arlington, LLC, Rhino Holdings Boulevard, LLC, Rhino Holdings Shayden Summit, LLC, Rhino Holdings Houma, LLC, Rhino Holdings Jackson Crossing, LLC, Rhino Holdings Haymarket, LLC and Rhino Holdings North Aurora, LLC.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	The Rhino Portfolio 3 Whole Loan is secured by six retail properties and one multifamily property.
(5)	Net rentable area and occupancy take into account the net rentable area of the Blvd 2500 mortgaged property multifamily space. The Blvd 2500 mortgaged property contains 296 multifamily units, which are being treated as 121,308 square feet to calculate total square feet and occupancy throughout the whole portfolio. Based on the Blvd 2500 mortgaged property’s multifamily units, it has an occupancy rate of 89.5% as of November 24, 2023. Included in occupancy are 15 tenants totaling 123,844 square feet accounting for approximately $2.6 million in base rent that have executed leases but are not yet occupying their space as of the origination date, which includes Trader Joe’s, whom is expected to take occupancy in June 2024, and at origination of the Rhino Portfolio 3 Whole Loan there was a $1.3 million earnout reserved upfront contingent on Trader Joe’s taking occupancy. The conditions of the earnout are described in the Escrows and Reserves section. Occupancy dates for the Rhino Portfolio 3 Properties (as defined below) are as of November 24, 2023 through December 19, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(6)	Historical cash flows include a 35,000 square foot box formerly leased to UFC Gym, who was paying approximately $37,203 in monthly base rent, at the North Aurora mortgaged property that is no longer included in the collateral. The 35,000 square foot box has been vacant since 2021 and represents 3.2% of the total portfolio net rentable area.
(7)	4th Most Recent NOI excludes the Blvd 2500 mortgaged property as the property was converted to multifamily usage in phases beginning in 2020 and the development was still ongoing.
(8)	The At Home – Arlington and Houma mortgaged properties were purchased in 2023. The At Home – Arlington mortgaged property cash flows are excluded from 4th Most Recent, 3rd Most Recent and 2nd Most Recent NOI. The Houma mortgaged property historical cash flows are excluded from all historical cash flows.
(9)	The increase from 4th Most Recent NOI to 3rd Most Recent NOI is driven primarily by the inclusion of the Blvd 2500 mortgaged property.
(10)	The increase from 3rd Most Recent NOI to 2nd Most Recent NOI is driven primarily by increased rental income at the Blvd 2500 mortgaged property as the property reached stabilization.
(11)	The increase from 2nd Most Recent NOI to Most Recent NOI is primarily attributed to recent leasing at The Summit mortgaged property. The leases primarily driving this growth include Columbia ($318,270 of underwritten base rent; lease commencement date of November 2022; 11,232 square feet), Lululemon Athletica ($248,029 of underwritten base rent; lease commencement date of December 2022; 6,249 square feet) and Five Below ($153,918 of underwritten base rent; lease commencement date of July 2022, 9,054 square feet).
(12)	The increase from Most Recent NOI to Underwritten NOI is primarily attributed to recent leasing throughout the Rhino Portfolio 3 Properties. Recent leasing includes Dave and Busters ($473,666 of underwritten base rent; expected occupancy date of February 2025; 20,156 square feet; The Summit mortgaged property), Burlington ($249,550 of underwritten base rent; expected occupancy date of October 2024; 21,700 square feet; the Jackson mortgaged property), Petco ($262,977 of underwritten base rent; expected occupancy date of November 2024; 13,486 square feet; The Summit mortgaged property), Kids Empire ($190,076 of underwritten base rent; expected occupancy date of June 2024; 10,004 square feet; the North Aurora mortgaged property), Golf X ($172,632 of underwritten base rent; occupancy date of February 2024; 7,193 square feet; The Summit mortgaged property) and Starbucks ($155,234 of underwritten base rent; expected occupancy date of June 2024; 2,465 square feet; The Summit mortgaged property).
(13)	Underwritten cash flows include underwritten rent attributed to Trader Joe’s, which has been underwritten in occupancy. Trader Joe’s is expected to take occupancy in June 2024.
(14)	The Appraised Value represents the “As-Is with Escrow Reserve” value, which includes the extraordinary assumption that certain escrows have been reserved for tenant improvements and leasing commissions, gap rent and free rent associated with the lease up of various tenant spaces in an estimated aggregate amount of $14,863,997. At origination of the Rhino Portfolio 3 Whole Loan, the borrowers deposited with the lender approximately (i) $11,354,360 for outstanding tenant improvement work and leasing commission obligations, (ii) $2,278,509 for gap rent, (iii) $136,064 for free rent and (iv) $1,300,000 for an earnout reserve related to the Trader Joe’s lease.

The Loan. The Rhino Portfolio 3 mortgage loan (the “Rhino Portfolio 3 Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in an 1,100,563 square foot, seven-property portfolio located in Nevada, New Mexico, Michigan, Iowa, Illinois and Louisiana (each, a “Rhino Portfolio 3 Property”, and collectively, the “Rhino Portfolio 3 Properties”). The Rhino Portfolio 3 Whole Loan consists of seven pari passu notes and accrues interest at a rate of 6.93200% per annum. The Rhino Portfolio 3 Whole Loan has a 10-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis. The Rhino Portfolio 3 Whole Loan was co-originated by Barclays Capital Real Estate Inc. (“Barclays”) and Bank of America, N.A. (“BANA”). The non-controlling Note A-2, with an original principal balance and Cut-off Date Balance of $35,000,000, will be contributed by Barclays to the BBCMS 2024-C26 securitization trust. The remaining notes are currently held by BANA and are expected to be contributed to one or more future securitization trust(s). The Rhino Portfolio 3 Whole Loan is serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-C24 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BBCMS 2024-C24	Yes
A-2	35,000,000	35,000,000	BBCMS 2024-C26	No
A-3	10,000,000	10,000,000	BBCMS 2024-C24	No
A-4	10,000,000	10,000,000	BBCMS 2024-C24	No
A-5	5,000,000	5,000,000	BBCMS 2024-C24	No
A-6(1)	20,000,000	20,000,000	BANA	No
A-7(1)	17,150,000	17,150,000	BANA	No
Whole Loan	$137,150,000	$137,150,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Properties. The Rhino Portfolio 3 Properties consist of three anchored retail centers (79.1% of the Rhino Portfolio 3 Whole Loan amount (“ALA”)), one shadow anchored retail center (4.2% of ALA), two single tenant retail properties (4.3% of ALA) and one low rise multifamily property (12.4% of ALA). Retail space throughout the Rhino Portfolio 3 Properties was 95.3% occupied as of November 24, 2023 through December 19, 2023. The Blvd 2500 mortgaged property is the only multifamily property and was 89.5% occupied by units as of November 24, 2023. In total, including the net rentable area of the multifamily space at the Blvd 2500 mortgaged property, the Rhino Portfolio 3 Properties were 94.8% occupied as of November 24, 2023 through December 19, 2023.

The Summit mortgaged property (64.6% of ALA) is an anchored retail center located in Reno, Nevada. The Summit mortgaged property is anchored by Century Theatres, Old Navy, Petco and Apple. The Summit mortgaged property is also shadow anchored by Dillard’s. Additionally, Trader Joe’s is expected to take occupancy in June 2024 and will be an anchor at The Summit mortgaged property.

The Blvd 2500 mortgaged property (12.4% of ALA) is a low rise multifamily property located in Albuquerque, New Mexico. The Blvd 2500 mortgaged property has maintained occupancy above 92.0% since 2021.

The Jackson mortgaged property (7.4% of ALA) is an anchored retail center located in Jackson, Michigan. The Jackson mortgaged property is anchored by Hobby Lobby and Planet Fitness, which have both recently executed 10-year leases in 2022. Additionally, Burlington is expected to take occupancy in October 2024.

The Haymarket mortgaged property (7.1% of ALA) is an anchored retail center located in Des Moines, Iowa. The Haymarket mortgaged property is anchored by Burlington and Hobby Lobby, who have been at The Haymarket mortgaged property since 1994 and 1999, respectively.

The North Aurora mortgaged property (4.2% of ALA) is a shadow anchored retail center located in North Aurora, Illinois. The North Aurora mortgaged property is shadow anchored by Target.

The At Home – Arlington mortgaged property (3.5% of ALA) is a single tenant retail property located in Arlington Heights, Illinois. The sole tenant, At Home, executed a lease in 2022 that will expire in June 2033.

The Houma mortgaged property (0.8% of ALA) is a single tenant retail property located in Houma, Louisiana. The sole tenant, Big Lots, has been at the Houma mortgaged property since 1997 and recently extended their lease which commenced in February 2023 and has a lease expiration date in January 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the Rhino Portfolio 3 Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	SF	Occ. %(1)(2)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
The Summit	Reno, NV	2005, 2006, 2007 / NAP	391,416	96.5%	$88,550,000	64.6%	$138,713,944	63.0%
Blvd 2500 (Multifamily)	Albuquerque, NM	1970 / 2020	128,922(2)	92.0%(3)	17,000,000	12.4%	$34,218,251	15.5%
Jackson	Jackson, MI	1966 / 2023	138,513	96.7%	10,200,000	7.4%	$14,287,158	6.5%
Haymarket	Des Moines, IA	1973 / 1994	229,413	92.6%	9,700,000	7.1%	$13,683,212	6.2%
North Aurora	North Aurora, IL	2006 / NAP	85,758	86.8%	5,800,000	4.2%	$9,511,432	4.3%
At Home – Arlington	Arlington Heights, IL	1989 / 2022	100,501	100.0%	4,800,000	3.5%	$7,800,000	3.5%
Houma	Houma, LA	1973 / 1997	26,040	100.0%	1,100,000	0.8%	$1,900,000	0.9%
Total / Wtd. Avg.			1,100,563	94.8%	$137,150,000	100.0%	$220,113,997	100.0%
(1)	Occ. % is as of November 24, 2023 through December 19, 2023. The Summit occupancy is as of December 12, 2023, Blvd 2500 occupancy is as of November 24, 2023, Jackson occupancy is as of December 11, 2023, Haymarket occupancy is as of December 11, 2023, North Aurora occupancy is as of December 11, 2023, At Home – Arlington occupancy is as of December 19, 2023 and Houma occupancy is as of December 19, 2023.
(2)	Included in occupancy are 15 tenants totaling 123,844 square feet accounting for approximately $2.6 million in base rent that have executed leases but are not yet occupying their space which includes Trader Joe’s, whom is expected to take occupancy in June 2024, and at origination of the Rhino Portfolio 3 Whole Loan there was a $1.3 million earnout reserved upfront contingent on Trader Joe’s taking occupancy. The conditions of the earnout are described in the Escrows and Reserves section.
(3)	Based on the aggregate net rentable area attributed to both the multifamily and retail space at the Blvd 2500 mortgaged property. Based on the multifamily component of the Blvd 2500 mortgaged property, there are 296 units which were 89.5% occupied as of November 24, 2023.

Portfolio Major Tenants.

Hobby Lobby Stores, Inc. (123,934 square feet; 12.7% of portfolio NRA; 5.5% of portfolio underwritten base rent). Hobby Lobby Stores, Inc. (“Hobby Lobby”) was founded in 1970 and has over 900 stores today as the largest privately-owned arts-and-crafts retailer in the world. Hobby Lobby has over 43,000 employees and operates in 48 different states. Hobby Lobby had revenue of approximately $7.9 billion in 2023, which was an approximately 2.6% year-over-year increase from 2022. Hobby Lobby occupies 67,594 square feet at the Haymarket mortgaged property with a current lease expiration date of December 2027 and two, five-year renewal options remaining. Hobby Lobby also occupies 56,340 square feet at the Jackson mortgaged property with a current lease expiration date in May 2032 and has three, five-year lease renewal options remaining. Hobby Lobby has no termination options.

Burlington Coat Factory (112,961 square feet; 11.5% of portfolio NRA; 5.4% of portfolio underwritten base rent). Burlington Coat Factory (“Burlington”) is a Fortune 500 company founded in 1972 and headquartered in Burlington, New Jersey. Burlington (S&P: BB+) is a nationally recognized off-price retailer including women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home, toys, gifts and coats. Burlington, as of the end of the third quarter of 2023, operated 977 stores spanning across 46 states and Puerto Rico. Burlington had fiscal year 2022 sales of approximately $8.7 billion. Burlington also reported third quarter of 2023 total sales of approximately $2.3 billion, which was a 12% increase compared to the third quarter of 2022. Burlington operates 91,261 square feet at the Haymarket mortgaged property with a lease expiration date of June 2030. Burlington has been at the Haymarket mortgaged property since 1994. Additionally, Burlington is expected to take occupancy of 21,700 square feet at the Jackson mortgaged property in October 2024. The lease is expected to expire in February 2035 and has four, five-year renewal options remaining. Burlington has no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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At Home (100,501 square feet; 10.3% of portfolio NRA; 4.9% of portfolio underwritten base rent). At Home (Moody’s/S&P: C/CCC), formerly, Garden Ridge, opened its first mega-store in Houston, Texas in 1992. Currently, At Home is headquartered in Dallas, Texas and operates 262 stores across 40 states. At Home offers up to 45,000 home products including furniture, mirrors, housewares and patio and seasonal décor. Garden Ridge was officially rebranded to At Home in 2014 and in 2016 At Home was named a Top 100 retailer. 70 million people visit At Home stores each year. At Home is the sole tenant at the At Home – Arlington mortgaged property and has a current lease expiration of June 2033. At Home took occupancy in December 2022 on a 10-year lease with three, five-year renewal options remaining. At Home has no termination options.

Environmental. According to the Phase I environmental reports dated between October 12, 2023 and November 8, 2023, there were no recognized environmental conditions at the Rhino Portfolio 3 Properties.

Historical and Current Occupancy(1)
2019(2)	2020	2021	2022(3)	Current(3)(4)
72.2%	70.2%	71.0%	78.3%	94.8%
(1)	Historical occupancy is as of December 31 of each respective year. Historical occupancy is from a third party source.
(2)	2019 occupancy excludes the Blvd 2500 mortgaged property as extensive renovations commenced in 2020 to convert the mortgaged property to multifamily usage.
(3)	The increase from 2022 occupancy to current occupancy is attributed to recent leasing throughout the Rhino Portfolio 3 Properties. Recent leasing includes Dave and Busters ($473,666 of underwritten base rent; expected occupancy date of February 2025; 20,156 square feet), Trader Joe’s ($356,400 of underwritten base rent; expected occupancy date of June 2024; 14,850 square feet), Petco ($262,977 of underwritten base rent; expected occupancy date of November 2024; 13,486 square feet), Burlington ($249,550 of underwritten base rent; expected occupancy date of October 2024; 21,700 square feet), Kids Empire ($190,076 of underwritten base rent; expected occupancy date of June 2024; 10,004 square feet) and Starbucks ($155,234 of underwritten base rent; expected occupancy date of June 2024; 2,465 square feet).
(4)	Current Occupancy is as of November 24, 2023 through December 19, 2023 and includes 15 tenants totaling 123,844 square feet accounting for approximately $2.6 million in base rent that have executed leases but are not yet occupying their space as of the origination date, which includes Trader Joe’s, whom is expected to take occupancy in June 2024, and at origination of the Rhino Portfolio 3 Whole Loan there was a $1.3 million earnout reserved upfront contingent on Trader Joe’s taking occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Top Ten Tenant Summary(1)(2)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(3)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(4)	UW Base Rent(4)	% of Total UW Base Rent(4)	Lease Exp. Date	Renewal Options
Hobby Lobby	Various(5)	NR / NR / NR	123,934	12.7%	$6.30	$780,210	5.5%	Various(5)	Various(5)
Burlington	Various(6)	NR / BB+ / NR	112,961	11.5	$6.79	$766,954	5.4	Various(6)	Various(6)
At Home	At Home - Arlington	C / CCC / NR	100,501	10.3	$7.00	$703,507	4.9	6/30/2033	3, 5-year
Century Theatres	The Summit	NR / NR / NR	49,605	5.1	$16.39	$812,830	5.7	5/31/2027	5, 5-year
Planet Fitness	Jackson	NR / NR / NR	30,000	3.1	$8.25	$247,500	1.7	7/31/2032	3, 5-year
Petco	Various(7)	NR / B+ / NR	29,041	3.0	$12.80	$371,862	2.6	Various(7)	Various(7)
Big Lots	Houma	NR / NR / NR	26,040	2.7	$6.15	$160,116	1.1	1/31/2028	1, 5-year
Harbor Freight Tools	Haymarket	NR / BB- / NR	23,921	2.4	$9.17	$219,272	1.5	12/31/2032	4, 5-year
Michael's	North Aurora	Caa2 / CCC+ / NR	21,730	2.2	$2.70	$58,671	0.4	2/28/2027	None
Dave and Busters	The Summit	NR / B / NR	20,156	2.1	$23.50	$473,666	3.3	1/31/2040	3, 5-year
Top Ten Tenants			537,889	54.9%	$8.54	$4,594,588	32.2%

Remaining Tenants			394,879	40.3%	$24.45	$9,654,196	67.8%

Occupied Collateral Total / Wtd. Avg.			932,768	95.3%	$15.28	$14,248,784	100.0%

Vacant Space			46,487	4.7%

Collateral Total			979,255	100.0%

(1)	Based on the underwritten rent rolls dated between November 24, 2023 and December 19, 2023. The information in this table does not include multifamily space at the Blvd 2500 mortgaged property. The information in this table includes 14 tenants totaling 121,644 square feet accounting for approximately $2.5 million in base rent that have executed leases but are not yet occupying their space as of the origination date.
(2)	The Rhino Portfolio 3 portfolio major tenants in the Top Ten Tenant Summary table are not required to report sales, with the exception of Century Theatres and Big Lots. Century Theatres reported TTM gross sales as of June 2023 of $6,320,332, sales per screen of $395,021 and an occupancy cost of 18.9%. Big Lots reported TTM gross sales as of October 2023 of $2,723,430, sales per square foot of $105 and an occupancy cost of 6.3%.
(3)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(4)	Includes $386,520 of percentage rent. $12,469 of percentage rent is attributed to Big Lots, while the rest is attributed to remaining tenants.
(5)	Hobby Lobby occupies 56,340 square feet at the Jackson mortgaged property with a lease expiration date of May 31, 2032 and 67,594 square feet at the Haymarket mortgaged property with a lease expiration date of December 31, 2027. Hobby Lobby has three, five-year renewal options remaining at the Jackson mortgaged property and two, five-year renewal options remaining at the Haymarket mortgaged property.
(6)	Burlington occupies 91,261 square feet at the Haymarket mortgaged property with a lease expiration date of June 30, 2030 and 21,700 square feet at the Jackson mortgaged property with a lease expiration date of February 28, 2035. Burlington has no renewal options at the Haymarket mortgaged property and four, five-year renewal options remaining at the Jackson mortgaged property.
(7)	Petco occupies 15,555 square feet at the North Aurora mortgaged property with a lease expiration date of April 30, 2027 and 13,486 square feet at The Summit mortgaged property with a lease expiration date of June 30, 2034. Petco has two, five-year renewal options remaining at the North Aurora mortgaged property and five, five-year renewal options remaining at The Summit mortgaged property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Blvd 2500 Property – Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
Studio	249	84.1%	218	87.6%	342	$773	$2.26
One Bedroom	43	14.5%	43	100.0%	741	$1,113	$1.50
Two Bedroom	3	1.0%	3	100.0%	958	$1,343	$1.40
Three Bedroom	1	0.3%	1	100.0%	1,385	$2,025	$1.46
Total/Wtd. Avg.	296	100.0%	265	89.5%	410	$840	$2.05
(1)	Based on the underwritten rent roll dated November 24, 2023.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the Occupied Units.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	46,487	4.7%	NAP	NA	P	46,487	4.7%	NAP	NAP
2024 & MTM	4	6,273	0.6%	$112,088	0.8%		52,760	5.4%	$112,088	0.8%
2025	14	48,492	5.0%	1,147,479	8.1		101,252	10.3%	$1,259,566	8.8%
2026	10	47,100	4.8%	736,066	5.2		148,352	15.1%	$1,995,632	14.0%
2027	9	170,957	17.5%	1,838,265	12.9		319,309	32.6%	$3,833,898	26.9%
2028	14	81,355	8.3%	1,521,874	10.7		400,664	40.9%	$5,355,772	37.6%
2029	14	73,546	7.5%	1,811,630	12.7		474,210	48.4%	$7,167,402	50.3%
2030	5	102,040	10.4%	852,110	6.0		576,250	58.8%	$8,019,512	56.3%
2031	2	5,625	0.6%	144,150	1.0		581,875	59.4%	$8,163,662	57.3%
2032	8	138,499	14.1%	1,598,985	11.2		720,374	73.6%	$9,762,647	68.5%
2033	9	119,581	12.2%	1,644,540	11.5		839,955	85.8%	$11,407,188	80.1%
2034	14	94,244	9.6%	2,066,900	14.5		934,199	95.4%	$13,474,088	94.6%
2035 & Beyond	4	45,056	4.6%	774,696	5.4		979,255	100.0%	$14,248,784	100.0%
Total	107	979,255	100.0%	$14,248,784	100.0%
(1)	Based on the underwritten rent rolls dated between November 24, 2023 and December 19, 2023. The information in this table does not include multifamily space at the Blvd 2500 mortgaged property. Includes 14 tenants totaling 121,644 square feet accounting for approximately $2.5 million in base rent that have executed leases but are not yet occupying their space as of the origination date, which includes Trader Joe’s, whom is expected to take occupancy in June 2024, and at origination of the Rhino Portfolio 3 Whole Loan there was a $1.3 million earnout reserved upfront contingent on Trader Joe’s taking occupancy.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include $386,520 of percentage rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 6 – Rhino Portfolio 3
Operating History and Underwritten Net Cash Flow(1)
	2019(2)(3)(4)(5)	2020(2)(4)(5)(6)	2021(2)(5)(6)	2022(2)(5)(6)(7)	TTM(2)(5)(7)(8)(9)	Underwritten(9)(10)	Per SF	%(11)
Base Rent(12)	$7,201,962	$6,686,184	$8,829,116	$10,736,878	$12,497,389	$16,532,473	$15.02	69.0%
Vacancy Gross Up	0	0	0	(129,222)	(121,122)	1,124,185	1.02	4.7
Percentage Rent	932,589	816,552	1,090,781	1,097,276	911,033	386,520	0.35	1.6
Gross Potential Income	$8,134,551	$7,502,736	$9,919,897	$11,704,932	$13,287,299	$18,043,178	$16.39	75.3%
Reimbursements	2,625,722	2,745,862	2,630,876	2,613,090	3,477,130	5,085,127	4.62	21.2
Other Income	450,847	410,563	663,751	885,147	826,299	844,539	0.77	3.5
Net Rental Income	$11,211,120	$10,659,161	$13,214,523	$15,203,169	$17,590,728	$23,972,845	$21.78	100.0%
(Vacancy/Credit Loss)	0	0	(15,461)	(17,821)	(31,172)	(1,293,613)	(1.18)	(5.4)
Effective Gross Income	$11,211,120	$10,659,161	$13,199,062	$15,185,348	$17,559,556	$22,679,232	$20.61	94.6%
Taxes	1,631,953	1,878,898	1,759,616	1,873,437	1,827,842	2,418,126	2.20	10.7
Insurance	128,124	195,115	269,696	360,089	474,087	683,427	0.62	3.0
Repairs and Maintenance	1,691,427	1,435,037	1,893,006	2,146,971	2,259,882	2,648,712	2.41	11.7
Management Fee	336,334	319,775	395,972	455,560	526,787	667,385	0.61	2.9
Other Expenses	1,088,265	1,063,706	1,787,293	1,580,817	1,709,467	1,173,248	1.07	5.2
Total Expenses	$4,876,104	$4,892,530	$6,105,582	$6,416,874	$6,798,064	$7,590,897	$6.90	33.5%
Net Operating Income	$6,335,017	$5,766,630	$7,093,480	$8,768,474	$10,761,492	$15,088,334	$13.71	66.5%
TI/LC	0	0	0	0	0	841,335	0.76	3.7
Cap Ex	0	0	0	0	0	220,888	0.20	1.0
Net Cash Flow	$6,335,017	$5,766,630	$7,093,480	$8,768,474	$10,761,492	$14,026,111	$12.74	61.8%
(1)	Based on the underwritten rent rolls dated between November 24, 2023 and December 19, 2023.
(2)	Historical cash flows include a 35,000 square foot box that was formerly leased to UFC Gym, who was paying approximately $37,203 in monthly base rent, at the North Aurora mortgaged property and is no longer part of the collateral. The 35,000 square foot box has been vacant since 2021 and represents 3.2% of the total portfolio net rentable area.
(3)	2019 cash flows exclude the Jackson mortgaged property. The sponsor acquired the property in 2019 and such information was not available.
(4)	2019 and 2020 cash flows exclude the Blvd 2500 mortgaged property as the property was converted to multifamily usage in phases beginning in 2020.
(5)	The At Home - Arlington and Houma mortgaged properties were purchased in 2023. At Home – Arlington mortgaged property historical cash flows are unavailable prior to the TTM period. Houma mortgaged property historical cash flows are unavailable.
(6)	The increase from 2020 Net Operating Income to 2021 Net Operating Income is primarily driven by the inclusion of the Blvd 2500 mortgaged property cash flows. The increase from 2021 to 2022 cash flows is driven by increases in rental income at the Blvd 2500 mortgaged property as the property was reaching stabilization.
(7)	The increase from 2022 Net Operating Income to TTM Net Operating Income is primarily attributed to recent leasing at The Summit mortgaged property. The primary leases driving this growth include Columbia ($318,270 of underwritten base rent; lease commencement date of November 2022; 11,232 square feet), Lululemon Athletica ($248,029 of underwritten base rent; lease commencement date of December 2022; 6,249 square feet) and Five Below ($153,918 of underwritten base rent; lease commencement date of July 2022, 9,054 square feet).
(8)	TTM reflects the trailing 12 months ending in various dates from August 30, 2023 through September 30, 2023.
(9)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily attributed to recent leasing throughout the Rhino Portfolio 3 Properties. Recent leasing includes Dave and Busters ($473,666 of underwritten base rent; expected occupancy date of February 2025; 20,156 square feet), Burlington ($249,550 of underwritten base rent; expected occupancy date of October 2024; 21,700 square feet), Petco ($262,977 of underwritten base rent; expected occupancy date of November 2024; 13,486 square feet), Kids Empire ($190,076 of underwritten base rent; expected occupancy date of June 2024; 10,004 square feet), Golf X ($172,632 of underwritten base rent; occupancy date of February 2024; 7,193 square feet) and Starbucks ($155,234 of underwritten base rent; expected occupancy date of June 2024; 2,465 square feet).
(10)	The underwritten cash flow includes 14 tenants in occupancy totaling 121,644 square feet accounting for approximately $2.5 million in base rent that have executed leases but are not yet occupying their space.
(11)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(12)	Includes rent steps through January 2025 and average straight line rent for investment-grade tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Rhino Portfolio 3

The following table presents a breakdown of underwritten net cash flow relating to the Rhino Portfolio 3 Properties:

Underwritten Net Cash Flow Summary(1)
Property Name	2019	2020	2021	2022	TTM 2023(2)	Underwritten	% of Total Underwritten NCF
The Summit(3)	$4,622,571	$3,957,407	$5,004,189	$5,721,082	$6,537,018	$8,830,330	63.0%
Blvd 2500 (Multifamily) (4)	NAV	NAV	$636,836	$1,673,009	$1,605,054	$1,630,567	11.6%
Haymarket(5)	$1,291,770	$1,242,194	$1,178,083	$609,834	$1,209,712	$1,132,297	8.1%
Jackson(6)	NAV	($99,178)	($161,973)	$128,103	$553,642	$1,125,894	8.0%
North Aurora	$420,675	$666,207	$436,345	$636,447	$731,772	$588,601	4.2%
At Home – Arlington(7)	NAV	NAV	NAV	NAV	$124,294	$579,921	4.1%
Houma(8)	NAV	NAV	NAV	NAV	NAV	$138,502	1.0%
Total	$6,335,017	$5,766,630	$7,093,480	$8,768,474	$10,761,492	$14,026,112	100.0%
(1)	Based on the underwritten rent rolls dated between November 24, 2023 and December 19, 2023.
(2)	TTM 2023 reflects the trailing 12 months ending in various dates from August 30, 2023 through September 30, 2023.
(3)	The increase from 2022 to TTM 2023 NCF is primarily attributed to recent leasing. The primary leases driving this growth include Columbia ($318,270 of underwritten base rent; lease commencement date of November 2022; 11,232 square feet), Lululemon Athletica ($248,029 of underwritten base rent; lease commencement date of December 2022; 6,249 square feet) and Five Below ($153,918 of underwritten base rent; lease commencement date of July 2022, 9,054 square feet). The increase from TTM 2023 NCF to Underwritten NCF is primarily attributed to recent leasing which includes 9 tenants totaling 69,763 square feet accounting for approximately $1.9 million in base rent that have signed leases but have not yet occupied their space. Included in the signed but not occupied tenants are Dave and Busters ($473,666 of underwritten base rent; expected occupancy date of February 2025; 20,156 square feet), Petco ($262,977 of underwritten base rent; expected occupancy date of November 2024; 13,486 square feet) and Starbucks ($155,234 of underwritten base rent; expected occupancy date of June 2024; 2,465 square feet).
(4)	2019 and 2020 cash flows are unavailable as the Blvd 2500 mortgaged property was converted to multifamily usage in phases beginning in 2020. The increases in historical NCF are due to lease-up and rent growth. Occupancy increased from 71.0% in 2020 to 92.0% as of November 24, 2023. The 92.0% occupancy is based on total square feet at the property since Mattress Firm executed a 10-year lease and is expected to take occupancy in June 2024. Mattress Firm has a net rentable area of 7,614 square feet and $85,658 of underwritten rent. Based on multifamily units, occupancy was 89.5% occupied as of November 24, 2023.
(5)	The 2022 NCF being lower than all other years was driven by (i) incomplete financial statements as the borrower sponsor confirmed financials provided by the seller of the Haymarket mortgaged property excluded March 2022 and part of April 2022, and (ii) according to the borrower sponsor, certain tenants were charged for reimbursements annually in 2022 and payment ($314,563) was not received until 2023, and thus not reflected in 2022 financial statements.
(6)	The increases in historical NCF at the Jackson mortgaged property is lease-up after the property was fully vacant at acquisition in December 2019.
(7)	2019 through 2022 NCF is unavailable at the At Home – Arlington mortgaged property since it was acquired by the borrower sponsor in October 2023. In December 2022 the sole tenant, At Home, executed a 10.5-year lease through June 2033. The increase from TTM 2023 NCF to Underwritten NCF is primarily due to At Home having free rent for the first six months of the lease term.
(8)	2019 through TTM 2023 NCF is unavailable at the Houma mortgaged property since it was acquired by the borrower sponsor in September 2023. The sole tenant, Big Lots, renewed its lease for an additional 5-year term in February 2023 and has one, five-year renewal option remaining.

The Market. The Rhino Portfolio 3 Properties consist of seven properties located across six different states and seven different submarkets. The Rhino Portfolio 3 Properties are located in submarkets with vacancy rates ranging from 2.00% to 7.70% and average market retail market rents per square foot ranging from $6.00 to $35.05.

The following table presents certain market information relating to the Rhino Portfolio 3 Properties:

Market Summary(1)
Property Name	Location	Market	Submarket	UW Rental Rate PSF(2)	Market Rent Rate PSF	Average Submarket Vacancy
The Summit	Reno, NV	Reno/Sparks	South Reno	$25.03	$35.05	2.80%
Blvd 2500	Albuquerque, NM	Albuquerque	East Albuquerque	$840(3)	$814(3)	7.70%
Jackson	Jackson, MI	West Michigan	Jackson County	$9.86	$10.65	3.80%
Haymarket	Des Moines, IA	Des Moines	Western Suburbs	$6.76	$7.02	3.70%
North Aurora	North Aurora, IL	Chicago	Western East/West Corridor	$9.60	$11.52	6.50%
At Home – Arlington	Arlington Heights, IL	Chicago	Schaumburg Area	$7.00	$7.00	5.70%
Houma	Houma, LA	Houma-Thibodaux MSA	City of Houma	$5.67	$6.00	2.00%
(1)	Source: Appraisals dated from October 5, 2023 through October 27, 2023.
(2)	Based on the underwritten rent rolls dated between November 24, 2023 and December 19, 2023.
(3)	Calculated based on multifamily units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Rhino Portfolio 3

The Summit

The Property. The Summit mortgaged property is a 391,416 square foot anchored retail shopping center in Reno, Nevada. The Summit mortgaged property represents 64.6% of the ALA of the Rhino Portfolio 3 Whole Loan and 58.1% of the underwritten base rent of the Rhino Portfolio 3 Properties. The Summit mortgaged property was 96.5% leased to 76 unique tenants as of December 12, 2023 and has a weighted average lease term remaining of approximately 6.0 years based on square feet. The Summit mortgaged property spans across 14 existing buildings with an additional two buildings that are expected to be completed in 2024. Dave and Busters (20,156 square feet) and Starbucks (2,465 square feet) both have executed leases and are expected to take occupancy in February 2025 and June 2024, respectively.

The Summit mortgaged property is anchored by Century Theatres, Old Navy, Petco and Apple. Additionally, Trader Joe’s executed a lease at The Summit mortgaged property consisting of 14,850 square feet and is expected to take occupancy in June 2024. The lease has a 10-year term along with four, five-year renewal options. Rent will be fixed at $24.00 per square foot for the first five years of the lease, followed by escalations based on the Consumer Price Index during the initial five-year period subject to a cap of 10%. At origination, $1,300,000 was reserved upfront as a holdback contingent on Trader Joe’s taking occupancy at The Summit mortgaged property, among other conditions described in the “Escrows and Reserves” section.

The following tables present sales information relating to The Summit mortgaged property:

The Summit Sales(1)
	2020	2021	2022	TTM(2)
Gross Sales	$68,639,265	$107,347,668	$120,781,983	$120,356,495
Gross Sales (Ex-Apple)	$47,769,767	$68,235,754	$77,401,472	$76,126,593
Sales PSF (Inline < 10,000 SF)	$491	$774	$813	$877
Sales PSF (Inline < 10,000 SF, Ex-Apple)	$344	$487	$515	$549
Occupancy Cost (Inline < 10,000 SF)	7.2%	4.6%	4.4%	4.2%
Occupancy Cost (Inline < 10,000 SF, Ex-Apple)	10.1%	7.1%	6.8%	6.5%
(1)	Excludes certain tenants at The Summit mortgaged property that are either vacant or not reporting sales for a given period.
(2)	TTM reporting periods range from the period ending June through December 2023.

The Summit Major Tenant Sales(1)
Tenant Name	Net Rentable Area (SF)	2020	2021	2022	TTM 2023(2)	TTM 2023 Sales PSF(2)	Occ. Cost%
Century Theatres	49,605	$1,984,765	$4,084,290	$6,049,681	$6,320,332	$395,021(3)	18.9%
Old Navy	17,046	$3,288,765	$3,882,430	$2,776,275	$2,911,392	$171	10.4%
Pottery Barn	11,597	$3,368,575	$4,777,101	$5,351,891	$5,110,816	$441	5.8%
Apple	8,325	$20,869,498	$39,111,914	$43,380,511	$44,229,902	$5,313	0.9%
Lululemon Athletica	6,249	$4,976,192	$6,315,146	$8,662,650	$9,519,904	$1,523	2.6%
Victoria’s Secret	6,034	$1,670,778	$2,424,557	$2,190,352	$2,124,442	$352	8.4%
Reno Running Company	5,648	$1,347,456	$1,785,016	$2,156,896	$1,848,922	$327	8.8%
Williams-Sonoma	5,537	$2,044,068	$3,194,455	$3,375,589	$3,419,926	$618	5.2%
Land Ocean	5,154	$3,056,017	$4,612,620	$5,281,065	$5,432,479	$1,054	3.3%
Sephora	4,803	$2,479,560	$3,375,681	$4,963,863	$5,645,430	$1,175	3.7%
(1)	All sales information is based upon information provided by the borrower sponsor. This table represents the largest tenants by square feet among tenants who report sales at The Summit mortgaged property.
(2)	TTM 2023 sales are as of various dates from June through December 2023.
(3)	TTM 2023 Sales PSF for Century Theatres is calculated based on the number of screens. There are 16 screens total.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 6 – Rhino Portfolio 3

The following table presents information relating to the largest tenants at The Summit mortgaged property:

The Summit Major Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Century Theatres	NR / NR / NR	49,605	12.7%	$16.39	$812,830	8.3%	5/31/2027
Dave and Busters	NR / B / NR	20,156	5.1	$23.50	$473,666	4.8	1/31/2040
Old Navy	NR / NR / NR	17,046	4.4	$10.00	$170,460	1.7	4/30/2029
Trader Joe's	NR / NR / NR	14,850	3.8	$24.00	$356,400	3.6	11/14/2034
Petco	NR / B+ / NR	13,486	3.4	$19.50	$262,977	2.7	6/30/2034
Pottery Barn	NR / NR / NR	11,597	3.0	$18.30	$212,257	2.2	1/31/2025
Columbia	NR / NR / NR	11,232	2.9	$28.34	$318,270	3.2	11/30/2032
Ulta	NR / NR / NR	11,183	2.9	$22.00	$246,026	2.5	7/31/2029
Mount Rose Medical Group	NR / NR / NR	9,712	2.5	$22.59	$219,394	2.2	1/31/2029
Five Below	NR / NR / NR	9,054	2.3	$17.00	$153,918	1.6	7/31/2032
Major Tenants		167,921	42.9%	$19.21	$3,226,198	32.8%
Other Tenants		209,766	53.6%	$31.46	$6,600,015	67.2%
Occupied Collateral Total		377,687	96.5%	$26.02	$9,826,212	100.0%
Vacant Space		13,729	3.5%
Collateral Total		391,416	100.0%

(1)	Based on the underwritten rent roll dated December 12, 2023. Information in this table includes underwritten rent attributed to 9 tenants totaling 69,763 square feet representing approximately $1.9 million of underwritten base rent which have executed leases but have not yet taken occupancy of their space as of the origination date. Included among those tenants are Dave and Busters, Trader Joe’s and Petco.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Includes $374,052 of percentage rent which is attributed to DeVon’s Jewelers ($180,000), Land Ocean ($91,264), Sephora ($50,940), Lululemon ($40,000), Aveda/Tangerine Salon Spa ($9,508) and Burger Me ($1,980).

The Market. The Summit mortgaged property, representing 64.6% of the ALA of the Rhino Portfolio 3 Whole Loan, is located in Reno, Nevada. Additionally, The Summit mortgaged property is located in the South Reno submarket which is within the greater Reno/Sparks market. In the past decade, the local population in the market grew at more than double the US average rate. Reno has experienced increased demand in the tech sector in recent years. In 2020, Google announced its plans to invest $600 million in a data center in Reno. In 2023, Tesla revealed its plans of investing more than $3.6 billion into its Reno, Nevada gigafactory. In addition, Reno’s geographical position allows for travel to 11 different states within one day via ground transportation. This has fueled warehouse and distribution job growth that has coincided with a shift towards e-commerce. The Summit mortgaged property is an approximately 15 to 20 minute drive from both the Reno central business district and the Reno-Tahoe International Airport.

The vacancy rate in the Reno/Sparks retail market is 4.9% while rents have grown by 5.0%, which is well above the national average of 3.4%. Asking rent per square foot in the Reno/Sparks market has increased from $17.08 to $18.73 from the first quarter of 2021 to the third quarter of 2023. According to the appraisal, the 2023 population within a one-, three- and five-mile radius of The Summit mortgaged property was 7,623, 49,715 and 72,376, respectively. The 2023 average household income within the same radii was $130,006, $148,721 and $151,830, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 6 – Rhino Portfolio 3

The following table presents information relating to the appraisal’s market rent conclusion for The Summit mortgaged property:

Market Rent Summary(1)
Category	Net Rentable Area (SF)	Market Rent (PSF)	Lease Type (Reimbursements)	Rent Increase Projection	Lease Term	Tenant Improvements (New/Renewal)	Leasing Commissions (New/Renewal)
Shops Space	205,816	$38.00	Modified Gross	3.0% per year	5 years	$20.00 / $5.00	6.0% / 3.0%
Premium Shops Space	42,603	$49.00	Modified Gross	3.0% per year	5 years	$40.00 / $5.00	6.0% / 3.0%
Small Major Space	52,778	$26.00	Modified Gross	10.0% every 5 years	10 years	$15.00 / $5.00	6.0% / 3.0%
Major Space	37,202	$24.00	Modified Gross	10.0% every 5 years	10 years	$10.00 / $5.00	6.0% / 3.0%
Theater Space	49,605	$28.00	Modified Gross	10.0% every 5 years	10 years	$20.00 / $5.00	6.0% / 3.0%
Pad Restaurant Space	2,465	$50.00	Modified Gross	3.0% per year	10 years	$40.00 / $5.00	6.0% / 3.0%
(1)	Source: Appraisal unless otherwise noted.

The Borrowers. The borrowers are Rhino Holdings Arlington, LLC, Rhino Holdings Boulevard, LLC, Rhino Holdings Shayden Summit, LLC, Rhino Holdings Houma, LLC, Rhino Holdings Jackson Crossing, LLC, Rhino Holdings Haymarket, LLC and Rhino Holdings North Aurora, LLC, all Delaware limited liability companies and special purpose entities with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Rhino Portfolio 3 Whole Loan.

The Borrower Sponsor. The non-recourse carve-out guarantor and borrower sponsor of the Rhino Portfolio 3 Whole Loan is Sanjiv Chopra. Sanjiv Chopra is founder and chief executive officer of Rhino Investment Group, a real estate acquisition and development firm with a portfolio of over five million square feet located on over 60 sites throughout the United States. The borrower sponsor previously owned and controlled an entity that filed for Chapter 11 bankruptcy in 2019 (later converted to Chapter 7 proceedings) related to certain fitness centers operated by such entity, and the borrower sponsor filed for a personal bankruptcy in 2011, which was resolved in 2015. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Rhino Portfolio 3 Properties are managed by various third-party management companies that are not affiliated with the borrower sponsor.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) approximately $11,354,360 for upfront TI/LCs, (ii) approximately $2,278,509 for gap rent, (iii) $136,064 for free rent, (iv) $1,300,000 for a Trader Joe’s Earnout Reserve, (v) $512,570 for static insurance, (vi) $404,449 for taxes and (vii) $107,625 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $201,224.

Insurance Escrows – If there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow approximately $18,407 ($0.15 per square foot) for replacement reserves.

TI/LC Reserves – The borrowers are required to make monthly deposits into the TI/LC reserve in an amount equal to $61,203 ($0.75 per square foot) subject to a cap of approximately $2,203,325 (three years of collections).

Trader Joe’s Earnout Reserve – The borrowers deposited $1,300,000 at origination of the Rhino Portfolio 3 Whole Loan into an earnout reserve. The lender will disburse the upfront reserve deposit upon satisfaction of the following conditions: (i) no event of default, (ii) a Trader Joe’s Holdback Satisfaction Event (as defined below) has occurred and (iii) the borrowers deliver to the lender evidence of the Trader Joe’s Satisfaction Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 6 – Rhino Portfolio 3

A “Trader Joe’s Satisfaction Event” means each of the following has occurred: (i) the primary term of the Trader Joe’s lease has commenced and the lease is in full force and effect, (ii) Trader Joe’s is open for business, (iii) the borrowers have performed and paid for all tenant improvement obligations with respect to the Trader Joe’s lease, (iv) Trader Joe’s is paying full, unabated rent under the Trader Joe’s lease, (v) the borrowers deliver to the lender an estoppel from Trader Joe’s and (vi) the net cash flow debt yield is equal to or greater than 10.0%.

Lockbox / Cash Management. The Rhino Portfolio 3 Whole Loan documents require a soft, springing hard lockbox, with springing cash management. Prior to a Trigger Period (as defined below), all rents received by the borrower or property manager will be deposited into the lockbox account within one business day of receipt. Commencing at the first Trigger Period, the borrowers are required to instruct all tenants to deposit rent directly to the lockbox account. So long as a Trigger Period is not continuing, funds in the lockbox account will be transferred to the borrowers’ operating account on each business day. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Rhino Portfolio 3 Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds will be applied in accordance with the Rhino Portfolio 3 Whole Loan documents.

A “Trigger Period” will commence upon the earliest of (i) an event of default or (ii) the net cash flow debt service coverage ratio (“DSCR”) being less than 1.10x, based on a 30 year amortization schedule, and will expire upon (x) with regard to clause (i), the cure of such event of default, and (y) with regard to clause (ii), the date that the DSCR is equal to or greater than 1.15x for two consecutive calendar quarters, based on a 30 year amortization schedule.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. From and after the date that is two years following the date on which a securitization has occurred, a mezzanine loan is permitted provided that each of the following conditions, among others as described in the Rhino Portfolio 3 Whole Loan documents, are satisfied: (i) no event of default has occurred or is continuing; (ii) the combined loan to value ratio is less than or equal to 61.7%, which excludes the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date; (iii) the net cash flow debt yield as of the date of closing of the proposed permitted mezzanine loan (without giving effect to the permitted mezzanine loan) is equal to or greater than 10.0%, which nets out the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date and (iv) the combined DSCR is equal to or greater than 1.26x, which nets out the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date.

Partial Release. Provided that no event of default exists, after January 6, 2026, the borrowers may obtain the release of the Houma mortgaged property, the At Home - Arlington mortgaged property and/or the North Aurora mortgaged property, upon the satisfaction of certain conditions, including, among other conditions: (i) payment of a release price in an amount equal to the greater of (a) 115% of the ALA of the mortgaged property being released and (b) net proceeds received in connection with the sale of the individual mortgaged property; (ii) if such partial release occurs prior to the open date, which is the payment date occurring in July 2033, payment of the yield maintenance premium; (iii) the DSCR, based on a 30 year amortization schedule is equal to or greater than (a) 1.26x, which nets out the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date, and (b) the DSCR for the remaining mortgaged properties for the 12 months immediately preceding the release; (iv) the loan-to-value ratio for the remaining mortgaged properties is no greater than the lesser of (a) 61.7%, which nets out the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date, and (b) the loan-to-value ratio for the remaining mortgaged properties immediately preceding the release; (v) the net cash flow debt yield is equal to the greater of (a) 10.0%, which nets out the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date, and (b) the net cash flow debt yield for the remaining mortgaged properties for the 12 months immediately preceding the release; and (vi) satisfaction of all REMIC requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 6 – Rhino Portfolio 3

Additionally, provided that no event of default exists, the borrowers may obtain a release of two designated outparcels consisting of (A) of unimproved land (“BLVD 2500 Tract 1”) and (B) a 47-space surface parking lot (“BLVD 2500 Tract 3”) located at the Blvd 2500 mortgaged property upon the satisfaction of certain conditions, including, among other conditions: (i) in connection with a release of BLVD Tract 3, payment of a release price equal to the greater of (a) 100% of the appraised value of BLVD 2500 Tract 3 and (b) 100% of the net sales proceeds of BLVD 2500 Tract 3, together with the payment of the applicable yield maintenance premium (provided that no payment is required in connection with a release of BLVD Tract 1); and (ii) after giving effect to such release, (x) the net cash flow debt yield is greater than or equal to (1) 10.0%, which excludes the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date, and (2) the net cash flow debt yield immediately preceding such release, (y) the DSCR based on a 30 year amortization schedule is greater than or equal to (1) 1.26x, which excludes the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date, and (2) the DSCR immediately preceding such release, and (z) the loan-to-value ratio is less than or equal to (1) 61.7%, which excludes the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date, and (2) the loan-to-value ratio immediately preceding such release.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 7 – 107-115 Greenpoint Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 7 – 107-115 Greenpoint Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 7 – 107-115 Greenpoint Avenue
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,000,000	Title:	Fee
Cut-off Date Principal Balance:	$30,000,000	Property Type – Subtype:	Multifamily – Mid Rise
% of IPB:	3.7%	Net Rentable Area (Units):	52
Loan Purpose:	Refinance and Recapitalization	Location:	Brooklyn, NY
Borrower:	105-115 Greenpoint Owner LLC	Year Built / Renovated:	1937 / 2021
Borrower Sponsors:	Duncan Randall, Michel Chebli and Trevor Watkins	Occupancy:	96.2%
Interest Rate:	6.30000%	Occupancy Date:	2/1/2024
Note Date:	4/23/2024	4th Most Recent NOI (As of):	$1,180,153 (12/31/2020)
Maturity Date:	5/6/2034	3rd Most Recent NOI (As of)(2):	$1,123,898 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	$1,856,053 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(2):	$2,364,004 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	96.9%
Amortization Type:	Interest Only	UW Revenues:	$3,429,185
Call Protection:	L(25),YM1(88),O(7)	UW Expenses:	$1,016,082
Lockbox / Cash Management:	Springing	UW NOI:	$2,413,103
Additional Debt:	No	UW NCF:	$2,397,703
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$43,000,000 / $826,923
Additional Debt Type:	N/A	Appraisal Date:	1/10/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$576,923
Taxes:	$219,115	$43,823	N/A	Maturity Date Loan / Unit:	$576,923
Insurance:	$24,119	$4,824	N/A	Cut-off Date LTV:	69.8%
Replacement Reserve:	$0	$1,283	N/A	Maturity Date LTV:	69.8%
Deferred Maintenance:	$7,125	$0	N/A	UW NCF DSCR:	1.25x
Other:	$0	Springing	N/A	UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,000,000	88.1%	Loan Payoff	$25,003,309	73.4%
Borrower Sponsor Equity	4,070,733	11.9	Partner Buyout	5,573,155	16.4
			Closing Costs(3)	3,243,910	9.5
			Upfront Reserves	250,359	0.7
Total Sources	$34,070,733	100.0%	Total Uses	$34,070,733	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The increases in NOI from the 3rd Most Recent period to the 2nd Most Recent period and from the 2nd Most Recent period to the Most Recent period are primarily due to increases in rent at the 107-115 Greenpoint Avenue Property (as defined below) following the extensive $2.8 million renovation that was completed in 2021.
(3)	Closing Costs includes a rate buy-down credit of $2,391,000.

The Loan. The 107-115 Greenpoint Avenue mortgage loan (the “107-115 Greenpoint Avenue Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $30,000,000 and is secured by the borrower’s fee simple interest in a mid rise, multifamily property located in Brooklyn, New York (the “107-115 Greenpoint Avenue Property”). The 107-115 Greenpoint Avenue Mortgage Loan accrues interest at a rate of 6.30000% per annum. The 107-115 Greenpoint Avenue Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 7 – 107-115 Greenpoint Avenue

The Property. The 107-115 Greenpoint Avenue Property is located in Brooklyn, New York and is comprised of three adjacent, walk-up, four-story buildings totaling 52 units. The 107-115 Greenpoint Avenue Property is located in the Greenpoint neighborhood of Brooklyn. Greenpoint is the northernmost neighborhood in Brooklyn and is bounded to the west by the East River. The neighborhood allows for easy access into Manhattan. Nearby transportation includes the L train, which allows for direct access into Manhattan including a stop at 14th Street Union Square, and the G train, which runs north and south throughout Brooklyn. In 2021, an extensive renovation at the 107-115 Greenpoint Avenue Property was completed that included upgrades to the 50 free market units and several upgrades to amenities. Newly renovated amenities at the 107-115 Greenpoint Avenue Property include added basement space that contains a shared workspace, communal lounge, fully equipped gym, a theater room and a yoga room. Exterior amenities include a renovated rooftop, with views of Manhattan, and a furnished backyard. The borrower sponsors spent approximately $2.8 million on such renovations from 2019 through 2021.

As of February 1, 2024, the 107-115 Greenpoint Avenue Property was 96.2% occupied. Of the 52 units at the 107-115 Greenpoint Avenue Property, 50 units are free market. Additionally, 23 of the units are co-living units with an average lease term of approximately 6.3 months.

107-115 Greenpoint Avenue Unit Mix(1)(2)
Unit Type	# of Units	% of Units(1)	Occupied Units	% Occupied	Average Collateral SF(1)	Average Rent Per Unit(1)
1 Bedroom	5	9.6%	5	100.0%	380	$2,700
2 Bedroom	9	17.3%	7	77.8%	459	$4,364
3 Bedroom	15	28.8%	15	100.0%	647	$5,797
3 Bedroom – Co-Living	23	44.2%	23	100.0%	631	$6,296
Collateral Total/Wtd. Avg.	52	100.0%	50	96.2%	582	$5,516
(1)	Based on the borrower rent roll dated as of February 1, 2024.
(2)	Two units at the 107-115 Greenpoint Avenue Property are rent stabilized and were underwritten as vacant.

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
93.2%	97.5%	96.6%	96.2%
(1)	Historical occupancy is the average monthly occupancy for each respective year.
(2)	Current Occupancy is as of February 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 7 – 107-115 Greenpoint Avenue
Operating History and Underwritten Net Cash Flow(1)
	2020	2021(2)	2022(2)	2023(2)	Underwritten	Per Unit	%(3)
Gross Potential Rent	$1,679,907	$1,761,020	$2,698,266	$3,176,232	$3,367,128	$64,752	100.0%
Net Rental Income	$1,679,907	$1,761,020	$2,698,266	$3,176,232	$3,367,128	$64,752	100.0%
Other Income	$0	$33,730	$127,524	$168,115	$168,115	$3,233	5.0
(Vacancy/Credit Loss)	$0	$0	(274)	(5,098)	(106,057)	(2,040)	(3.1)
Effective Gross Income	$1,679,907	$1,794,750	$2,825,516	$3,339,249	$3,429,185	$65,946	101.8%

Taxes	389,732	419,571	438,167	499,090	525,877	10,113	15.3
Insurance	0	10,635	36,882	43,000	57,885	1,113	1.7
Other Expenses	110,022	240,647	494,414	433,155	432,321	8,314	12.6
Total Expenses	$499,754	$670,853	$969,463	$975,244	$1,016,082	$19,540	29.6%

Net Operating Income	$1,180,153	$1,123,898	$1,856,053	$2,364,004	$2,413,103	$46,406	70.4%

Capex	0	0	0	0	15,400	296	0.4

Net Cash Flow	$1,180,153	$1,123,898	$1,856,053	$2,364,004	$2,397,703	$46,110	69.9%
(1)	Based on the underwritten rent roll as of February 1, 2024.
(2)	The increases in Net Operating Income from 2021 to 2022 and from 2022 to 2023 are primarily due to increases in rent at the 107-115 Greenpoint Avenue Property following the extensive $2.8 million renovation that was completed in 2021.
(3)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

Environmental. According to the Phase I environmental site assessment dated January 17, 2024, there was no evidence of any recognized environmental conditions at the 107-115 Greenpoint Avenue Property.

The Market. The 107-115 Greenpoint Avenue Property is located in the Greenpoint neighborhood within Brooklyn, which is located just north of Williamsburg. The 107-115 Greenpoint Avenue Property is bounded on the north by Newton Creek, on the west by the East River, the Brooklyn Queens Expressway to the southeast and McCarren Park to the southwest. The 107-115 Greenpoint Avenue Property is located on Greenpoint Avenue and just off of the intersection between Greenpoint Avenue and Manhattan Avenue, which is the primary retail corridor of the Greenpoint neighborhood. The Greenpoint neighborhood features many shops, restaurants and bars. The G train subway stop is located one block away from the 107-115 Greenpoint Avenue Property, which allows for easy access into Manhattan.

The 107-115 Greenpoint Avenue Property is located in the Williamsburg Multifamily submarket, which has a 4.2% vacancy rate and market rent of $4,115 as of the third quarter of 2023. The vacancy rate decreased slightly from the 2022 year-end vacancy rate of 4.41%, while market rent decreased slightly from $4,118 as of the end of 2022. Vacancy in the Williamsburg Multifamily submarket has averaged 4.4% since 2014. The estimated 2024 population within a one-, three- and five-mile radius of the 107-115 Greenpoint Avenue Property is 68,184, 1,294,048 and 3,187,220, respectively. The estimated 2024 average household income within the same radii is $181,992, $156,770 and $151,931, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – 107-115 Greenpoint Avenue

The following table presents certain information relating to comparable multifamily rental properties to the 107-115 Greenpoint Avenue Property:

Comparable Rental Summary(1)(2)
Property Address	Year Built / Renovated	Occupancy	# Units	Distance (miles)	Average Rent per Unit
107-115 Greenpoint Avenue(3) Brooklyn, NY	1937 / 2021	96.2%	52	NAP	$5,516
125 Eagle Street Brooklyn, NY	1919 / 2012	96.0%	47	0.4	$4,157
139 Dupont Street Brooklyn, NY	1930 / 2018	92.0%	6	0.5	$2,500
58 Newel Street Brooklyn, NY	1910 / 2018	92.0%	7	0.7	$3,499
195 Franklin Street Brooklyn, NY	1928 / 2018	94.0%	12	0.2	$4,517
972 Manhattan Avenue Brooklyn, NY	1931 / 2020	98.0%	24	0.3	$4,267
494 Manhattan Avenue Brooklyn, NY	2021 / NAP	90.0%	23	1.0	$6,017
159 Newel Street Brooklyn, NY	1930 / 2019	94.0%	8	0.5	$5,750
150 Bayard Street Brooklyn, NY	2021 / NAP	92.0%	46	1.0	$4,339

(1)	Source: Appraisal, unless otherwise indicated.
(2)	When reconciling the comparable rentals against the 107-115 Greenpoint Avenue Property, the appraisal noted its location, access to transportation, neighborhood amenities, unit amenities (granite countertops, stainless steel appliances and in-unit washer-dryers), project amenities (private rooftop, rear yard with a grill, bike storage, fitness center, coworking space, lounge, library, game room and music studio), and that the 107-115 Greenpoint Avenue Property offers furnished units for no additional charge.
(3)	Based on the borrower rent roll dated as of February 1, 2024. The two rent stabilized units that were underwritten as vacant are excluded from the average rent per unit calculation.

Market Rent Conclusions by Unit Type/Size(1)						Underwritten(2)
Type	Units	Size (SF)	Rent/Month	Rent/SF	Total Monthly Rent	Total Monthly Rent
1BR-1BA	4	370	$2,700	$7.30	$10,800	$10,800
1BR-1BA	1	420	$2,800	$6.67	$2,800	$2,700
2BR-1BA	7	420	$4,500	$10.71	$31,500	$30,548
3BR-2BA	28	595	$5,750	$9.66	$161,000	$172,638
3BR(3)	9	750	$6,400	$8.53	$57,600	$52,730
3BR-2BA	1	800	$6,500	$8.13	$6,500	$6,400
Total/Avg	50	581	$5,404	$9.32	$270,200	$275,816

(1)	Source: Appraisal, unless otherwise indicated. The data provided in this table excludes two rent stabilized units.
(2)	Based on the borrower rent roll dated as of February 1, 2024.
(3)	Six of the 3BR 750 SF units are 3BR-1BA and the remaining three are 3BR-2BA.

The Borrower. The borrower is 105-115 Greenpoint Owner LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the 107-115 Greenpoint Avenue Mortgage Loan.

The Borrower Sponsor. The borrower sponsors and non-recourse carveout guarantors are Duncan Randall, Michel Chebli and Trevor Watkins. Duncan Randall is a major shareholder and principal advisor to Impahla Holdings, a real estate investment company with an extensive portfolio of properties throughout the United States and Europe. Randall was formerly a managing director of Tana Africa Capital, a $600 million private equity investment company owned by the Oppenheimer family and Temasek.

Property Management. The 107-115 Greenpoint Avenue Property is managed by Outpost Club, Inc., a third-party management company that is not affiliated with the borrower sponsors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – 107-115 Greenpoint Avenue

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $219,115 for real estate taxes, (ii) approximately $24,119 for insurance premiums and (iii) $7,125 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $43,823.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $4,824.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $1,283 for replacement reserves ($296 per unit annually).

Excess Cash Reserve – On a monthly basis during the continuance of a Low DSCR Period (as defined below), the borrower is required to escrow approximately $15,969 for excess cash.

A “Low DSCR Period” means any period commencing on the last day of the calendar quarter for which the net cash flow debt service coverage ratio based on interest only debt service (“NCF DSCR”) is less than 1.10x and ending on the last day of any two consecutive calendar quarters thereafter for each of which the NCF DSCR is greater than or equal to 1.15x. A Low DSCR Period will not end if an event of default is ongoing.

Lockbox / Cash Management. The 107-115 Greenpoint Avenue Mortgage Loan is structured with a springing lockbox and springing cash management. Upon an event of default, the tenants are required to deposit all rent into the lender-controlled lockbox account. Following the occurrence of an event of default, all funds in the lockbox account are required to be transferred on each business day to the lender-controlled cash management account to be applied and disbursed in accordance with the 107-115 Greenpoint Avenue Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 107-115 Greenpoint Avenue Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 107-115 Greenpoint Avenue Mortgage Loan. To the extent that no event of default is continuing, all excess cash flow funds are required to be disbursed to the borrower.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Homewood Suites & Residence Inn Texas Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Homewood Suites & Residence Inn Texas Portfolio

San Antonio
148 miles
TEXAS
Killam Industrial Park
Killam Industrial Blvd
El Portal Industrial Park
WORLD TRADE BRIDGE
Nuevo Laredo Customs
Laredo World Trade Port of Entry
Mines Rd
Independence Plaza
Shiloh Dr
Laredo Country Club
LAREDO
Del Mar Blvd
Bob Bullock Loop
WEBB COUNTY
Houston
304 miles
Rio Grande
North Creek Plaza
French Quarter Plaza
Sames Auto Arena
Texas A&M International University
MEXICO
2
The Shoppes Central Market
Uni-Trade Stadium
Lake Casa Blanca
Rio Norte Shopping Center
Mall Del Norte
Laredo International Airport
Casa Blanca International State Park
Santa Maria Ave
Laredo Medical Center
Clark Blvd
Bob Bullock Loop
DOWNTOWN LAREDO
Laredo College
Laredo Ctr. for the Arts
Bill Johnson Student Activity Center
NUEVO LAREDO
The Outlet Shoppes at Laredo
Streets of Laredo Urban Mall
Laredo Ranchettes

Amarillo
Lubbock
El Paso
Ft. Worth
Dallas
Austin
Houston
San Antonio
Laredo
Brownsville

| Homewood Suites & Residence Inn Texas Portfolio | |
|---|---|
| 1 Homewood Suites Brownsville | Brownsville, TX |
| 2 Residence Inn Laredo | Laredo, TX |

Loma Alta Lake
Dr. Hugh Emerson Rd
Paradise Line Rd
Valley Regional Medical Center
Lake Brownsville
Las Tiendas Plaza
Dana Ave
Cameron Park
Morrison Crossing
W. Alton Gloor Blvd
Brownsville Golf and Rec Center
Brownsville Event Center
Sunrise Commons
Monte Bella Trails Park
North Town Plaza
1
Sunrise Mall
N. Central Ave
PORT OF BROWNSVILLE
Ruben M. Torres Sr. Blvd
La Hacienda Event Center
Valley Intl Country Club
Via del Mar
Military Hwy
CAMERON COUNTY
TEXAS
Joe & Tony Oliveira Park
North Park Plaza Shopping Center
Padre Island Hwy
Price Rd
Reid Hope King
BROWNSVILLE
Valley Baptist Medical Ctr. Brownsville
Children's Museum of Brownsville
Boca Chica Square
Boca Chica Blvd
MEXICO
Palm Village Shopping Ctr.
Brownsville Museum of Fine Art
Gladys Porter Zoo
Brownsville-South Padre Island Intl. Airport
Palm Blvd
DOWNTOWN BROWNSVILLE
Rio Grande
Consulate General of Mexico
Historic "Old Morgue" at Fort Brown
Southmost
Indiana Ave
Matamoras
Univ. of Texas Rio Grande Valley

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Homewood Suites & Residence Inn Texas Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$29,500,000	Title:	Fee
Cut-off Date Principal Balance:	$29,500,000	Property Type - Subtype:	Hospitality – Extended Stay
% of Pool by IPB:	3.6%	Net Rentable Area (Rooms):	195
Loan Purpose:	Refinance	Location(2):	Various, TX
Borrowers:	Livermore Hotel Group, LLC and	Year Built / Renovated(2):	Various / Various
	NexGen Hospitality II LLC	Occupancy / ADR / RevPAR:	91.6% / $154.62 / $141.60
Borrower Sponsor:	Parminder Uppal	Occupancy / ADR / RevPAR Date:	3/31/2024
Interest Rate:	7.53200%	4th Most Recent NOI (As of):	$2,801,249 (12/31/2020)
Note Date:	4/26/2024	3rd Most Recent NOI (As of):	$3,160,555 (12/31/2021)
Maturity Date:	5/6/2034	2nd Most Recent NOI (As of)(3):	$3,920,316 (12/31/2022)
Interest-only Period:	12 months	Most Recent NOI (As of)(3):	$5,383,313 (TTM 3/31/2024)
Original Term:	120 months	UW Occupancy / ADR / RevPAR:	85.0%/ $154.62 / $131.42
Original Amortization:	300 months	UW Revenues:	$9,411,633
Amortization Type:	Interest Only, Amortizing Balloon	UW Expenses:	$4,967,317
Call Protection:	L(24),D(92),O(4)	UW NOI:	$4,444,316
Lockbox / Cash Management:	Springing	UW NCF:	$4,067,851
Additional Debt:	No	Appraised Value / Per Room(4):	$46,600,000 / $238,974
Additional Debt Balance:	N/A	Appraisal Date(5):	Various
Additional Debt Type:	N/A

Escrows and Reserves(1)				Financial Information(6)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$151,282
Taxes:	$86,169	$28,723	N/A	Maturity Date Loan / Room:	$126,906
Insurance:	$75,815	$18,954	N/A	Cut-off Date LTV:	63.3%
Replacement Reserve:	$0	$31,372	N/A	Maturity Date LTV:	53.1%
PIP Reserve:	$1,015,701	Springing	N/A	UW NCF DSCR:	1.55x
Other(7):	$3,058,320	$0	N/A	UW NOI Debt Yield:	15.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,500,000	100.0%	Loan Payoff	$15,911,383	53.9%
			Return of Equity	8,586,032	29.1
			Upfront Reserves	4,236,004	14.4
			Closing Costs	766,580	2.6
Total Sources	$29,500,000	100.0%	Total Uses	$29,500,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	See the “Portfolio Summary” table below for details regarding the individual properties.
(3)	The increase in 2nd Most Recent NOI to Most Recent NOI is due to the property improvement plan (“PIP”) being completed at the Residence Inn Laredo Property (as defined below).
(4)	The borrower sponsor plans to expand the Homewood Suites Brownsville Property (as defined below) by 24 rooms to 110 rooms and reserved approximately $3.0 million at loan origination for construction costs related to the expansion. The Appraised Value above for the Homewood Suites Brownsville Property represents the as-is value of $20.2 million as of March 21, 2024. Following the expansion and subsequent stabilization, the appraiser concluded an appraised value of $27.3 million as of June 1, 2027 (not used in calculating any metrics).
(5)	The Appraisal Date for the Residence Inn Laredo Property is March 20, 2024. The Appraisal Date of the Homewood Suites Brownsville Property is March 21, 2024.
(6)	The financial information herein is based on the current portfolio room count of 195 rooms and does not take the potential upside of the planned expansion of the Homewood Suites Brownsville Property into account, which would result in a portfolio total of 219 rooms.
(7)	Other escrows include $11,250 for immediate repairs and approximately $3,047,070 for construction costs in relation to the expansion at the Homewood Suites Brownsville Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Homewood Suites & Residence Inn Texas Portfolio

The Loan. The Homewood Suites & Residence Inn Texas Portfolio mortgage loan (the “Homewood Suites & Residence Inn Texas Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $29,500,000 and is secured by the borrowers’ fee interests in two hospitality properties located in Texas (collectively, the “Homewood Suites & Residence Inn Texas Portfolio Properties”). The Homewood Suites & Residence Inn Texas Portfolio Mortgage Loan accrues interest at a fixed rate of 7.53200% per annum. The Homewood Suites & Residence Inn Texas Portfolio Mortgage Loan has a 10-year term, has a 12-month interest only period followed by a 25-year amortization schedule and accrues interest on an Actual/360 basis. The scheduled maturity date of the Homewood Suites & Residence Inn Texas Portfolio Mortgage Loan is May 6, 2034.

The Properties. The Homewood Suites & Residence Inn Texas Portfolio Properties are comprised of two extended stay hotels located in Brownsville, Texas and Laredo, Texas totaling 195 rooms, Homewood Suites Brownsville (the “Homewood Suites Brownsville Property”) and Residence Inn Laredo (the “Residence Inn Laredo Property”). Individual property releases are not permitted for the Homewood Suites & Residence Inn Texas Portfolio Mortgage Loan.

The following table presents certain information relating to the Homewood Suites & Residence Inn Texas Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated	# of Rooms(1)	Allocated Cut-off Date Loan Amount	% of ALA	Appraised Value(1)	UW NOI	% of UW NOI
Residence Inn Laredo 310 Lost Oaks Boulevard, Laredo, TX 78041	2005 / 2023	109	$17,420,687	59.1%	$26,400,000	$2,624,510	59.1%
Homewood Suites Brownsville 3759 North Expressway, Brownsville, TX 78520	2000 / 2018	86	$12,079,313	40.9%	$20,200,000	$1,819,806	40.9%
Total		195	$29,500,000	100.0%	$46,600,000	$4,444,316	100.0%
(1)	The borrower sponsor plans to expand the Homewood Suites Brownsville Property by 24 rooms to 110 rooms. Following the expansion and subsequent stabilization, the appraiser concluded an appraised value of $27.3 million as of June 1, 2027 (compared to the as-is value of $20.2 million as of March 21, 2024).

Residence Inn Laredo Property

The Residence Inn Laredo Property is a 109-room extended stay hotel located in Laredo, Texas. The Residence Inn Laredo Property was originally built in 2005 and underwent a PIP in 2022 and 2023 for an approximate cost of $3.5 million. The Residence Inn Laredo Property is situated on a 1.90-acre parcel with 116 parking spaces (approximately 1.06 spaces per room). Amenities at the Residence Inn Laredo Property include a breakfast dining area, an outdoor pool and whirlpool, a fitness room, a lobby work station, a market pantry, a guest laundry room and an outdoor patio and barbeque area. The Residence Inn Laredo Property has 60 king studio rooms, 45 one-bedroom suites and four two-bedroom suites. The Residence Inn Laredo Property is subject to a franchise agreement with Marriott International, Inc. (“Marriott”) that is scheduled to expire on February 19, 2034. In its most recent franchise quality assurance evaluation in November 2023, the Residence Inn Laredo Property received the highest score of Green by Marriott. The top accounts at the Residence Inn Laredo Property for 2023 were X149th EVCC Kentucky (a US military affiliate), Loyal Source and X220 – Engineer (a US military affiliate), accounting for 30.2%, 12.0% and 10.9% of the room revenue, respectively.

Homewood Suites Brownsville Property

The Homewood Suites Brownsville Property is an 86-room extended stay hotel located in Brownsville, Texas. The Homewood Suites Brownsville Property was originally built in 2000, underwent a PIP in 2018 for an approximate cost of $2.5 million and is currently undergoing another PIP to update exterior signage, replace interior corridor finishes and replace certain guestroom soft goods, for which approximately $1.0 million was reserved at origination. The Homewood Suites Brownsville Property is situated on a 3.85-acre parcel with 116 parking spaces (approximately 1.35 spaces per room). Amenities at the Homewood Suites Brownsville Property include a breakfast dining area, 630 square feet of meeting space, an outdoor pool and whirlpool, a fitness room, a sport court, a lobby work station, a market pantry, a guest laundry room and an outdoor patio and barbeque area. The Homewood Suites Brownsville Property has 39 king rooms, 32 one-bedroom suites, seven two-bedroom suites, seven accessible rooms and one queen room. The Homewood Suites Brownsville Property is subject to a franchise agreement with Hilton Franchise Holding LLC (“Hilton”) that is scheduled to expire on August 31, 2035. On its most recent franchise quality assurance evaluation in October 2023, the Homewood Suites Brownsville Property received the highest score of “Outstanding” from Hilton. The top accounts at the Homewood Suites

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Homewood Suites & Residence Inn Texas Portfolio

Brownsville Property for 2023 were the National Guard, Tesla/SpaceX and Avant, accounting for 29.9%, 3.3% and 2.0% of the room revenue, respectively.

The borrower sponsor plans to expand the Homewood Suites Brownsville Property by 24 rooms to 110 rooms and reserved approximately $3.0 million at origination for construction costs related to the expansion. The guarantor is subject to a completion guaranty for the construction. The failure of the borrowers to complete the construction by April 26, 2026 will be an event of default under the Homewood Suites & Residence Inn Texas Portfolio Mortgage Loan documents. Following the expansion and subsequent stabilization, the appraiser concluded an appraised value of $27.3 million as of June 1, 2027 (compared to the as-is value of $20.2 million as of March 21, 2024). The financial information herein is based on the current room count and does not take the potential upside of the expansion into account.

The Markets. The Homewood Suites Brownsville Property is located in the Brownsville-Harlingen-Raymondville, TX metropolitan statistical area (“MSA”) and the Residence Inn Laredo Property is located in the Laredo, TX MSA.

Laredo, TX MSA

The Residence Inn Laredo Property is located in Laredo, Texas, near the Rio Grande United States and Mexico border and approximately four miles southeast from the Port of Laredo. The Port of Laredo is the largest inland port of entry on the United States/Mexico border. According to the United States Census Bureau, the Port of Laredo was responsible for more trade than any other port in the country, with $320 billion in total trade in 2023. The Port of Laredo’s trade increased by 10.32% year-over-year from February 2023 to February 2024. There is a planned expansion for the port, including building eight additional lanes at its World Trade Bridge and constructing a new international rail bridge. According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Residence Inn Laredo Property was 3,173, 30,044 and 54,968, respectively, and the estimated 2024 average household income within the same radii was $102,536, $82,718 and $82,965, respectively.

Competitive Property Summary(1)
Property Name	Year Built	# of Rooms	Comm.	Meeting & Group	Leisure	2023 Occupancy	2023 ADR	2023 RevPAR
Residence Inn Laredo	2005	109(2)	92%	8%	0%	88.0%(2)	$156.19(2)	$137.43(2)
Homewood Suites by Hilton Laredo at Mall del Norte	2005	105	85%	10%	5%	70% – 75%	$125 - $130	$90 - $95
Staybridge Suites Laredo International Airport	2006	111	90%	5%	5%	90% – 95%	$150 - $160	$130 - $140
TownPlace Suites by Marriott Laredo	2015	124	85%	10%	5%	80% - 85%	$130 - $140	$110 - $115
Home2 Suites by Hilton Laredo Airport	2020	74	85%	10%	5%	85% - 90%	$150 - $160	$130 - $140
Secondary Competition(3)	Various	452	68%	22%	10%	70.1%	$132.87	$93.17
Total/Wtd. Avg.		975	78%	15%	7%
(1)	Data provided by the appraisal. The competitive properties are based on 2023 numbers, and the Residence Inn Laredo Property is based on TTM 3/31/2024.
(2)	Based on the underwritten rent roll dated March 31, 2024.
(3)	Secondary competition includes Springhill Suites by Marriott Laredo, Courtyard by Marriott Laredo, Fairfield by Marriott Laredo and Hampton by Hilton Laredo.

Brownsville-Harlingen-Raymondville, TX MSA

The Homewood Suites Brownsville Property is located in Brownsville, TX, a city located at the southernmost tip of Texas. The Homewood Suites Brownsville Property is located approximately seven miles west of the Port of Brownsville, which is the only deep-water seaport in the United States and is connected to the Gulf of Mexico by a 17-mile-long ship channel. The Port of Brownsville is constructing a 118-acre business park to provide industrial and manufacturing companies access to the port’s benefits. Additionally, SpaceX had a rocket launch facility in nearby Boca Chica and, in February 2024, announced its plan to build an approximately $100 million office and industrial factory and an approximately $15 million shopping center in Brownsville. According to a third-party report, the estimated 2024 population within a one-, three- and five-mile radius of Homewood Suites Brownsville Property was 10,507, 100,425 and 164,301, respectively, and the estimated 2024 average household income within the same radii was $72,408, $77,293 and $71,480, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 8 – Homewood Suites & Residence Inn Texas Portfolio

Competitive Property Summary(1)
Property Name	Year Built	# of Rooms	Comm.	Meeting & Group	Leisure	2023 Occupancy	2023 ADR	2023 RevPAR
Homewood Suites Brownsville	2000	86(2)	77%	22%	2%	96.3%(2)	$152.62(2)	$146.90(2)
Residence Inn by Marriott Brownsville	2000	102	75%	20%	5%	90 – 95%	$140 - $150	$130 - $140
Staybridge Suites Brownsville	2005	99	75%	20%	5%	95 – 100%	$140 - $150	$130 - $140
Home2 Suites by Hilton Brownsville	2017	91	70%	20%	10%	90 – 95%	$140 - $150	$130 - $140
Secondary Competition(3)	Various	480	59%	31%	10%	83%	$133.35	$110.71
Total/Wtd. Avg.		858	66%	26%	8%
(1)	Data provided by the appraisal. The competitive properties are based on 2023 numbers, and the Homewood Suites Brownsville Property is based on TTM 3/31/2024.
(2)	Based on the underwritten rent roll dated March 31, 2024.
(3)	Secondary competition includes Courtyard by Marriott Brownsville, Holiday Inn Express Brownsville, Hampton by Hilton Brownsville, Fairfield by Marriott Brownsville North, Holiday Inn Brownsville and La Quinta Inn & Suites Brownsville.

The following table presents certain information relating to the Residence Inn Laredo Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			Residence Inn Laredo			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	90.6%	$123.27	$111.63	85.9%	$122.56	$105.31	94.9%	99.4%	94.3%
2023	76.9%	$139.23	$107.10	84.9%	$152.74	$129.61	110.3%	109.7%	121.0%
TTM(4)	77.4%	$137.53	$106.51	87.7%	$155.53	$136.38	113.2%	113.1%	128.0%
(1)	Data provided by a third-party market research report.
(2)	The variances between underwriting, the appraisal and third-party market research provider data with respect to Occupancy, ADR and RevPAR at the Residence Inn Laredo Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Hampton Inn Laredo, Fairfield Inn & Suites Laredo, SpringHill Suites Laredo, Homewood Suites by Hilton Laredo at Mall Del Norte, Staybridge Suites Laredo International Airport and TownePlace Suites Laredo.
(4)	TTM represents the trailing 12-month period ending February 2024.

The following table presents certain information relating to the Homewood Suites Brownsville Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			Homewood Suites Brownsville			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	91.7%	$112.04	$102.76	96.5%	$111.95	$108.00	105.2%	99.9%	105.1%
2023	90.7%	$126.18	$114.47	98.3%	$130.46	$128.22	108.3%	103.4%	112.0%
TTM(4)	88.4%	$137.02	$121.09	96.4%	$151.46	$145.98	109.1%	110.5%	120.5%
(1)	Data provided by a third-party market research report.
(2)	The variances between underwriting, the appraisal and third-party market research provider data with respect to Occupancy, ADR and RevPAR at the Homewood Suites Brownsville Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Residence Inn Brownsville, Holiday Inn Express & Suites Brownsville, Staybridge Suites Brownsville, Hampton by Hilton Inn & Suites Brownsville and Courtyard Brownsville.
(4)	TTM represents the trailing 12-month period ending February 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 8 – Homewood Suites & Residence Inn Texas Portfolio
Operating History and Underwritten Net Cash Flow
	2021	2022(1)	TTM 3/31/2024(1)	Underwritten	Per Room(2)	% of Total Revenue
Occupancy	90.4%	88.5%	91.6%	85.0%
ADR	$107.99	$128.86	$154.62	$154.62
RevPAR	$97.67	$114.02	$141.60	$131.42
Room Revenue	$6,951,746	$8,115,351	$10,106,234	$9,354,047	$47,969	99.4%
Other Income(3)	195,864	59,324	57,586	57,586	295	0.6
Total Revenue	$7,147,611	$8,174,675	$10,163,821	$9,411,633	$48,265	100.0%
Room Expense	1,378,998	1,110,346	1,284,766	1,636,958	8,395	17.4%
Food & Beverage Expense	0	0	0	0	0	0.0
Other Income Expense	25,746	27,901	0	0	0	0.0
Departmental Expenses	$1,404,744	$1,138,247	$1,284,766	$1,636,958	$8,395	17.4%
Departmental Profit	$5,742,866	$7,036,428	$8,879,054	$7,774,675	$39,870	82.6%
Operating Expenses	$2,144,926	$2,683,158	$3,018,916	$2,783,150	$14,273	29.6%
Gross Operating Profit	$3,597,940	$4,353,271	$5,860,138	$4,991,525	$25,598	53.0%
Property Taxes	303,358	294,907	334,636	334,636	1,716	3.6
Property Insurance	134,027	138,047	142,189	212,573	1,090	2.3
Total Other Expenses	$437,385	$432,954	$476,825	$547,209	$2,806	5.8%
Net Operating Income	$3,160,555	$3,920,316	$5,383,313	$4,444,316	$22,791	47.2%
FF&E	0	0	0	376,465	1,931	4.0
Net Cash Flow	$3,160,555	$3,920,316	$5,383,313	$4,067,851	$20,861	43.2%
(1)	The increase in Room Revenue from 2022 to TTM 3/31/2024 is due to the PIP being completed at the Residence Inn Laredo Property.
(2)	Per Room values are based on 195 rooms.
(3)	Other Income includes late checkout fees, suite shop income, movie rental income and other miscellaneous charges.

Environmental. According to Phase I environmental assessments dated March 27, 2024, there was no evidence of any recognized environmental conditions at the Homewood Suites & Residence Inn Texas Portfolio Properties.

The Borrowers. The borrowers for the Homewood Suites & Residence Inn Texas Portfolio Mortgage Loan are Livermore Hotel Group, LLC and NexGen Hospitality II LLC, each a Delaware limited liability company and a single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Homewood Suites & Residence Inn Texas Mortgage Loan.

The Homewood Suites & Residence Inn Texas Portfolio Mortgage Loan documents have customary full recourse carve-outs as well as being 20% recourse to the borrower sponsor for at least five years, decreasing in year six of the loan term on a straight-line basis until reaching a minimum of $1.0 million by the 10th year of the Homewood Suites & Residence Inn Texas Mortgage Loan term, contingent to the Homewood Suites & Residence Inn Texas Portfolio Mortgage Loan having a minimum debt yield of 13% based on trailing 12-month financials. The debt yield performance test will occur annually, and if the Homewood Suites & Residence Inn Texas Portfolio Mortgage Loan does not meet the minimum debt yield of 13% in any year, then recourse will revert back to 20% of the Homewood Suites & Residence Inn Texas Portfolio Mortgage Loan amount.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Parminder “Paul” Uppal. Paul Uppal is the chief executive officer of NexGen Management LLC, a management and guest relations company committed to achieving financial goals and budget efficiency while increasing customer satisfaction and guest experience. NexGen Management LLC has managed over 1,000 keys in the planning and development of over 50 hotels since 2003.

Property Management. The Homewood Suites & Residence Inn Texas Portfolio Properties are managed by NexGen Management LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers deposited (i) $11,250 for deferred maintenance, (ii) approximately $86,169 for real estate taxes, (iii) approximately $75,815 for upfront insurance premiums, (iv) approximately $1,015,701 for an outstanding PIP reserve at the Homewood Suites Brownsville Property and (v) approximately $3,047,070 in a property renovation reserve in connection with the room expansion at the Homewood Suites Brownsville Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Homewood Suites & Residence Inn Texas Portfolio

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $28,723.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to approximately $18,954.

FF&E Reserves – On a monthly basis, the borrowers are required to deposit an amount equal to 1/12th of the greater of (i) 4% of the projected annual gross income from operations of the Homewood Suites & Residence Inn Texas Portfolio and (ii) the amount required by the franchisors pursuant to the franchise agreements. This amount is initially equal to approximately $31,372.

Property Renovation/PIP Reserve – The upfront property renovation reserve above is subject to a completion guaranty. If the borrowers do not complete the construction work by April 26, 2026, the outstanding reserve amount may be used to pay down the Homewood Suites & Residence Inn Texas Portfolio Mortgage Loan. In addition to the PIP upfront reserve amount relating to the expansion of the Homewood Suites Brownsville Property, the borrowers will be required to make monthly deposits into the PIP Reserve account on each payment date during a Franchise Expiration Trigger Event (as defined below) in the amount of $120,000. There will be a cap on these monthly deposits equal to an amount reasonably determined by the lender on the estimated cost to complete the respective PIP.

Lockbox / Cash Management. The Homewood Suites & Residence Inn Texas Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Period (as defined below), the borrowers are required to deposit all revenue generated by the Homewood Suites & Residence Inn Texas Properties into the lender-controlled lockbox account within one business day of receipt. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Homewood Suites & Residence Inn Texas Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Homewood Suites & Residence Inn Texas Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Homewood Suites & Residence Inn Texas Portfolio Mortgage Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “Trigger Period” means a period occurring upon the earliest of (i) an event of default, (ii) the debt service coverage ratio being less than 1.25x, (iii) a PIP Trigger Event (as defined below) and (iv) a Franchise Expiration Trigger Event. A Trigger Period will expire upon, with respect to (a) clause (i), the cure of such event of default, (b) clause (ii), the debt service coverage ratio being greater than or equal to 1.30x for two consecutive calendar quarters, (c) clause (iii), a PIP Trigger Event Cure (as defined below), and (d) clause (iv), a Franchise Expiration Trigger Event Cure (as defined below).

A “PIP Trigger Event” will occur upon (i) the expiration or termination of any franchise agreement for any reason or (ii) the related borrowers’ failure to complete any necessary work under a PIP or any other capital improvement plan as required by any franchise agreement.

A “PIP Trigger Event Cure” will occur upon, with respect to (a) clause (i) above of a PIP Trigger Event, the applicable borrower renewing the existing franchise agreement or entering a new franchise agreement with a term expiring no later than May 6, 2039 and acceptable to the lender in all respects with delivery of a comfort letter and (b) clause (ii) above of a PIP Trigger Event, the applicable borrower completing the PIP in a manner satisfactory to the applicable franchisor and the lender and there being no event of default under the applicable franchise agreement.

A “Franchise Expiration Trigger Event” is (i) the date that is 18 months prior to the expiration of the Residence Inn Laredo franchise agreement and (ii) May 6, 2033.

A “Franchise Expiration Trigger Event Cure” will occur upon the applicable borrowers renewing the applicable franchise agreement or entering into a new franchise agreement, in either event, with a term expiring no earlier than May 6, 2039 and with terms and conditions acceptable to the lender and delivery of a comfort letter.

Subordinate and Mezzanine Debt. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Homewood Suites & Residence Inn Texas Portfolio

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 9 – Fayette Pavilion

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 9 – Fayette Pavilion

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 9 – Fayette Pavilion

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Fayette Pavilion
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$29,125,000	Title:	Fee
Cut-off Date Principal Balance(1):	$29,125,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	3.6%	Net Rentable Area (SF):	1,063,840
Loan Purpose:	Acquisition	Location:	Fayetteville, GA
Borrowers:	Fayette Pavilion LLC and Miles Fayette LLC	Year Built / Renovated:	1995, 2023 / NAP
Borrower Sponsor:	Dr. Hardam S. Azad	Occupancy:	96.0%
Interest Rate:	6.95600%	Occupancy Date:	2/6/2024
Note Date:	2/8/2024	4th Most Recent NOI (As of):	$9,374,773 (12/31/2021)
Maturity Date:	3/6/2034	3rd Most Recent NOI (As of):	$9,383,798 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$10,006,469 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$10,115,913 (TTM 1/31/2024)
Original Amortization:	None	UW Economic Occupancy:	95.8%
Amortization Type:	Interest Only	UW Revenues:	$14,064,058
Call Protection:	L(26),D(88),O(6)	UW Expenses:	$3,471,570
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$10,592,488
Additional Debt(1):	Yes	UW NCF:	$10,592,488
Additional Debt Balance(1):	$65,000,000	Appraised Value / Per SF:	$146,050,000 / $137
Additional Debt Type(1):	Pari Passu	Appraisal Date:	12/12/2023

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$88
Taxes:	$371,270	$74,254	N/A	Maturity Date Loan / SF:	$88
Insurance:	$90,435	$30,145	N/A	Cut-off Date LTV:	64.4%
General Reserve:	$6,770,048	Springing	$250,000	Maturity Date LTV:	64.4%
TI/LC:	$5,000,000	Springing	$2,000,000	UW NCF DSCR:	1.60x
Outstanding TI/LC Reserve:	$40,000	$0	N/A	UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$94,125,000	73.0%	Purchase Price(3)	$115,403,062	89.5%
Sponsor Equity	34,802,040	27.0	Upfront Reserves	12,271,753	9.5
			Closing Costs	1,252,225	1.0
Total Sources	$128,927,040	100.0%	Total Uses	$128,927,040	100.0%
(1)	The Fayette Pavilion Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate original principal balance of $94,125,000 (the “Fayette Pavilion Whole Loan”). The financial information in the chart above is based on the aggregate outstanding principal balance of the Fayette Pavilion Whole Loan.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	The contract purchase price is $134.0 million. The purchase price presented in the Sources and Uses is net of various seller credits.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Fayette Pavilion

The Loan. The Fayette Pavilion mortgage loan (the “Fayette Pavilion Mortgage Loan”) is part of a whole loan secured by the borrowers’ fee interest in a 1,063,840 square foot anchored retail property located in Fayetteville, Georgia (the “Fayette Pavilion Property”). The Fayette Pavilion Whole Loan consists of five pari passu notes, has a 10-year interest-only term and accrues interest at a rate of 6.95600% per annum on an Actual/360 basis. The Fayette Pavilion Mortgage Loan is evidenced by the non-controlling Notes A-2, A-3 and A-5, which have an aggregate original and outstanding principal balance as of the Cut-off Date of $29,125,000. The Fayette Pavilion Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BMO 2024-C8 securitization trust. The relationship between the holders of the Fayette Pavilion Whole Loan is governed by a co-lender agreement. See “Pooling and Servicing Agreement–Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Fayette Pavilion Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BMO 2024-C8	Yes
A-2	$14,125,000	$14,125,000	BBCMS 2024-C26	No
A-3	$10,000,000	$10,000,000	BBCMS 2024-C26	No
A-4	$5,000,000	$5,000,000	BMO 2024-C8	No
A-5	$5,000,000	$5,000,000	BBCMS 2024-C26	No
Whole Loan	$94,125,000	$94,125,000

The Property. The Fayette Pavilion Property is a 1,063,840 square foot anchored retail center located in Fayetteville, Georgia. The Fayette Pavilion Property was constructed in phases in 1995 and 2023 and is anchored by Publix, Kohl’s, Hobby Lobby, Ross Dress for Less and other major tenants. In addition to the collateral tenants, the Fayette Pavilion Property is shadow-anchored by non-collateral anchors Walmart, Target and Home Depot, each of which contribute CAM reimbursements for the Fayette Pavilion Property. According to the property manager, Target is in the final stages of completing a comprehensive store renovation at a cost of approximately $6 million. Notably, the Walmart parcel was recently sold in September 2022 for a purchase price of $24.5 million.

The Fayette Pavilion Property’s grocery-anchor tenant, Publix (5.3% NRA), is an original tenant and has been at the Fayette Pavilion Property for approximately 30 years of tenure. Publix signed a 10-year lease extension in December 2021 extending their lease to December 2031. Publix’s contractual renewal options are for five-year terms, with two of the options exercised simultaneously as part of its recent renewal. In the summer of 2023, according to property management, Publix completed a store refresh at a cost of over $1 million that included upgrades to the refrigeration, the addition of new self-checkout lanes, and improvements to décor and fixtures. Publix’s 2022 sales were $38.9 million or $694 PSF, which demonstrates an occupancy cost of 1.7%.

As of February 6, 2024, the Fayette Pavilion Property was 96.0% leased to 67 tenants, 68.2% of which have been at the Fayette Pavilion Property for over five years and 57.1% of which have been at the Fayette Pavilion Property for over 10 years. The Fayette Pavilion Property is the largest and most visited open-air shopping center in Georgia. Consisting of over 106.4 acres, the Fayette Pavilion Property offers various retail tenants that attract over 8.3 million annual visits from a trade area that encompasses a large portion of the southern half of the Atlanta MSA. Developed in phases in 1995 and 2023, the Fayette Pavilion Property is a super-regional, tandem grocery-anchored shopping destination that includes tenant categories that include grocery, service, specialty, discounter, food and beverage, among others.

Major Tenants.

Kohl’s (86,584 square feet; 8.1% of NRA; 4.2% of underwritten base rent). Kohl’s is an American department store retail chain with more than 1,100 stores in 49 states. Kohl’s has operated under a ground lease at the Fayette Pavilion Property since 2000, renewed its lease in February 2022 for a term of five years through January 2027 and has seven, five-year lease renewal options remaining. Kohl’s has no termination options. Kohl’s is not required to report sales; however, the tenant financed the buildout of a new Sephora concept within the store in 2023.

At Home (78,284 square feet; 7.4% of NRA; 5.1% of underwritten base rent). At Home is an American big-box chain of home furnishing stores. At Home operates over 250 stores in 40 states. At Home has been at the Fayette Pavilion Property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Fayette Pavilion

since 2022, has a current lease expiration date in February 2033 and has two, five-year lease renewal options remaining. At Home has no termination options.

Belk (65,927 square feet; 6.2% of NRA; 4.3% of underwritten base rent). Belk is an American department store chain with nearly 300 stores across 16 states. Belk has been at the Fayette Pavilion Property since 2000, has a current lease expiration date in February 2025 and has two, five-year renewal options remaining. Belk has no termination options.

Appraisal. According to the appraisal, the Fayette Pavilion Property had an “as-is” appraised value of $146,050,000 as of December 12, 2023. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Income Capitalization Approach	$146,050,000	7.25%
(1)	Source: Appraisal.
(2)	The appraisal used a discounted cash flow approach to arrive at the appraised value. The capitalization rates shown above represent the overall capitalization rate.

Environmental. According to the Phase I environmental assessment dated December 22, 2023, there was no evidence of any recognized environmental conditions at the Fayette Pavilion Property.

The following table presents certain information relating to the historical and current occupancy at the Fayette Pavilion Property:

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
88.8%	92.5%	95.9%	96.0%
(1)	Historical occupancy is as of December 1 of each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated February 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Fayette Pavilion

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Fayette Pavilion Property:

Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Sales PSF	Occ. Costs	Lease Exp. Date
Kohl’s(3)(4)	Ba3 / BB / BBB-	86,584	8.1%	$5.47	$473,614	4.2%	NAV	NAV	1/31/2027
At Home(5)	C / CCC / NR	78,284	7.4	$7.41	580,000	5.1	NAV	NAV	2/28/2033
Belk(6)(7)	NR / CCC- / NR	65,927	6.2	$7.30	481,267	4.3	$86	11.1%	2/15/2025
Cinemark(8)(9)	NR / BB- / NR	60,560	5.7	$15.25	923,540	8.2	$112	15.5%	12/31/2025
Hobby Lobby(10)(11)	NR / NR / NR	57,000	5.4	$7.50	427,500	3.8	$117	7.6%	2/28/2026
Publix(12)(13)	NR / NR / NR	56,146	5.3	$8.65	485,663	4.3	$694	1.7%	12/1/2031
Burlington Coat Factory(14)(15)	NR / BB+ / NR	49,000	4.6	$12.00	588,000	5.2	$138	9.8%	2/28/2030
Jo-Ann Fabrics(16)(17)	NR / CCC / NR	42,000	3.9	$6.25	262,500	2.3	$51	14.8%	1/31/2028
Big Lots(18)	NR / NR / NR	39,995	3.8	$6.75	269,966	2.4	NAV	NAV	1/31/2027
Ross Dress for Less(19)	A2 / BBB+ / NR	32,587	3.1	$12.00	391,044	3.5	NAV	NAV	1/31/2027
Top Ten Tenants		568,083	53.4%	$8.60	$4,883,095	43.3%

Non Top Ten Tenants		453,532	42.6%	$14.11	$6,400,679	56.7%

Occupied Collateral Total / Wtd. Avg.		1,021,615	96.0%	$11.05	$11,283,773	100.0%

Vacant Space		42,225	4.0%

Collateral Total		1,063,840	100.0%

(1)	Based on the underwritten rent roll dated February 6, 2024, with rent steps totaling $93,676 through November 2024 and rent averaging for investment grade tenants totaling $18,165.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Kohl’s operates under a ground lease.
(4)	Kohl’s has seven five-year lease renewal options remaining.
(5)	At Home has two five-year lease renewal options remaining.
(6)	Belk has two five-year lease renewal options remaining.
(7)	Belk Sales PSF and Occ. Costs represent the trailing 12 months ending January 2023.
(8)	Cinemark has four five-year lease renewal options remaining.
(9)	Cinemark Sales PSF and Occ. Costs represent FY 2022. Sales per screen is equal to $399,004.
(10)	Hobby Lobby has two five-year lease renewal options remaining.
(11)	Hobby Lobby Sales PSF and Occ. Costs represent the trailing 12 months ending February 2023.
(12)	Publix has three five-year lease renewal options remaining.
(13)	Publix Sales PSF and Occ. Costs represent FY 2022.
(14)	Burlington Coat Factory has four five-year lease renewal options remaining.
(15)	Burlington Coat Factory Sales PSF and Occ. Costs represent FY 2022.
(16)	Jo-Ann Fabrics has one five-year lease renewal option remaining.
(17)	Jo-Ann Fabrics Sales PSF and Occ. Costs represent the trailing 12 months ending November 2023.
(18)	Big Lots has one five-year lease renewal option remaining.
(19)	Ross Dress for Less has one five-year lease renewal option remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Fayette Pavilion

The following table presents certain information relating to the lease rollover schedule at the Fayette Pavilion Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	42,225	4.0%	NAP	NA	P	42,225	4.0%	NAP	NAP
2024 & MTM	5	15,460	1.5	$326,000	2.9%		57,685	5.4%	$326,000	2.9%
2025	7	159,462	15.0	2,012,796	17.8		217,147	20.4%	$2,338,795	20.7%
2026	6	107,877	10.1	1,246,215	11.0		325,024	30.6%	$3,585,010	31.8%
2027	15	212,293	20.0	2,074,094	18.4		537,317	50.5%	$5,659,104	50.2%
2028	9	129,407	12.2	1,194,993	10.6		666,724	62.7%	$6,854,097	60.7%
2029	5	72,790	6.8	857,487	7.6		739,514	69.5%	$7,711,583	68.3%
2030	2	61,000	5.7	719,700	6.4		800,514	75.2%	$8,431,283	74.7%
2031	5	115,236	10.8	1,129,647	10.0		915,750	86.1%	$9,560,930	84.7%
2032	8	27,952	2.6	564,557	5.0		943,702	88.7%	$10,125,487	89.7%
2033	5	120,138	11.3	1,158,286	10.3		1,063,840	100.0%	$11,283,773	100.0%
2034	0	0	0.0	0	0.0		1,063,840	100.0%	$11,283,773	100.0%
2035 & Beyond	0	0	0.0	0	0.0		1,063,840	100.0%	$11,283,773	100.0%
Total	67	1,063,840	100.0%	$11,283,773	100.0%
(1)	Based on the underwritten rent roll dated February 6, 2024, with rent steps totaling $93,676 through November 2024 and rent averaging for investment-grade tenants totaling $18,165.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

The Market. The Fayette Pavilion Property is located in Fayetteville, Georgia. The Fayette Pavilion Property is situated approximately 22 miles south of the Atlanta central business district and approximately 11 miles south of Hartsfield-Jackson International Airport. According to the appraisal, the Fayette Pavilion Property is located in the Fayette/Peachtree retail submarket within the Atlanta retail market. According to the appraisal, the Atlanta retail market has a vacancy rate of approximately 3.5% and quoted rental rates of $21.70 per square foot as of the third quarter of 2023. Additionally, according to the appraisal, the Fayette/Peachtree retail submarket has a vacancy rate of approximately 3.2% and average asking rents of $20.11 per square foot as of the third quarter of 2023. Within a one-, three- and five-mile radius of the Fayette Pavilion Property, the estimated 2023 population was 1,384, 31,016 and 102,940, respectively. Within the same radii, the estimated 2023 average annual household income was $95,402, $87,598 and $90,846, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 9 – Fayette Pavilion

The following table presents certain information relating to comparable shop space leases for the Fayette Pavilion Property:

Comparable Leases Summary(1)
Property Name/Location	Year Built	Occ. %	Total NRA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Fayette Pavilion 72 Pavilion Parkway Fayetteville, GA	1995, 2023	96.0%	1,063,840	-	-	-	-	$17.89	NNN
Banks Crossing 100 Banks Road Fayetteville, GA	1988	95.0%	256,701	1.2 miles	Asking	Dec. 2023 / 60	4,000	$23.00	NNN
Lake Ridge Village 1270 Highway 138 Southwest Riverdale, GA	2005	100%	7,500	6.3 miles	Asking	Dec. 2023 / 60	5,000	$19.50	NNN
Single Tenant Retail Building 1297 Mount Zion Road Morrow, GA	1978	50%	5,720	12.4 miles	For Eyes	Dec. 2022 / 36	3,750	$16.50	NNN
Locust Grove Village 4914-4960 Bill Gardner Parkway Locust Grove, GA	2002	100%	15,600	27.6 miles	Indigo Soul Yoga Studio	Oct. 2022 / 61	1,400	$15.85	NNN
Marketplace at Locust Grove II 4955 Bill Gardner Parkway Locust Grove, GA	2021	100%	12,647	27.6 miles	Planet Smoothie	May 2022 / 60	1,260	$22.00	NNN
Togwotee Village 1240 Highway 54 West Peachtree City, GA	2008	82.0%	108,735	12.4 miles	Asking PT Solutions Erika Ward Interiors	Dec. 2023 / 60 Feb. 2020 / 36 Jan. 2020 / 36	3,728 2,213 1,509	$21.00 $18.00 $20.50	NNN NNN NNN

(1)	Source: Appraisal, except for the Fayette Pavilion Property, which is based on the underwritten rent roll dated February 6, 2024.

The following table presents certain information relating to comparable anchor and junior anchor leases for the Fayette Pavilion Property:

Comparable Leases Summary(1)
Property Name/Location	Year Built	Occ. %	Total NRA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Fayette Pavilion 72 Pavilion Parkway Fayetteville, GA	1995, 2023	96.0%	1,063,840	-	-	-	-	$8.94	NNN
Pacifica Doraville Asian Square 5150 Buford Highway Doraville, GA	1992	85%	37,252	39.7 miles	KOI KEE LLC (dba Loi Kee)	Apr. 2024 / 120	12,752	$10.00	NNN
LA Fitness – McDonough, GA 95 Foster Drive McDonough, GA	2007	100%	45,000	16.4 miles	LA Fitness	Aug. 2023 / 120	45,000	$17.78	Absolute Net
Summerlin Corners 1757 Newnan Crossings Boulevard Newnan, GA	2022	100%	16,000	22.7 miles	Dollar Tree	Oct. 2022 / 120	10,000	$14.00	NNN
6000 Medlock Bridge Parkway 6000 Medlock Bridge Parkway Johns Creek, GA	1993	100%	113,112	47.1 miles	No Longer Bound	Sep. 2022 / 120	17,648	$13.00	NNN
Proposed Publix Anchored Shopping Center 10227 Alcovy Crossing Drive Covington, GA	2022	98%	62,787	46.6 miles	Publix	Aug. 2022 / 240	48,387	$14.00	NNN
Piedmont Village 2800 Canton Road Marietta, GA	1989	100%	116,428	42.6 miles	Sports Collectibles	Jan. 2022 / 60	10,000	$10.00	NNN

(1)	Source: Appraisal, except for the Fayette Pavilion Property, which is based on the underwritten rent roll dated February 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Fayette Pavilion

The following table presents certain information relating to the operating history and underwritten cash flows at the Fayette Pavilion Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per SF	%(2)
Rents In Place	$10,554,246	$10,594,506	$10,996,716	$11,075,742	$11,171,933	$10.50	77.0%
Rent Steps(3)	0	0	0	0	111,840	0.11	0.8
Vacant Income	0	0	0	0	607,785	0.57	4.2
Reimbursements	1,975,284	1,872,124	2,268,319	2,238,588	2,608,207	2.45	18.0
Net Rental Income	$12,529,531	$12,466,631	$13,265,036	$13,314,330	$14,499,765	$13.63	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(607,785)	(0.57)	(4.2)
Other Income(4)	226,137	261,067	170,078	172,078	172,078	0.16	1.2
Effective Gross Income	$12,755,668	$12,727,697	$13,435,114	$13,486,408	$14,064,058	$13.22	97.0%

Total Expenses	$3,380,894	$3,343,899	$3,428,645	$3,370,495	$3,471,570	$3.26	24.7%

Net Operating Income	$9,374,773	$9,383,798	$10,006,469	$10,115,913	$10,592,488	$9.96	75.3%

Total TI/LC, Capex/RR	0	0	0	0	0	0.00	0.0

Net Cash Flow	$9,374,773	$9,383,798	$10,006,469	$10,115,913	$10,592,488	$9.96	75.3%
(1)	TTM represents the trailing 12-month period ending January 31, 2024.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Underwritten Rent Steps totaling $93,676 through November 2024 and rent averaging for investment grade tenants totaling $18,165.
(4)	Other Income includes percentage rent, signage rent, late fees and storage income.

The Borrowers. The borrowers are Fayette Pavilion LLC and Miles Fayette LLC, as tenants-in-common, with respect to the Fayette Pavilion Whole Loan. Each borrower is a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Fayette Pavilion Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Dr. Hardam S. Azad, while Kathleen D. Miles is an additional non-recourse carveout guarantor whose liability is limited to the Miles Fayette LLC borrowing entity and affiliates. Dr. Azad has extensive real estate experience and is the founder and president of 5 Rivers CRE, LLC, which currently owns and operates 23 retail properties containing over four million square feet of retail space. 5 Rivers CRE, LLC manages properties in Louisiana, Mississippi, Tennessee, Alabama, Georgia, North Carolina and Oklahoma.

Property Management. The Fayette Pavilion Property is managed by 5 Rivers CRE, LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately $371,270 for real estate taxes, approximately $90,435 for insurance premiums, $6,770,048 for general use including tenant improvements, leasing commissions and capital expenditures, $5,000,000 for general tenant improvements and leasing commissions and $40,000 for an outstanding TI/LC reserve related to Majestic Nails.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to $74,254.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $30,145.

General Reserve – On a monthly basis, the borrowers are required to escrow $17,731 for replacement reserves or approved leasing costs, subject to a cap of $250,000. The ongoing general reserve is currently suspended and is required to be replenished when the reserve account falls below the cap.

TI/LC Reserves – On a monthly basis, the borrowers are required to escrow $53,192 for tenant improvement and leasing commission reserves subject to a cap of $2,000,000. The ongoing TI/LC reserve is currently suspended and is required to be replenished when the reserve account falls below the cap.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Fayette Pavilion

Lockbox / Cash Management. The Fayette Pavilion Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be deposited by tenants (pursuant to tenant direction letters) and credit card companies with which the borrowers and/or the property manager have agreements (pursuant to credit card direction letters) directly into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Fayette Pavilion Whole Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Fayette Pavilion Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Fayette Pavilion Whole Loan. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Fayette Pavilion Whole Loan documents; (ii) the date on which the debt service coverage ratio (based on (x) the then current rent roll (annualized) and (y) the trailing 12-month expense reimbursements and operating expenses based on the trailing 12 calendar months) is less than 1.15x; or (iii) the occurrence of a Major Tenant Trigger Event Period (as defined below).

A Sweep Event Period will end with regard to: (a) clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii), upon the debt service coverage ratio (based on (x) the then current rent roll (annualized) and (y) the trailing 12-month expense reimbursements and operating expenses based on the trailing 12 calendar months) being at least 1.20x for at least two consecutive calendar quarters; and (c) clause (iii), the Major Tenant Trigger Event Period is cured in accordance with the Fayette Pavilion Whole Loan documents.

A “Major Tenant Trigger Event Period” will commence upon the date on which any of the following applies to two or more Major Tenants and/or Major Shadow Anchor (both as defined below): (i) a Major Tenant (as defined below) fails to renew or extend the term of its lease, on terms and conditions reasonably acceptable to the lender and in accordance with the terms of the Fayette Pavilion Whole Loan documents including, without limitation, for a term of no less than five years (or as otherwise approved by the lender), on or prior to the date that is six months prior to lease expiration, (ii) a default by such Major Tenant occurs (beyond any applicable notice and cure period) under its lease, (iii) a Major Tenant and/or Major Shadow Anchor goes dark, vacates or otherwise fails to occupy or otherwise ceases operations at its space, or fails to be open for business at the Fayette Pavilion Property during customary hours, or gives notice of its intent to commence any of the foregoing, including without limitation any announcement of a store closure with respect to its premises, (iv) a Major Tenant and/or Major Shadow Anchor files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or any similar insolvency proceeding, (v) a Major Tenant sublets any portion of its leased space or (vi) a Major Tenant terminates its lease or gives notice of its intent to terminate its lease.

A Major Tenant Trigger Event Period will terminate with regard to: (a) clause (i), if the related Major Tenant has extended its lease for at least five years and on terms acceptable to the lender, and the lender has received an estoppel certificate confirming that all tenant improvements and leasing commissions have been paid; (b) clause (ii), upon the related Major Tenant curing such default; (c) clause (iii), upon the related Major Tenant and/or Major Shadow Anchor rescinding such notice and/or resuming its customary business operations at its leased space for at least four consecutive calendar months; (d) clause (iv), when the lease for the related Major Tenant is assumed or affirmed in such proceeding and the related Major Tenant and/or Major Shadow Anchor, among other things, is discharged from bankruptcy such that no proceedings are ongoing; and (e) clause (v), the related Major Tenant is no longer subletting its space. A Major Tenant Trigger Event Period will also terminate in the event that a Major Tenant Re-Tenanting Event (as defined below) or a Major Shadow Anchor Re-Tenanting Event (as defined below), as applicable, has occurred.

A "Major Tenant Re-Tenanting Event" means that: (i) the related Major Tenant space is leased pursuant to a replacement lease (or leases) for a term of at least five years and on terms acceptable to the lender for the related space; (ii) each such Major Tenant is in occupancy of its premises, open for business and is paying full unabated rent; and (iii) all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid, and the lender has received a reasonably satisfactory estoppel certificate from each such replacement tenant affirming the foregoing and that such replacement tenant is not a debtor in any bankruptcy or other insolvency proceeding.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

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No. 9 – Fayette Pavilion

A “Major Tenant” means individually and collectively, as the context may require, Kohl’s, Publix, Marshalls, their respective successors and assigns and any replacement tenant or occupant for any portion of space at the Fayette Pavilion Property currently leased to the foregoing tenants.

A "Major Shadow Anchor Re-Tenanting Event" means that the lender has received satisfactory evidence that that the replacement occupant of the Major Shadow Anchor space satisfies all co-tenancy requirements of any lease relating to such Major Shadow Anchor, and such evidence includes, without limitation, estoppel certificates or other written evidence, reasonably satisfactory to the lender, from such tenants with co-tenancy requirements at the Fayette Pavilion Property.

A “Major Shadow Anchor” means Walmart, its successors and assigns and any replacement tenant that enters into a lease for the related Major Shadow Anchor space.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 10 – Woodfield Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129

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No. 10 – Woodfield Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 10 – Woodfield Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 10 – Woodfield Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 10 – Woodfield Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133

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No. 10 – Woodfield Mall
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$29,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$29,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	3.6%	Net Rentable Area (SF):	1,064,590
Loan Purpose:	Refinance	Location:	Schaumburg, IL
Borrower:	Woodfield Mall LLC	Year Built / Renovated:	1971, 1995 / 2015, 2016, 2018
Borrower Sponsors(2):	Simon Property Group, L.P. and Institutional Mall Investors LLC	Occupancy(7):	96.1%
Interest Rate:	6.335403409%	Occupancy Date:	11/14/2023
Note Date:	11/22/2023	4th Most Recent NOI (As of):	$27,546,528 (12/31/2020)
Maturity Date:	12/1/2033	3rd Most Recent NOI (As of):	$37,229,630 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$36,506,153 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$36,477,631 (TTM 10/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.5%
Amortization Type:	Interest Only	UW Revenues:	$74,931,706
Call Protection(3):	L(29),D(85),O(6)	UW Expenses:	$32,816,238
Lockbox / Cash Management(4):	Hard / Springing	UW NOI:	$42,115,468
Additional Debt(1):	Yes	UW NCF:	$41,055,801
Additional Debt Balance(1):	$235,000,000 / $30,000,000	Appraised Value / Per SF:	$694,000,000 / $652
Additional Debt Type(1):	Pari Passu / Subordinate Debt	Appraisal Date:	10/27/2023

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$248	$276
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$248	$276
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	38.0%	42.4%
TI/LC:	$0	Springing	N/A	Maturity Date LTV:	38.0%	42.4%
Other(6):	$7,299,496	$0	N/A	UW NCF DSCR:	2.42x	2.05x
				UW NOI Debt Yield:	16.0%	14.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan	$264,000,000	68.9%	Loan Payoff	$373,692,064	97.6%
Sponsor Equity	88,955,402	23.2	Upfront Reserves	7,299,496	1.9
Subordinate Companion Loan	30,000,000	7.8	Closing Costs	1,963,843	0.5
Total Sources	$382,955,402	100.0%	Total Uses	$382,955,402	100.0%
(1)	The Woodfield Mall Mortgage Loan (as defined below), with an original aggregate principal balance of $29,000,000, is part of a whole evidenced by 15 senior pari passu promissory notes, with an aggregate original balance of $264,000,000 and three junior pari passu promissory notes, with an aggregate original balance of $30,000,000 (collectively, the “Woodfield Mall Whole Loan”). The UW NCF DSCR for the Woodfield Mall Whole Loan is calculated using the blended rate of approximately 6.71100% per annum. The information under “Financial Information” in the chart above reflects the Woodfield Mall Senior Loan (as defined below) and the Woodfield Mall Whole Loan. For additional information, see “The Loan” below.
(2)	Simon Property Group, L.P. (“Simon”) is also the borrower sponsor for the Arundel Mills and Marketplace mortgage loan.
(3)	Defeasance of the Woodfield Mall Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Woodfield Mall Whole Loan to be securitized and (b) June 1, 2027. The assumed defeasance lockout period of 29 payments is based on the anticipated closing date of the BBCMS 2024-C26 transaction in May 2024. The actual defeasance lockout period may be longer. If any pari passu note has not been securitized for two years by June 1, 2027, the borrowers may prepay any such note that has not been securitized for two years upon payment of a prepayment fee equal to the greater of (i) 1% of the prepaid amount and (ii) a yield maintenance charge in conjunction with the defeasance of any securitized pari passu notes that have been securitized for greater than two years by the projected repayment date.
(4)	The borrower is required to cause rents to be deposited into a lockbox account established at origination under the Woodfield Mall Whole Loan documents, and the borrower will have access to the funds in the lockbox account and use the lockbox account as an operating account so long as no Lockbox Event (as defined below) continues. During the continuance of a Lockbox Event, the borrower will not have any further access to the funds in the lockbox account except as otherwise expressly provided in the Woodfield Mall Whole Loan documents.
(5)	For a full description of escrows and reserves, please refer to “Escrows and Reserves” below.
(6)	Other initial escrows and reserves consist of $6,460,707 for an upfront outstanding TI/LC reserve and approximately $838,789 for an upfront gap rent reserve.
(7)	Occupancy for the Woodfield Mall Property (as defined below) includes temporary tenants. As of November 14, 2023, the Woodfield Mall Property was 87.5% occupied excluding temporary tenants. As of November 14, 2023, occupancy for the Woodfield Mall (as defined below) including temporary tenants was 98.1% and excluding temporary tenants was 93.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 10 – Woodfield Mall

The Loan. The Woodfield Mall mortgage loan (the “Woodfield Mall Mortgage Loan”) is part of a whole loan evidenced by 18 notes comprising (i) 15 senior pari passu promissory notes in the aggregate original principal amount of $264,000,000 (collectively, the “Woodfield Mall Senior Pari Passu Notes”, and the portion of the Woodfield Mall Whole Loan evidenced by such senior pari passu notes, the “Woodfield Mall Senior Loan”) and (ii) three junior pari passu promissory notes in the aggregate original principal amount of $30,000,000 (collectively, the “Woodfield Mall Subordinate Companion Notes”, and the portion of the Woodfield Mall Whole Loan evidenced by such junior notes, the “Woodfield Mall Subordinate Companion Loan”). The Woodfield Mall Subordinate Companion Notes are subordinate to the Woodfield Mall Senior Pari Passu Notes as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The Woodfield Mall Whole Loan" in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of the Woodfield Mall Whole Loan is $294,000,000. The Woodfield Mall Whole Loan was co-originated by Bank of Montreal (“BMO”), Barclays Capital Real Estate Inc. (“Barclays”) and Bank of America, N.A. (“BANA”). The Woodfield Mall Whole Loan proceeds were used to refinance the existing debt on the Woodfield Mall Property, fund upfront reserves and pay origination costs. The Woodfield Mall Whole Loan accrues interest at a fixed rate of approximately 6.71100% per annum. The table below identifies the promissory notes that comprise the Woodfield Mall Whole Loan. The Woodfield Mall Whole Loan is secured by the borrower’s fee interest in a portion of a super-regional mall (the “Woodfield Mall”) located in Schaumburg, Illinois (such portion of the mall securing the Woodfield Mall Whole Loan, the “Woodfield Mall Property”). The borrower ground leased a portion of the Woodfield Mall Property (the “Nordstrom Parcel”) to Nordstrom pursuant to a ground lease (the “Nordstrom Ground Lease”) between Nordstrom, as ground lessee, and the borrower, as ground lessor. The Woodfield Mall Property collectively represents approximately 49.5% of the total 2,152,069 square feet of net rentable area at the Woodfield Mall (the “Total Mall NRA”).

The Woodfield Mall Mortgage Loan is evidenced by two notes, with an aggregate principal balance as of the Cut-off Date of $29,000,000. Payments allocated to the Woodfield Mall Subordinate Companion Loan will be paid only to the holders of the Woodfield Mall Subordinate Companion Loan as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The Woodfield Mall Whole Loan” in the Preliminary Prospectus. The Woodfield Mall Whole Loan is serviced pursuant to the pooling and servicing agreement for the BMO 2023-C7 securitization transaction. The relationship between the holders of the Woodfield Mall Whole Loan is governed by a co-lender agreement. Prior to the occurrence of a “control appraisal period” with respect to the Woodfield Mall Whole Loan, the holder of the Woodfield Mall Subordinate Companion Note designated as Note B-1 (i.e., the BMO 2023-C7 securitization trust, which rights will be exercisable by the designated class(es) of holders of the series of loan-specific certificates backed by the Woodfield Mall Subordinate Companion Loan) will be the controlling noteholder. Following the occurrence and during the continuance of such “control appraisal period” with respect to the Woodfield Mall Whole Loan, the holder of the Woodfield Mall Senior Pari Passu Note designated as Note A-1-1 (i.e., the BBCMS 2024-C24 securitization trust) will be the controlling noteholder (the control rights of which are expected to ultimately be exercised by the designated class(es) of holders specified in the pooling and servicing agreement for the BBCMS 2024-C24 securitization trust). See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The Woodfield Mall Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 10 – Woodfield Mall
Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$20,000,000	$20,000,000	BBCMS 2024-C24	No(1)
A-1-2	$55,000,000	$55,000,000	BMO 2023-C7	No
A-1-3	$10,000,000	$10,000,000	BBCMS 2024-C24	No
A-1-4	$10,000,000	$10,000,000	BMO 2024-C8	No
A-1-5	$5,000,000	$5,000,000	BMO 2024-C8	No
A-1-6	$5,000,000	$5,000,000	BMO 2024-C8	No
A-2-1	$13,000,000	$13,000,000	BMO 2023-C7	No
A-2-2	$25,000,000	$25,000,000	BBCMS 2024-C24	No
A-2-3	$20,000,000	$20,000,000	BBCMS 2024-C26	No
A-2-4	$12,500,000	$12,500,000	BBCMS 2024-C24	No
A-2-5	$9,000,000	$9,000,000	BBCMS 2024-C26	No
A-3-1(2)	$40,000,000	$40,000,000	BANA	No
A-3-2(2)	$15,000,000	$15,000,000	BANA	No
A-3-3(2)	$15,000,000	$15,000,000	BANA	No
A-3-4(2)	$9,500,000	$9,500,000	BANA	No
Total Senior Loan	$264,000,000	$264,000,000
B-1	$11,931,818	$11,931,818	BMO 2023-C7 (Loan-Specific Certificates)	Yes(1)
B-2	$9,034,091	$9,034,091	BMO 2023-C7 (Loan-Specific Certificates)	No(1)
B-3	$9,034,091	$9,034,091	BMO 2023-C7 (Loan-Specific Certificates)	No(1)
Whole Loan	$294,000,000	$294,000,000
(1)	Under the related co-lender agreement, Note B-1 is the designated controlling note; provided that if any interest in Note B-1 is held by the borrower or a “borrower restricted party” within the meaning of the related co-lender agreement when Note B-1 would otherwise be the controlling note, Note B-2 will be the controlling note; and provided, further, that if any interest in Note B-2 is held by the borrower or a borrower restricted party when Note B-2 would otherwise be the controlling note, Note B-3 will be the controlling note. Following the occurrence and during the continuance of a “control appraisal period” with respect to the Woodfield Mall Whole Loan (i.e., a control appraisal period with respect to Note B-1, Note B-2 and Note B-3), Note A-1-1 will be the controlling note, and the controlling class representative of the BBCMS 2024-C24 securitization trust will be entitled to exercise the related control rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The Woodfield Mall Whole Loan” in the Preliminary Prospectus.
(2)	Expected to be contributed to one or more future securitization(s).

The Property. The Woodfield Mall is a two- and three-story partially enclosed Class A super-regional mall, totaling 2,152,069 square feet on an approximately 133.05-acre site in Schaumburg, Illinois. The Woodfield Mall was built in 1971 by Taubman Centers and expanded in 1995, with renovations occurring in 2015, 2016 and 2018. The Woodfield Mall provides parking via 8,949 surface parking and parking garage spaces, resulting in a parking ratio of approximately 4.2 spaces per 1,000 square feet of the Total Mall NRA. The Woodfield Mall Property consists of 1,064,590 square feet of net rentable area (approximately 49.5% of the Total Mall NRA).

As of November 14, 2023, the Woodfield Mall Property was 96.1% occupied by over 200 tenants (including temporary tenants, which collectively occupy approximately 8.6% of the Woodfield Mall Property (the “Total Collateral NRA”)). No underwritten base rent is attributable to such temporary tenants. Approximately 47.8% of the Total Collateral NRA is occupied by 20 major tenants (each of which occupies 10,000 or more square feet of net rentable area) and one anchor tenant (Nordstrom).

The portion of the Woodfield Mall occupied by six anchor tenants, namely Macy’s, J.C. Penney, Sears, Primark, Level 257 and Lord & Taylor (the “Non-Collateral Anchors”), representing approximately 50.5% of the Total Mall NRA, is not part of the collateral securing the Woodfield Mall Whole Loan. The Woodfield Mall Property does not include any portion of the mall owned and occupied by the Non-Collateral Anchors. The information relating to the Woodfield Mall Property in this term sheet does not include any space occupied by the Non-Collateral Anchors, unless otherwise indicated.

The most recent expansion of the Woodfield Mall Property occurred in 1995, and such expansion included Nordstrom and the mall shops leading to Nordstrom. Renovations of the Woodfield Mall Property occurred in 2015, 2016 and 2018, with the most recent renovation involving a food court.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 10 – Woodfield Mall

Major Tenants. The three largest tenants at the Woodfield Mall Property based on underwritten base rent are H&M, Victoria’s Secret/Pink and Zara.

H&M (27,320 square feet; 2.6% of Total Collateral NRA; 6.1% of underwritten base rent): H&M Hennes & Mauritz (“H&M”) is a global retailer offering affordable apparel for men, women and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M group’s brands are H&M, H&M Home, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society. As of 2022, H&M operated over 4,000 stores across 79 markets with approximately 150,000 employees. H&M has been a tenant at the Woodfield Mall Property since 2014 under a lease with an expiration date of January 31, 2029, and no renewal or termination options.

Victoria’s Secret/Pink (18,269 square feet, 1.7% of Total Collateral NRA; 3.7% of underwritten base rent). Victoria’s Secret & Co. (“Victoria’s Secret/Pink”) is a Fortune 500 specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swimwear, as well as fragrances and body care. Victoria’s Secret/Pink comprises two brands, Victoria’s Secret and PINK, founded in 1977 by Roy and Gaye Raymond. Victoria’s Secret employs over 30,000 associates across approximately 1,360 retail stores in approximately 70 countries. Victoria’s Secret/Pink has been a tenant at the Woodfield Mall Property since 2013 under a lease with an expiration date of January 31, 2028, and no renewal or termination options.

Zara (21,759 square feet; 2.0% of Total Collateral NRA; 3.6% of underwritten base rent): Zara is a global clothing retailer having approximately 3,000 stores across 96 countries. Zara is the flagship brand of the Inditex Group. Inditex Group has a variety of brands including Zara, Pull&Bear, Massimo Dutti, Bershka, Stradivarius and Oysho Y Zara, located across 213 markets worldwide. The United States has 98 Inditex Group stores as of January 2019. Zara has been a tenant at the Woodfield Mall Property since 2015 under a lease with an expiration date of October 31, 2028, and no renewal or termination options.

The two largest tenants at the Woodfield Mall based on net rentable area are Macy’s and J.C. Penney, both Non-Collateral Anchors, and the largest tenant at the Woodfield Mall Property based on net rentable area is Nordstrom.

Nordstrom (200,000 square feet; 18.8% of Total Collateral NRA; 0.0% of underwritten base rent): Nordstrom (Moody’s/S&P/Fitch: Ba1/BB+/BBB-) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom offers an extensive selection of brand-name and private label merchandise for women, men, young adults and children focused on apparel, shoes, beauty, accessories and home goods. The Nordstrom Ground Lease at the Woodfield Mall Property has an original commencement date of March 3, 1995 and an expiration date of March 2, 2025. The Nordstrom Ground Lease has seven, 10-year renewal options remaining and no termination options. Nordstrom does not pay base rent.

Macy’s (Non-Collateral Anchor; 315,498 square feet; 0.0% of Total Collateral NRA; 0.0% of underwritten base rent): Founded in 1858 and headquartered in New York, New York, Macy’s (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is a department store chain that operates approximately 725 stores in the United States and Washington, D.C., as well as Guam and Puerto Rico. Macy’s has three banners that include Macy’s, bluemercury and Bloomingdale’s (and accompanying e-commerce sites), that sell men's, women's and children's apparel and accessories, cosmetics, and home furnishings, among other merchandise.

J.C. Penney (Non-Collateral Anchor; 288,550 square feet; 0.0% of Total Collateral NRA; 0.0% of underwritten base rent): Founded in 1902 and headquartered in Plano, Texas, J.C. Penney (Moody’s/S&P/Fitch: NR/NR/NR) is a department store chain with approximately 10,000 employees. J.C. Penney sells products including family apparel, footwear, accessories, fine and fashion jewelry, home furnishings, and beauty products through Sephora.

Environmental. According to the Phase I environmental assessment dated November 7, 2023, there was no evidence of any recognized environmental conditions at the Woodfield Mall Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 10 – Woodfield Mall

The following table presents certain information relating to the historical occupancy of the Woodfield Mall Property:

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
91.0%	93.0%	95.0%	96.1%
(1)	Historical Occupancies are as of December 31 of each respective year and include temporary tenants. Occupancy does not include net rentable area for Non-Collateral Anchors and anchor tenants.
(2)	Based on the underwritten rent roll dated November 14, 2023. Current occupancy of the in-line tenants less than 10,000 square feet is 96.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

138

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 10 – Woodfield Mall

The following table presents certain information relating to the major tenants based on the Total Mall NRA:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Total Mall NRA (SF)	% of Total Collateral NRA(3)	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	TTM September 2023 Sales $(4)	Sales PSF(4)	Occ Cost(4)	Lease Expiration Date
Non-Collateral Anchor Tenants
Macy's	Ba2/BB+/BBB-	315,498	NAP	$0.00	$0	0.0%	$45,400,000	$143.90	NAV	NAV
J.C. Penney(5)	NR/NR/NR	288,550	NAP	$0.00	0	0.0	$16,500,000	$57.18	3.6%	NAV
Sears(6)	NR/NR/NR	272,678	NAP	$0.00	0	0.0	NAV	NAV	NAV	NAV
Primark(6)	NR/NR/NR	50,000	NAP	$0.00	0	0.0	NAV	NAV	NAV	NAV
Level 257(6)	NR/NR/NR	42,094	NAP	$0.00	0	0.0	NAV	NAV	NAV	NAV
Lord & Taylor(5)	NR/NR/NR	118,659	NAP	$0.00	0	0.0	NAV	NAV	NAV	NAV
Non-Collateral Anchor Tenants Subtotal / Wtd. Avg.		1,087,479	NAP	$0.00	$0	0.0%
Collateral Anchor Tenant
Nordstrom	Ba1/BB+/BBB-	200,000	18.8%	$0.00	$0	0.0%	$42,000,000	$210.00	NAV	03/02/2025
Major Tenants
H&M	NR/NR/NR	27,320	2.6%	$82.62	2,257,171	6.1	$10,374,930	$379.76	21.9%	01/31/2029
Victoria's Secret/Pink	NR/NR/NR	18,269	1.7	$75.00	1,370,175	3.7	$11,569,094	$633.26	20.9%	01/31/2028
Zara	NR/NR/NR	21,759	2.0	$61.59	1,340,243	3.6	$16,127,709	$741.20	9.3%	10/31/2028
Express/Express Men	NR/NR/NR	20,176	1.9	$57.84	1,166,913	3.2	$5,307,887	$263.08	24.1%	04/30/2029
Cheesecake Factory	NR/NR/NR	11,879	1.1	$68.39	812,428	2.2	$13,685,994	$1,152.12	7.9%	01/31/2026
Urban Outfitters	NR/NR/NR	10,775	1.0	$66.63	717,884	1.9	NAV	NAV	NAV	10/31/2033
The Gap/Gap Kids	NR/NR/NR	11,202	1.1	$57.43	643,379	1.7	$2,409,049	$215.06	29.1%	01/31/2027
Hollister Co.	NR/NR/NR	9,210	0.9	$65.83	606,304	1.6	$6,343,726	$688.79	20.0%	MTM
Velocity Esports	NR/NR/NR	15,360	1.4	$35.81	550,000	1.5	NAV	NAV	NAV	05/31/2036
Uniqlo	NR/NR/NR	11,384	1.1	$47.54	541,216	1.5	$9,919,451	$871.35	8.5%	01/31/2029
Major Tenants Subtotal / Wtd. Avg.		157,334	14.8%	$63.60	$10,005,712	27.1%
Remaining Occupied		665,850	62.5%	$40.34	$26,857,964	72.9%
Occupied Collateral Total		1,023,184	96.1%	$36.03	$36,863,676	100.0%
Vacant		41,406	3.9
Collateral Total / Wtd. Avg.		1,064,590	100.0%		$36,863,676	100.0%

Collateral + Non Collateral Total		2,152,069	100.0%

(1)	Based on the underwritten rent roll dated November 14, 2023. Inclusive of rent steps through November 30, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	% of Total Collateral NRA refers only to the Woodfield Mall Property and does not include the portion of the Woodfield Mall occupied by the Non-Collateral Anchors.
(4)	All information regarding sales and occupancy costs presented in this term sheet with respect to the Woodfield Mall is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Sales are presented as of the 12 months ended September 2023.
(5)	J.C. Penney and Lord & Taylor do not pay rent but pay certain reimbursements.
(6)	Sears leases a total of 364,772 square feet. Sears has subleased 50,000 square feet to Primark and 42,094 square feet to Level 257. Sears is dark in the remaining 272,678 square feet but continues to pay contractual reimbursements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 10 – Woodfield Mall

The following table presents certain information relating to the tenant sales of the Woodfield Mall Property:

Comparable In-line Sales(1)
Tenants < 10,000 SF	2019	2020(2)	2021	2022	TTM September 2023
Gross Mall Sales	$274,505,000	NAP	$269,467,000	$269,130,000	$294,883,000
Gross Mall Sales (Ex-Apple)	$220,566,000	NAP	$240,722,000	$233,070,000	$256,280,000
Sales PSF (Inline < 10,000 SF)	$726	NAP	$755	$807	$820
Sales PSF (Inline < 10,000 SF, Ex-Apple)	$597	NAP	$691	$717	$730
Occupancy Cost (Inline < 10,000 SF)(3)	17.4%	NAP	16.6%	15.4%	14.7%
Occupancy Cost (Inline < 10,000 SF, Ex-Apple)(3)	21.2%	NAP	18.2%	17.3%	16.5%
(1)	All information regarding sales and occupancy costs presented herein with respect to the Woodfield Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	The Woodfield Mall was closed due to the COVID-19 pandemic during a portion of 2020.
(3)	Occupancy Cost is calculated by the sum of base rents, percentage rents and all expense recoveries divided by annual sales.

The following table presents certain information relating to the major tenant sales of the Woodfield Mall:

Major Tenant Sales by Type(1)
Tenant Name	2019	2020(2)	2021	2022	TTM September 2023
Macy's(3)	$51,000,000	$28,100,000	$45,900,000	$45,400,000	$45,400,000
Nordstrom	$53,600,000	$37,500,000	$40,100,000	$42,000,000	$42,000,000
J.C. Penney(3)	$21,900,000	$13,700,000	$15,100,000	$16,500,000	$16,500,000
Department Stores	$126,500,000	$79,300,000	$101,100,000	$103,900,000	$103,900,000
In-Line Tenants	$337,753,000	$210,500,000	$353,998,000	$362,968,000	$380,594,000
Apple	$53,939,000	$21,311,000	$28,745,000	$36,060,000	$38,603,000
Total Woodfield Mall	$518,192,000	$311,111,000	$483,843,000	$502,928,000	$523,097,000
(1)	All sales information presented herein with respect to the Woodfield Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	The Woodfield Mall Property was closed due to the COVID-19 pandemic during a portion of 2020.
(3)	Macy’s and J.C. Penney are Non-Collateral Anchors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

140

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 10 – Woodfield Mall

The following table presents certain information relating to the tenant lease expirations at the Woodfield Mall Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	41,406	3.9%	NAP	NA	P	41,406	3.9%	NAP	NAP
2024 & MTM	32	100,650	9.5	$5,697,946	15.5%		142,056	13.3%	$5,697,946	15.5%
2025	23	265,320	24.9	3,245,716	8.8		407,376	38.3%	$8,943,662	24.3%
2026	38	144,818	13.6	6,175,654	16.8		552,194	51.9%	$15,119,316	41.0%
2027	18	57,775	5.4	3,089,980	8.4		609,969	57.3%	$18,209,296	49.4%
2028	18	80,709	7.6	5,357,144	14.5		690,678	64.9%	$23,566,440	63.9%
2029	20	105,967	10.0	6,255,091	17.0		796,645	74.8%	$29,821,530	80.9%
2030	7	28,745	2.7	1,479,397	4.0		825,390	77.5%	$31,300,927	84.9%
2031	4	7,102	0.7	395,209	1.1		832,492	78.2%	$31,696,137	86.0%
2032	5	18,655	1.8	614,059	1.7		851,147	80.0%	$32,310,195	87.6%
2033	14	43,869	4.1	2,661,904	7.2		895,016	84.1%	$34,972,099	94.9%
2034	7	39,914	3.7	1,041,577	2.8		934,930	87.8%	$36,013,676	97.7%
2035 & Beyond	2	38,323	3.6	850,000	2.3		973,253	91.4%	$36,863,676	100.0%
Temporary Tenants	24	91,337	8.6	0	0.0		1,064,590	100.0%	$36,863,676	100.0%
Total Collateral	212	1,064,590	100.0%	$36,863,676	100.0%
(1)	Based on the underwritten rent roll dated November 14, 2023.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps through November 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 10 – Woodfield Mall

The following table presents certain information relating to the operating history and underwritten cash flows of the Woodfield Mall Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	10/31/2023 TTM(1)	Underwritten	Per Square Foot(2)	%(3)
Rents in Place	$41,174,170	$37,184,667	$34,297,836	$31,325,141	$31,995,485	$36,145,721	$33.95	46.2%
Rent Steps	0	0	0	0	0	717,955	0.67	0.9
Percent in Lieu	445,565	1,229,560	2,406,499	2,469,287	2,347,073	1,409,551	1.32	1.8
Percent Rent	811,987	341,531	3,278,507	4,355,569	4,441,146	3,925,259	3.69	5.0
Vacant Income(4)	0	0	0	0	0	3,245,048	3.05	4.2
Gross Potential Rent	$42,431,722	$38,755,758	$39,982,842	$38,149,997	$38,783,704	$45,443,534	$42.69	58.1%
Total Reimbursements	35,104,199	23,802,491	25,870,805	28,065,713	26,816,583	26,220,282	24.63	33.5
Temporary Tenants	4,396,324	2,837,003	4,433,113	4,598,726	4,329,039	4,329,039	4.07	5.5
Other Rents	236,767	176,161	230,481	219,885	275,155	275,155	0.26	0.4
Media Income	1,309,770	709,843	1,251,746	1,471,910	1,480,496	1,480,496	1.39	1.9
Lease Settlement Income	472,562	909,740	1,585,822	1,797,721	304,962	0	0.00	0.0
Deferred Rent	485,119	12,837	0	170,470	0	0	0.00	0.0
Other Income	617,296	533,957	348,322	391,178	428,248	428,248	0.40	0.5
Net Rental Income	$85,053,759	$67,737,790	$73,703,131	$74,865,600	$72,418,187	$78,176,753	$73.43	100.0%
(Vacancy/Credit Loss)(5)	0	0	0	0	0	(3,245,048)	(3.05)	(4.2)
Effective Gross Income	$85,053,759	$67,737,790	$73,703,131	$74,865,600	$72,418,187	$74,931,706	$70.39	95.8%
Total Expenses(6)	34,048,763	40,191,262	36,473,501	38,359,447	35,940,556	32,816,238	30.83	43.8
Net Operating Income	$51,004,996	$27,546,528	$37,229,630	$36,506,153	$36,477,631	$42,115,468	$39.56	56.2%
Capital Expenditures	0	0	0	0	0	195,077	0.18	0.3
TI/LC	0	0	0	0	0	864,590	0.81	1.2
Net Cash Flow	$51,004,996	$27,546,528	$37,229,630	$36,506,153	$36,477,631	$41,055,801	$38.56	54.8%
(1)	10/31/2023 TTM reflects the trailing 12-month period ending October 31, 2023. Contractual rent steps are through November 2024.
(2)	Per Square Foot is calculated using the Total Collateral NRA.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Vacant Income reflects the gross up of vacancy at average in-place rents.
(5)	The underwritten economic occupancy is 95.5%. The Woodfield Mall Property was 96.1% leased based on the November 14, 2023 underwritten rent roll, including leases executed by the origination date.
(6)	The management fee is underwritten to reflect 4.00% of below market rate, temporary and overage rents, capped at $1,000,000. Real estate taxes were underwritten based on the actual tax bills for all of the property tax parcels at the Woodfield Mall Property (including the Nordstrom Parcel), inclusive of any tax reimbursements.

The Market. The Woodfield Mall Property is located in Schaumburg, Illinois, within the Chicago-Naperville-Elgin, IL-IN-WI core-based statistical area (the “Chicago CBSA”). Chicago is a major Great Lakes port and is considered the commercial, financial, industrial and cultural center of the midwestern United States. The region surrounding Chicago is a major warehouse and distribution hub, supported by its comprehensive network of highway, water, rail and air routes. The trade, transportation and utilities sector dominates Chicago CBSA as the largest employment sector with roughly 20.5% of the regional workforce.

The Woodfield Mall Property is easily accessible from both Chicago and its surrounding suburbs. The Woodfield Mall Property is situated in the northwest Chicago suburb and is considered a desirable position within the Chicago MSA due to its proximity to the densely populated residential areas that surround the area and its easy access to both I-90 and I-290. Land uses in the immediate area generally include a mixture of commercial, residential, hotel and office. The Woodfield Mall Property is located approximately 27 miles from the central business district of Chicago. The O'Hare International Airport is located approximately 13 miles away from the Woodfield Mall Property. Public transit options are also readily available, with the Schaumburg Metra station providing a convenient train connection to Chicago. Additionally, Pace buses service the area, ensuring accessibility for those without personal vehicles.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

142

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 10 – Woodfield Mall

Schaumburg is home to 10 industrial parks (including 13.2 million square feet of space in over 400 facilities), 67 shopping centers totaling more than 9.5 million square feet of space and 12.1 million square feet of office space spread throughout more than 90 buildings. Additional economic activity is generated by the Renaissance Schaumburg Hotel & Convention Center and an additional 25 hotels supporting the community. The area is also home to numerous office complexes, including Two Century Centre, an office complex north of the Woodfield Mall Property, past Golf Road (Illinois Route 58), and east of N. Roosevelt Boulevard. In addition, the neighborhood contains several car dealerships, fast food chains and gas stations.

According to the appraisal, the 2022 population within a five-, 10- and 15-mile radius of the Woodfield Mall Property was 270,430, 949,592 and 2,109,255, respectively. Additionally, for the same time period, the average household income within the same radii was $119,090, $119,024 and $124,631, respectively.

According to the appraisal, the Woodfield Mall Property is located within the Chicago retail market and the Far Northwest retail submarket. As of the second quarter of 2023, the Chicago retail market contains 106,053,000 square feet of space and the overall vacancy rate was 12.7%, which is a decrease from 12.8% in 2018. As of the second quarter of 2023, the Far Northwest retail submarket contained approximately 6.9 million square feet of retail space inventory with a vacancy rate of 11.5% and an average asking rental rate of $18.20 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

143

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 10 – Woodfield Mall

The following table presents certain information relating to comparable retail centers for the Woodfield Mall Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occupancy	Distance to Subject	Sales PSF	Major Tenants
Woodfield Mall 5 Woodfield Mall Schaumburg, IL	1971, 1995 / 2015, 2016, 2018	1,064,590(2)(3)	96.1%(3)	NAP	$730(3)(4)	Macy’s J.C. Penney Nordstrom Sears Lord & Taylor Primark Level 257
Streets of Woodfield 601 N Martingale Road Schaumburg, IL	1991, 1993, 1997, 2009 / 2000	692,549	96.0%	0.6 miles	NAV	Dick’s Sporting Goods RH Outlet AMC Loews (20 Screens) Whole Foods Crate & Barrel
The Arboretum of South Barrington 100 W Higgins Road South Barrington, IL	2007-2008 / 2016, 2018, 2019, 2022	484,409	83.0%	8.1 miles	NAV	L.L. Bean Star Cinema Grill Pinstripes DSW Arhaus
Fashion Outlets of Chicago 5220 Fashion Outlets Way Rosemont, IL	2013 / NAP	538,735	99.0%	12.9 miles	$1,036	Forever 21 Nike Nordstrom rack Polo Ralph Lauren Bloomingdale’s Outlet Saks Fifth Avenue Off 5th
Oakbrook Center 100 Oakbrook Center Oak Brook, IL	1962 / 2014, 2016, 2017, 2021	1,886,885	92.0%	15.3 miles	$1,326; $1,129 (Ex-Apple)	Macy’s Nordstrom Neiman Marcus AMC Theater (12 Screens) Crate & Barrel
Westfield Old Orchard 4905 Old Orchard Center Skokie, IL	1956 / 2022-2023	1,508,431	91.0%	15.5 miles	$902; $830 (Ex-Apple)	Macy’s Nordstrom Bloomingdale’s Cinemax Crate & Barrel
Northbrook Court 1515 Lake Cook Road Northbrook, IL	1976 / 1996	1,014,506	92.0%	19.2 miles	$833; $705 (Ex-Apple)	Neiman Marcus AMC (14 Screens) Crate & Barrel Forever 21 Gap
Chicago Ridge Mall 444 Ridgeland Avenue Chicago Ridge, IL	1981 / 2004	832,350	73.0%	30.3 miles	$629	Kohl’s Dick’s Sporting Goods AMC Theater (6 Screens) Michaels ALDI Old Navy Forever 21
(1)	Source: Appraisal, unless stated otherwise.
(2)	Total NRA (SF) includes only the Total Collateral NRA.
(3)	Based on the underwritten rent roll dated November 14, 2023.
(4)	Represents sales per square foot as of the 12 months ended September 2023 for in-line tenants (excluding Apple).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 10 – Woodfield Mall

The Borrower. The borrower for the Woodfield Mall Whole Loan is Woodfield Mall LLC, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Woodfield Mall Whole Loan.

The Borrower Sponsors. The borrower sponsors are Institutional Mall Investors LLC (“IMI”) and Simon. Simon is also the non-recourse carveout guarantor of the Woodfield Mall Whole Loan. The Woodfield Mall Property ownership is a joint venture between IMI and Simon, with each owning 50%.

Property Management. The Woodfield Mall Property is managed by Simon Management Associates, LLC, an affiliate of Simon.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $6,460,707 for outstanding tenant improvement allowances and leasing commissions identified in a schedule to the related loan agreement and (ii) $838,789 for a gap rent reserve.

Tax Escrows – During the continuance of a Lockbox Event, the borrower is required to escrow 1/12th of the annual estimated tax payments on a monthly basis.

Insurance Escrows – During the continuance of a Lockbox Event, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Woodfield Mall Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, notwithstanding the occurrence of a Lockbox Event).

Replacement Reserves – During the continuance of a Lockbox Event, the borrower is required to escrow $15,000 per month.

Rollover Reserve – During the continuance of a Lockbox Event, the borrower is required to escrow an amount equal to $73,000 for lease rollover reserves.

Lockbox / Cash Management. The Woodfield Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. So long as no Lockbox Event has occurred and is continuing, the borrower will have access to the funds in the lockbox account and may use the lockbox account as an operating account. During the continuance of a Lockbox Event, all funds in the lockbox account are required to be swept on a weekly basis to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) deposited into an excess cash flow reserve account held by the lender as cash collateral for the Woodfield Mall Whole Loan, or if (ii) no Lockbox Event is continuing, disbursed to the borrower.

A “Lockbox Event” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower or affiliated manager or (iii) a Debt Yield Trigger Event (as defined below). A Lockbox Event will end with respect to the matters described in (a) clause (i) above, if the event of default has been waived by the lender, (b) clause (ii) above, if the applicable property manager is replaced within 60 days or the bankruptcy action is dismissed within 90 days without any adverse consequences to the Woodfield Mall Property or (c) clause (iii) above, a Debt Yield Trigger Event Cure occurs. A Lockbox Event may not be cured more than five times during the term of the Woodfield Mall Whole Loan.

A “Debt Yield Trigger Event” will occur if as of any date of determination, the debt yield based on the trailing four calendar quarters period is less than 10.0% for two consecutive calendar quarters and will be cured upon the occurrence of a Debt Yield Trigger Event Cure (as defined below).

“Debt Yield Trigger Event Cure” means the occurrence of any of the following: (a) the achievement of a 10.0% or greater debt yield for two consecutive calendar quarters, (b) the borrower prepays a portion of the Woodfield Mall Whole Loan in an amount sufficient such that the debt yield is no less than 10.0% or (c) the borrower delivers to the lender (i) cash, (ii) U.S. obligations, (iii) other securities having a rating reasonably acceptable to the lender and for which a rating agency confirmation has been received or (iv) a letter of credit, in each case in an amount equal to the Debt Yield Cure Collateral amount (as applicable, the “Debt Yield Cure Collateral”), which such Debt Yield Cure Collateral will be held by the lender in escrow as additional collateral for the Woodfield Mall Whole Loan and will be returned to the borrower upon the earlier of (x) the occurrence of a Debt Yield Trigger Event Cure pursuant to clause (a) or (b) above (provided that no other Lockbox Event is then in effect), and (y) the repayment or defeasance of the debt in full.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

145

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 10 – Woodfield Mall

Subordinate and Mezzanine Debt. The Woodfield Mall Property also secures the Woodfield Mall Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $30,000,000. The Woodfield Mall Subordinate Companion Loan accrues interest at 10.01625% per annum, resulting in a blended rate for the Woodfield Mall Whole Loan of approximately 6.7110% per annum. The Woodfield Mall Senior Loan is senior in right of payment to the Woodfield Mall Subordinate Companion Loan. The Woodfield Mall Subordinate Companion Loan was contributed to the BMO 2023-C7 securitization trust. Payments allocated to the Woodfield Mall Subordinate Companion Loan will be paid only to the holders of the Woodfield Mall Subordinate Companion Loan as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The Woodfield Mall Whole Loan ” in the Preliminary Prospectus.

Additionally, the borrower is permitted to obtain property assessed clean energy (PACE) or similar loans in an aggregate amount up to $5 million subject to lender’s approval.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

146

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 11 – Norwalk Self Storage
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,000,000	Title:	Fee
Cut-off Date Principal Balance:	$27,000,000	Property Type - Subtype:	Self Storage – Self Storage
% of IPB:	3.3%	Net Rentable Area (SF):	98,030
Loan Purpose:	Refinance	Location:	Norwalk, CT
Borrowers(1):	Norwalk Self Storage, LLC and NC25, LLC	Year Built / Renovated:	1999 / NAP
Borrower Sponsor:	Candlewood Partners, LP	Occupancy:	86.6%
Interest Rate:	6.65300%	Occupancy Date:	12/31/2023
Note Date:	3/5/2024	4th Most Recent NOI (As of):	$2,142,045 (12/31/2020)
Maturity Date:	3/6/2034	3rd Most Recent NOI (As of):	$2,415,809 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,495,776 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$2,513,975 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	85.1%
Amortization Type:	Interest Only	UW Revenues:	$3,252,155
Call Protection:	L(24),YM1(89),O(7)	UW Expenses:	$772,751
Lockbox / Cash Management:	Springing	UW NOI:	$2,479,404
Additional Debt:	No	UW NCF:	$2,467,640
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$45,300,000 / $462
Additional Debt Type(2):	N/A	Appraisal Date:	1/25/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$275
Taxes:	$100,745	$25,186	N/A	Maturity Date Loan / SF:	$275
Insurance:	$0	Springing(3)	N/A	Cut-off Date LTV:	59.6%
Replacement Reserves:	$0	$980	N/A	Maturity Date LTV:	59.6%
				UW NCF DSCR:	1.35x
				UW NOI Debt Yield:	9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,000,000	100.0%	Loan Payoff	$21,702,857	80.4%
			Return of Equity	4,938,638	18.3
			Closing Costs	257,761	1.0
			Upfront Reserves	100,745	0.4
Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%
(1)	A master lease is in place at the Norwalk Self Storage Property (as defined below) between NC25, LLC (“Landlord”) as successor in interest to Fair Street, LLC and Norwalk Self Storage, LLC (“Tenant”) as successor in interest to NSSCT LLC f/k/a Norwalk Self Storage LLC. Both the Landlord and the Tenant are collectively borrowers under the Norwalk Self Storage Mortgage Loan (as defined below).
(2)	From and after the earlier to occur of (i) March 5, 2027 and (ii) the end of the two-year period commencing on the closing date of the securitization, so long as no event of default has occurred and is continuing, the borrowers may incur mezzanine debt with 30 days’ notice and satisfaction of the following conditions: (i) the combined debt service coverage ratio being at least 1.35x, (ii) the combined loan-to-value ratio being at most 60%, (iii) the combined debt yield being at least 9.18%, (iv) execution of an intercreditor agreement acceptable to the applicable rating agencies and (v) other conditions as set forth in the Norwalk Self Storage Mortgage Loan documents.
(3)	During the occurrence of a Trigger Period (as defined below), the lender may require the borrowers to make monthly deposits for 1/12th of the then-annual insurance premiums to the extent the Norwalk Self Storage Property is not covered under an acceptable blanket policy. A “Trigger Period” will occur upon the earliest to occur of (i) an event of default and (ii) the debt service coverage ratio being less than or equal to 1.05x for two consecutive calendar quarters (inclusive of future mezzanine debt, if applicable).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

147

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 11 – Norwalk Self Storage

The Loan. The Norwalk Self Storage mortgage loan (the “Norwalk Self Storage Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $27,000,000 and is secured by a first lien mortgage on the borrowers’ fee interest in a 98,030 square-foot, 1,211 unit self storage property located in Norwalk, Connecticut (the “Norwalk Self Storage Property”). The Norwalk Self Storage Mortgage Loan accrues interest at a rate of 6.65300% per annum. The Norwalk Self Storage Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

The Property. The Norwalk Self Storage Property is comprised of a five-story self storage building totaling 98,030 square feet. The Norwalk Self Storage Property contains 1,211 self storage units with the average unit being 81 square feet, all of which are climate controlled. The units are a variety of sizes ranging from five-by-five foot lockers to twenty-by-twenty foot units. Additionally, there are 44 rentable parking spaces at the Norwalk Self Storage Property that are not being included in underwritten rent. The Norwalk Self Storage Property was constructed in 1999. Facility amenities include surveillance cameras, individual unit locks, keypad entry and on-site management. The Norwalk Self Storage Property was 86.6% occupied by square footage and 82.8% by units as of December 31, 2023. The weighted average underwritten rent at the Norwalk Self Storage Property was $274 per unit as of December 31, 2023.

Environmental. According to the Phase I environmental assessment dated February 8, 2024, there was no evidence of any recognized environmental conditions at the Norwalk Self Storage Property.

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
82.0%	92.6%	85.5%	86.6%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year and are based on self storage square footage.
(2)	Current Occupancy is based on the underwritten rent roll as of December 31, 2023 and based on self storage square footage only.

The Market. The Norwalk Self Storage Property is located within the Bridgeport-Stamford-Norwalk metro area (“Fairfield County MSA”) and the Southwest Fairfield submarket. The Norwalk Self Storage Property is approximately eight miles northeast from Stamford and 30 miles west of New Haven. The Norwalk Self Storage Property has access to the surrounding area by Interstate 95 (directly south of the Norwalk Self Storage Property), US Route 15 and US Route 7. According to a third party market report, the Southwest Fairfield submarket had an occupancy rate of 81.4% and asking rents of $242 per unit as of the end of the third quarter in 2023. The weighted average underwritten rent at the Norwalk Self Storage Property was $274 per unit as of December 31, 2023. Furthermore, the appraisal concluded an 86.3% occupancy rate for self storage properties within a three-mile radius of the Norwalk Self Storage Property. According to the appraisal, the 2023 total population and the estimated average household income within a one-, three- and five-mile radius were 20,444, 95,173 and 148,597 and $121,053, $151,959 and $200,678, respectively.

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	2023	Underwritten	Per Square Foot	%(1)
Gross Potential Rent	$2,820,066	$3,116,375	$3,232,752	$3,187,486	$3,708,980	$37.84	100.0%
(Vacancy / Credit Loss)	0	0	0	0	(551,535)	(5.63)	(14.9)
Other Income(2)	95,919	114,996	104,021	94,710	94,710	0.97	2.6
Effective Gross Income	$2,915,985	$3,231,371	$3,336,773	$3,282,196	$3,252,155	$33.18	87.7%

Total Expenses(3)	$773,940	$815,562	$840,997	$768,221	$772,751	$7.88	23.8%

Net Operating Income	$2,142,045	$2,415,809	$2,495,776	$2,513,975	$2,479,404	$25.29	76.2%
Total Capex / RR	0	0	0	0	11,764	0.12	0.4
Net Cash Flow	$2,142,045	$2,415,809	$2,495,776	$2,513,975	$2,467,640	$25.17	75.9%
(1)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Other Income includes late fees and protection plan income.
(3)	Total Expenses includes management fee, payroll, utilities, repairs and maintenance, general and administrative costs, marketing, taxes and insurance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

148

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 12 – Weatherford Ridge
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$19,845,000	Title:	Fee
Cut-off Date Principal Balance(1):	$19,845,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	2.4%	Net Rentable Area (SF):	165,366
Loan Purpose:	Refinance	Location:	Weatherford, TX
Borrower:	Weatherford Dunhill LLC	Year Built / Renovated:	2007 / NAP
Borrower Sponsor:	Mark Hutchinson	Occupancy:	100.0%
Interest Rate:	6.95500%	Occupancy Date:	3/20/2024
Note Date:	4/9/2024	4th Most Recent NOI (As of):	$2,392,524 (12/31/2020)
Maturity Date:	5/6/2034	3rd Most Recent NOI (As of)(5):	$2,293,045 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	$2,694,883 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$2,865,390 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.5%
Amortization Type:	Interest Only	UW Revenues:	$4,174,494
Call Protection(2):	L(24),D(92),O(4)	UW Expenses:	$1,204,855
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,969,640
Additional Debt(1):	Yes	UW NCF:	$2,969,640
Additional Debt Balance(1):	$10,000,000	Appraised Value / Per SF:	$47,300,000 / $286
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/21/2024

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$180
Taxes:	$198,336	$39,667	N/A	Maturity Date Loan / SF:	$180
Insurance:	$0	Springing(6)	N/A	Cut-off Date LTV:	63.1%
Replacement Reserve(3):	$75,000	Springing	N/A	Maturity Date LTV:	63.1%
TI/LC(4):	$599,300	Springing	N/A	UW NCF DSCR:	1.41x
				UW NOI Debt Yield:	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$29,845,000	100.0%	Loan Payoff	$27,678,003	92.7%
			Closing Costs	955,287	3.2
			Reserves	872,636	2.9
			Equity Distribution	339,075	1.1
Total Sources	$29,845,000	100.0%	Total Uses	$29,845,000	100.0%
(1)	The Weatherford Ridge Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance and aggregate cut-off date balance of $29,845,000 (the “Weatherford Ridge Whole Loan”). The Financial Information presented in the chart above reflects the Weatherford Ridge Whole Loan. For additional information, see the “Whole Loan Summary” chart herein.

(2)	The borrower may defease the Weatherford Ridge Whole Loan in whole (but not in part) at any time after the earlier to occur of (x) April 9, 2027 and (y) the date that is two years after the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2024-C26 securitization in May 2024. The actual lockout period may be longer.
(3)	On each payment date on or after the balance contained in the replacement reserve account is less than $25,000, the borrower will be required to make monthly contributions to the reserve of $3,790.26 ($0.27 per square foot per annum), uncapped.
(4)	A portion of the upfront TI/LC reserve in the amount of $99,300 is for approved leasing expenses attributable to the lease with the tenant doing business as Fun Noodle. The remaining amount of the reserve is available for general TI/LC needs at the Weatherford Ridge Property (as defined below). Additionally, on each payment date on or after the balance contained in the rollover reserve account is less than $150,000 (excluding any amounts attributable to lease termination payments and outstanding Approved TI/LC Expenses (as defined in the Weatherford Ridge Whole Loan documents) with respect to the lease with Fun Noodle), the borrower will be required to make monthly contributions to the reserve of $6,890.29 ($0.50 per square foot per annum), uncapped.
(5)	The increase from the 3rd Most Recent NOI to the 2nd Most Recent NOI is primarily attributable to three new leases executed in 2022 at the Weatherford Ridge Property. The three new leases accounted for 12,700 square feet and $278,988 of annual base rent.
(6)	The borrowers will be required to pay 1/12th of the annual insurance premiums on a monthly basis, which will be waived so long as the borrower maintains a blanket policy acceptable to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

149

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 12 – Weatherford Ridge

The Loan. The Weatherford Ridge mortgage loan (the “Weatherford Ridge Mortgage Loan”) is part of the Weatherford Ridge Whole Loan, which is evidenced by two pari passu promissory notes in the aggregate outstanding principal balance as of the Cut-off Date of $29,845,000 and is secured by the borrower’s fee interest in a 165,366 square foot, anchored retail center located in Weatherford, Texas (the “Weatherford Ridge Property”). The Weatherford Ridge Mortgage Loan is evidenced by the controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $19,845,000. The Weatherford Ridge Mortgage Loan accrues interest at a rate of 6.95500% per annum. The Weatherford Ridge Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

The table below identifies the promissory notes that comprise the Weatherford Ridge Whole Loan. The relationship between the holders of the Weatherford Ridge Whole Loan will be governed by a co-lender agreement. The Weatherford Ridge Whole Loan will be serviced under the BBCMS 2024-C26 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$10,000,000	$10,000,000	BMO	No
A-2	$19,845,000	$19,845,000	BBCMS 2024-C26	Yes
Whole Loan	$29,845,000	$29,845,000
(1)	Expected to be contributed to one or more securitization trust(s).

The Property. The Weatherford Ridge Property is an anchored retail center constructed in 2007, consisting of three, one-story buildings, spanning 165,366 square feet and located on approximately 31.2 acres in Weatherford, Texas. Access to the Weatherford Ridge Property is provided by State Highway 171 and Interstate Highway 20. The Weatherford Ridge Property is located in a large concentration of commercial properties that is 27 miles west of Fort Worth. As of March 20, 2024, the Weatherford Ridge Property was 100.0% occupied by a mix of 34 local and national tenants with a remaining average lease term of approximately 3.9 years. The Weatherford Ridge Property is anchored by Belk Department Store (“Belk”), TJ Maxx, Burlington Stores, Inc. (“Burlington”), Michaels Stores, Inc #8760 (“Michaels”) and JCPenney. JCPenney, which operates under an Operation & Easement Agreement through December 2077, does not pay rent, but does pay CAM reimbursements. JCPenney is not collateral for the Weatherford Ridge Whole Loan.

Major Tenants.

Belk (0.0% of NRA; 10.8% of Underwritten Base Rent). Founded in 1888, Belk is America’s largest privately owned department store chain. Headquartered in Charlotte, North Carolina, Belk owns 290 stores, primarily in the southeastern U.S., selling moderately priced designer and private brand apparel. Belk has over 17,000 employees and had over $3 billion in revenue in 2023. Belk is subject to a ground lease between the borrower, as landlord, and Belk as tenant, pursuant to an agreement that commenced in March 2008. The ground lease is set to expire on March 11, 2028 and has four, five-year extension options remaining. The actual square footage of the store per the lease is 73,777 square feet.

TJ Maxx (24,000 square feet; 14.5% of NRA; 7.0% of Underwritten Base Rent). TJ Maxx is a subsidiary brand under the TJX Companies Inc. parent company, selling apparel and home fashions. TJX Companies Inc. is headquartered in Framingham, Massachusetts, and also owns retailers such as Marshalls, HomeGoods, HomeSense and Winners. TJX Companies employs 329,000 people across the U.S., Canada, Austria, Hong Kong, Ireland, Netherlands, Australia, Poland, Italy, India, the U.K. and Germany. TJX Companies Inc. has seen continuous growth over the years and had nearly $50 billion in revenue with a 3.6% net profit margin in 2023. TJ Maxx has been a tenant at the Weatherford Ridge Property since September 2012 with a lease expiration on September 30, 2027, and has three, five-year renewal options remaining and no termination options.

Burlington (20,392 square feet, 12.3% of NRA; 6.4% of Underwritten Base Rent) Burlington owns and operates a chain of apparel and home product retail stores selling women’s ready-to-wear apparel, menswear, youth apparel, kids wear, beauty, footwear, home furnishings and more. Founded in 1924, Burlington started its retailing business in 1972, and now operates stores across the U.S. and Puerto Rico with nearly 15,000 employees. In 2023, Burlington collected revenue of $8.7 billion. The Burlington suite at the Weatherford Ridge Property was previously occupied by Bed Bath and Beyond until July 2023, when Burlington purchased the lease out of the Bed Bath and Beyond bankruptcy proceedings. Burlington immediately

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 12 – Weatherford Ridge

exercised one of the available five-year renewal options to extend the term of the lease through January 2029. Bed Bath and Beyond had been a tenant at the Weatherford Ridge Property since June 2008 and the related lease has two, five-year renewal options remaining and no termination options.

Historical and Current Occupancy (1)
2021	2022	2023	Current(2)
91.1%	98.8%	100.0%	100.0%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of March 20, 2024.
Top 10 Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date	Renewal Options
Belk Department Store #3085 (Ground Lease)	Ground Lease	Caa3/CCC-/NR	1	0.0%	NAV	$369,795	10.8%	3/11/2028	4, 5-year
TJ Maxx	Anchor	A2/A/NR	24,000	14.5	$10.00	240,000	7.0	9/30/2027	3, 5-year
Burlington Stores, Inc.	Anchor	NR/BB+/NR	20,392	12.3	$10.75	219,300	6.4	1/31/2029	2, 5-year
Michaels	Anchor	Caa2/CCC+/NR	17,000	10.3	$11.75	199,750	5.8	5/31/2028	2, 5-year
Ulta Salon	Major	NR/NR/NR	10,007	6.1	$18.15	181,627	5.3	8/31/2028	1, 5-year
Armed Forces Career Center (Coe Contract)	Retail	Aaa/AA+/AA+	4,700	2.8	$37.10	174,370	5.1	9/17/2024	None
MCKM Ventures LLC DBA Cici's Pizza	Inline	NR/NR/NR	5,942	3.6	$24.20	143,796	4.2	9/29/2029	2, 5-year
The Saxton Group DBA McAlister's Deli	Retail	NR/NR/NR	4,000	2.4	$33.26	133,040	3.9	5/31/2029	2, 5-year
AT&T	Retail	Baa2/BBB/BBB+	3,500	2.1	$36.00	126,000	3.7	2/28/2029	None
Five Below, Inc.	Major	NR/NR/NR	8,200	5.0	$15.00	123,000	3.6	7/31/2025	2, 5-year
Top Ten Tenants			97,742	59.1%	$15.76 (3)	$1,910,678	55.8%

Other Tenants			67,624	40.9%	$22.36	$1,511,784	44.2%
Total Occupied			165,366	100.0%	$20.70	$3,422,463	100.0%
Vacancy			0	0.0%

Collateral Total			165,366	100.0%

(1)	Based on the underwritten rent roll dated March 20, 2024.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Belk operates under a ground lease. Only one square foot is attributable to Belk, this figure excludes its base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

151

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 12 – Weatherford Ridge
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2024 & MTM	3	7,749	4.7	$243,515	7.1%		7,749	4.7%	$243,515	7.1%
2025	4	18,268	11.0	330,181	9.6		26,017	15.7%	$573,696	16.8%
2026	1	6,975	4.2	111,600	3.3		32,992	20.0%	$685,296	20.0%
2027	3	29,204	17.7	346,657	10.1		62,196	37.6%	$1,031,953	30.2%
2028	6	38,808	23.5	1,007,678	29.4		101,004	61.1%	$2,039,631	59.6%
2029	11	51,501	31.1	1,113,632	32.5		152,505	92.2%	$3,153,263	92.1%
2030	3	6,986	4.2	139,292	4.1		159,491	96.4%	$3,292,555	96.2%
2031	1	1,175	0.7	24,440	0.7		160,666	97.2%	$3,316,995	96.9%
2032	1	4,700	2.8	105,468	3.1		165,366	100.0%	$3,422,463	100.0%
2033	0	0	0.0	0	0.0		165,366	100.0%	$3,422,463	100.0%
2034	0	0	0.0	0	0.0		165,366	100.0%	$3,422,463	100.0%
2035 & Beyond	1	0	0.0	0	0.0		165,366	100.0%	$3,422,463	100.0%
Total	34	165,366	100.0%	$3,422,463	100.0%
(1)	Based on the underwritten rent roll dated March 20, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
Operating History and Underwritten Net Cash Flow(1)
	2020	2021	2022	2023	Underwritten	Per SF	%(2)
Base Rent	$2,879,762	$2,909,357	$3,104,718	$3,340,341	$3,422,463	$20.70	78.3%
Rent Step(3)	0	0	0	0	39,950	0.24	0.9
Gross Potential Rent	$2,879,762	$2,909,357	$3,104,718	$3,340,341	$3,462,413	$20.94	79.2%
Reimbursements	918,382	784,120	1,037,509	832,498	906,944	5.48	20.8
Percentage Rent	48,473	7,083	0	0	0	0.00	0.0
Other Income	110	200	5,274	1,566	0	0.00	0.0
Net Rental Income	$3,846,727	$3,700,760	$4,147,501	$4,174,405	$4,369,357	$26.42	100.0%
(Vacancy/Credit Loss)	(34,287)	0	(105,403)	(40,319)	(194,863)	(1.18)	(4.5)
Effective Gross Income	$3,812,439	$3,700,760	$4,042,098	$4,134,086	$4,174,494	$25.24	95.5%
Total Expenses	$1,419,915	$1,407,715	$1,347,214	$1,268,696	$1,204,855	$7.29	28.9%
Net Operating Income	$2,392,524	$2,293,045	$2,694,883	$2,865,390	$2,969,640	$17.96	71.1%
TI/LC	0	0	0	0	0	0.00	0.0%
Cap Ex	0	0	0	0	0	0.00	0.0
Net Cash Flow	$2,392,524	$2,293,045	$2,694,883	$2,865,390	$2,969,640	$17.96	71.1%
(1)	Based on the underwritten rent roll dated March 20, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Represents contractual rent steps through April 1, 2025.

Environmental. According to a Phase I environmental assessment dated February 22, 2024, there was no evidence of recognized environmental conditions at the Weatherford Ridge Property.

The Market. The Weatherford Ridge Property is located in the southern area of Weatherford, Texas, which is approximately 27 miles west of Fort Worth. The Weatherford Ridge Property is proximate to Interstate Highway 20 and State Highway 171, which provides access to most all parts of the Dallas-Fort Worth-Arlington, TX MSA. A third-party market research provider has identified approximately 2,481,637 square feet of retail property developments within a one-mile radius of the Weatherford Ridge Property. The two largest employers in the area are American Airlines Group and Lockheed Martin Aeronautics, each providing nearly 25,000 and 13,690 jobs, respectively. As of 2023, within a one-, three- and five- mile radius of the Weatherford Ridge Property, the population was 5,024, 29,076 and 43,039, respectively, with an average household income within the same radii of $88,639, $93,091 and $100,323, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

152

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 12 – Weatherford Ridge

The Weatherford Ridge Property is located in the Parker County submarket of the Dallas/Fort Worth market. According to the appraisal, 75,000 square feet have been absorbed and 43,000 square feet have been delivered within the past 12 months. According to the appraisal, the retail submarket asking rent has increased 7.1% over the past 12 months and 20.1% over the past three years. According to the appraisal, the retail submarket vacancy rate was 3.7%.

The following table presents certain information relating to comparable retail rental properties for the Weatherford Ridge Property:

Competitive Set Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenants	Base Rent PSF	Lease Type
Weatherford Ridge 220-425 Adams Drive Weatherford, TX	2007 / NAP	100.0%(2)	165,366(2)	Belk, TJ Maxx, Burlington, Michaels, JCPenney	$10.00 - $37.10(2)(3)	NNN(4)
Trinity Commons 3000-3150 South Hulen Street Fort Worth, TX	1998 / NAP	95.0%	197,424	N/A	$35.00	NNN
Weatherford Marketplace 116 East Interstate 20 Weatherford, TX	2005 / NAP	80.0%	29,460	Bobcane	$24.00	NNN
Keller Crossing 1540-1632 Keller Parkway Keller, TX	1998 / NAP	99.0%	133,436	Keller Cafe	$22.00	NNN
Medallion Center 6464 East Northwest Highway Dallas, TX	1962 / 2004	97.0%	199,932	Satya Yoga	$26.00	NNN
Broadmoor Village 930 West Centerville Road Garland, TX	1991 / 2018	98.0%	61,946	FO-JD Garland Dental, PLLC	$26.00	NNN
(1)	Source: Appraisal. Based on comparable in-line space.
(2)	Based on the underwritten rent roll dated March 20, 2024.
(3)	Belk operates under a ground lease. Only one square foot is attributable to Belk, this figure excludes its base rent.
(4)	JCPenney, which operates under an Operation & Easement Agreement through December 2077, does not pay rent, but does pay CAM reimbursements.
JCPenney is not collateral for the Weatherford Ridge Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

153

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 13 – The Armory Student Housing
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,500,000	Title:	Fee
Cut-off Date Principal Balance:	$17,500,000	Property Type – Subtype:	Multifamily – Student Housing
% of IPB:	2.2%	Net Rentable Area (Beds):	502
Loan Purpose:	Acquisition	Location:	Huntsville, TX
Borrower:	Various(1)	Year Built / Renovated:	2018 / NAP
Borrower Sponsor:	Francis J. Greenburger	Occupancy:	94.4%
Interest Rate:	6.57000%	Occupancy Date:	2/1/2024
Note Date:	4/2/2024	4th Most Recent NOI (As of):	$947,705 (12/31/2021)
Maturity Date:	4/6/2034	3rd Most Recent NOI (As of):	$985,262 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,034,807 (TTM 7/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$1,445,435 (TTM 1/31/2024)(2)
Original Amortization Term:	None	UW Economic Occupancy:	93.0%
Amortization Type:	Interest Only	UW Revenues:	$4,043,193
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$1,852,246
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$2,190,947(2)
Additional Debt:	No	UW NCF:	$2,115,647
Additional Debt Balance:	N/A	Appraised Value / Per Bed:	$28,400,000 / $56,574
Additional Debt Type:	N/A	Appraisal Date:	2/15/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$34,861
Taxes:	$157,356	$39,339	N/A	Maturity Date Loan / Bed:	$34,861
Insurance:	$0	Springing(3)	N/A	Cut-off Date LTV:	61.6%
Replacement Reserve:	$0	$6,275	$150,600	Maturity Date LTV:	61.6%
Deferred Maintenance:	$157,520	$0	N/A	UW NCF DSCR:	1.81x
				UW NOI Debt Yield:	12.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,500,000	63.5%	Purchase Price	$25,750,000	93.4%
Sponsor Equity	10,073,384	36.5	Closing Costs	1,508,507	5.5
			Reserves	314,876	1.1
Total Sources	$27,573,384	100.0%	Total Uses	$27,573,384	100.0%
(1)	The borrowers are Armory TEI Equities LLC, Armory CH Equities LLC, Armory TC Equities LLC, Armory Investor 1 LLC, Armory Investor 2 LLC, Armory Investor 3 LLC, Armory Investor 4 LLC, Armory Investor 5 LLC, Armory Investor 6 LLC and Armory Investor 7 LLC, as tenants-in-common.
(2)	The Armory Student Housing Property (as defined below) is 54.6% pre-leased through February 28, 2024 for the upcoming 2024/2025 academic year. This pre-lease percentage is higher than the pre-lease percentage from the same week from the prior academic year, which was 53.0%. The Armory Student Housing Property is achieving this pre-leasing success while offering no concessions, therefore the effective rents on signed leases for the upcoming academic year are 8.84% higher than the in-place rents for the prior academic year.
(3)	The borrowers will be required to pay 1/12th of the annual insurance premiums on a monthly basis, which will be waived so long as the borrower maintains a blanket policy acceptable to the lender.

The Loan. The Armory Student Housing mortgage loan (“The Armory Student Housing Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $17,500,000 and is secured by a first lien mortgage on the borrowers’ fee interest in a 502-bed student housing multifamily property located in Huntsville, Texas (“The Armory Student Housing Property”). The Armory Student Housing Mortgage Loan accrues interest at a rate of 6.57000% per annum. The Armory Student Housing Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

154

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 13 – The Armory Student Housing

The Property. The Armory Student Housing Property is a 502-bed student housing multifamily property built in 2018. As of February 1, 2024, The Armory Student Housing Property was 94.4% occupied. The Armory Student Housing Property is located at 2257 Sam Houston Avenue, approximately 75 miles north of Houston, in the town of Huntsville, Walker County. The Armory Student Housing Property is also located approximately 0.4 miles from the campus of Sam Houston State University which provides students with easy access to campus.

The Armory Student Housing Property features studio, one-, two-, three-, four- and five-bedroom layouts ranging in size from 336 to 520 square feet per bed. Market rents range from approximately $609 to $1,599 per month, with an average market rent of $692 and an average unit size of 374 square feet per bed. While there are no immediate amenities at the property, the community is approximately 2.1 miles from the nearest shopping center, West Hill Mall. Each unit features private bedrooms with bathrooms, cable television, high-speed internet access, in-unit washer/dryer and full kitchens with microwave ovens, dishwashers/disposals and full refrigerators.

Environmental. According to a Phase I environmental assessment dated January 18, 2024, there was no evidence of recognized environmental conditions at The Armory Student Housing Property.

The Armory Student Housing Unit Mix
Unit Type	Collateral Beds(1)	% of Collateral Beds(1)	Occupied Collateral Beds(1)	% of Beds Occupied(1)	Total Collateral SF(1)	Average Collateral SF(1)	Market Rent Per Bed(2)	Market Rent Per SF(2)	Average Rent Per Bed(1)	Average Rent Per SF(1)
Studio	5	1.0%	5	100.0%	1,680	336	$1,395	$4.15	$1,338	$3.98
1 Bed, 1 Bath	5	1.0%	5	100.0%	2,600	520	$1,599	$3.08	$1,499	$2.88
1 Bed, 1 Bath	5	1.0%	5	100.0%	2,510	502	$1,599	$3.19	$1,499	$2.99
2 Bed, 2 Bath	20	4.0%	20	100.0%	9,360	468	$1,019	$2.18	$968	$2.07
2 Bed, 2 Bath	8	1.6%	7	87.5%	3,224	403	$1,019	$2.53	$979	$2.43
3 Bed, 3 Bath	30	6.0%	26	86.7%	11,070	369	$800	$2.17	$768	$2.08
3 Bed, 3 Bath	15	3.0%	14	93.3%	5,520	368	$800	$2.17	$790	$2.15
4 Bed, 4 Bath	272	54.2%	261	96.0%	97,648	359	$609	$1.70	$578	$1.61
4 Bed, 4 Bath	76	15.1%	67	88.2%	29,184	384	$669	$1.74	$646	$1.68
4 Bed, 4 Bath	16	3.2%	15	93.8%	6,400	400	$669	$1.67	$664	$1.66
5 Bed, 5 Bath	25	5.0%	24	96.0%	8,975	359	$652	$1.82	$652	$1.82
5 Bed, 5 Bath	25	5.0%	25	100.0%	9,500	380	$659	$1.73	$661	$1.74
Collateral Total/Wtd. Avg.	502	100.0%	474	94.4%	187,671	374	$692	$1.85	$665	$1.78
(1)	As provided by the borrower and as of February 1, 2024.
(2)	Source: Appraisal.

The Market. According to the appraisal, The Armory Student Housing Property is located in the Sam Houston State University student housing market. As of January 2024, the Sam Houston State University student housing market average occupancy was 82%, with most properties having an occupancy over 85%. According to the appraisal, the Sam Houston State University student housing market has an average monthly rent rate of $692 and ranges from $609 to $1,599 depending on the unit type.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of The Armory Student Housing Property is 17,999, 40,927 and 49,647, respectively. The estimated 2023 median household income within the same radii is $22,133, $30,557 and $36,988, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 13 – The Armory Student Housing

The following table presents certain information relating to comparable multifamily rental properties to The Armory Student Housing Property:

Comparable Rental Summary(1)
Property Name	Year Built / Renovated	Occupancy	# Beds	Unit Mix	Average SF per Bed	Average Rent per SF	Average Rent per Bed
The Armory Student Housing(2) 2257 Sam Houston Avenue Huntsville, TX	2018 / NAP	94.4%	502	Studio 1 Bed / 1 Bath 1 Bed / 1 Bath 2 Bed / 2 Bath 2 Bed / 2 Bath 3 Bed / 3 Bath 3 Bed / 3 Bath 4 Bed / 4 Bath 4 Bed / 4 Bath 4 Bed / 4 Bath 5 Bed / 5 Bath 5 Bed / 5 Bath	336 520 502 468 403 369 368 359 384 400 359 380	$3.98 $2.88 $2.99 $2.07 $2.43 $2.08 $2.15 $1.61 $1.68 $1.66 $1.82 $1.74	$1,338 $1,499 $1,499 $968 $979 $768 $790 $578 $646 $664 $652 $661
Sterling Union 2304 Sam Houston Avenue Huntsville, TX	2020 / NAP	100.0%	724	1 Bed / 1 Bath 2 Bed / 2 Bath 4 Bed / 4 Bath 4 Bed / 4 Bath 5 Bed / 5 Bath 5 Bed / 5 Bath 5 Bed / 5 Bath	464 439 353 390 347 354 369	$3.31 $2.56 $1.82 $1.75 $1.75 $1.77 $1.71	$1,536 $1,126 $643 $683 $606 $626 $630
Arbors of Sam Houston 555 Bowers Boulevard Huntsville, TX	1999 / NAP	77.0%	804	Studio / 1 Bath 1 Bed / 1 Bath 1 Bed / 1 Bath 1 Bed / 1 Bath 1 Bed / 1 Bath 2 Bed / 2 Bath 2 Bed / 2 Bath 2 Bed / 2 Bath 2 Bed / 2 Bath 3 Bed / 2 Bath 3 Bed / 3 Bath 3 Bed / 3 Bath	374 499 613 752 904 397 452 491 505 345 354 388	$2.40 $1.98 $1.92 $1.66 $0.72 $1.66 $1.39 $1.42 $1.44 $1.45 $1.58 $1.36	$899 $989 $1,179 $1,249 $649 $659 $629 $699 $727 $499 $559 $529
Haven At M 2523 Avenue M Huntsville, TX	2020 / NAP	95.1%	545	1 Bed / 1 Bath 2 Bed / 2 Bath 2 Bed / 2 Bath 4 Bed / 4 Bath 5 Bed / 5 Bath	582 429 492 388 359	$2.42 $0.98 $0.89 $1.85 $1.74	$1,409 $420 $440 $718 $624
Forum at Sam Houston 3019 Sam Houston Avenue Huntsville, TX	2010 / NAP	92.0%	450	Studio / 1 Bath 1 Bed / 1 Bath 2 Bed / 2 Bath 3 Bed / 3 Bath	608 675 472 417	$1.65 $1.62 $1.47 $1.54	$1,006 $1,096 $696 $641
The Connection at Huntsville 2537 Pine Shadows Drive Huntsville, TX	2008 / NAP	86.5%	792	1 Bed / 1 Bath 2 Bed / 2 Bath 3 Bed / 3 Bath 4 Bed / 4 Bath	674 466 425 393	$1.63 $1.52 $1.44 $1.37	$1,100 $710 $610 $538
Aspen Heights – Sam Houston 210 Texas 75 Huntsville, TX	2019 / NAP	100.0%	648	2 Bed / 2 Bath 3 Bed / 3 Bath 4 Bed / 4 Bath 4 Bed / 4 Bath 5 Bed / 5 Bath	416 348 318 337 306	$1.93 $2.07 $1.89 $1.81 $1.93	$801 $721 $601 $611 $591

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated February 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 13 – The Armory Student Housing
Historical and Current Occupancy
2021(1)	2022(1)	TTM(2)	Current(3)
70.7%	64.5%	95.8%	94.4%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	TTM is based on the trailing 12-month period ending January 31, 2024.
(3)	Current Occupancy is as of February 1, 2024.
Operating History and Underwritten Net Cash Flow
	2021	2022	TTM 2023(1)	TTM 2024(2)	Underwritten	Per Bed	%(3)
Residential Income	$4,087,058	$3,944,397	$3,973,895	$3,994,483	$4,009,860	$7,988	105.8%
Reimbursement Income	25,394	37,941	37,386	61,761	61,761	123	1.6%
Gross Revenue	$4,112,452	$3,982,338	$4,011,281	$4,056,244	$4,071,621	$8,111	107.4%
(Vacancy/Credit Loss)(4)	(1,694,890)	(1,454,562)	(1,253,476)	(815,185)	(281,308)	(560)	(7.4%)
Net Rental Income	$2,417,562	$2,527,776	$2,757,805	$3,241,060	$3,790,314	$7,550	100.0%
Other Income	234,789	283,326	258,050	252,879	252,879	504	6.7%
Effective Gross Income	$2,652,350	$2,811,102	$3,015,856	$3,493,939	$4,043,193	$8,054	106.7%

Total Expenses	$1,704,645	$1,825,840	$1,981,048	$2,048,504	$1,852,246	$3,690	45.8%

Net Operating Income	$947,705	$985,262	$1,034,807	$1,445,435(5)	$2,190,947(5)	$4,364	54.2%

Total TI/LC, Capex/RR	0	0	0	0	75,300	150	1.9%

Net Cash Flow	$947,705	$985,262	$1,034,807	$1,445,435	$2,115,647	$4,214	52.3%
(1)	TTM 2023 reflects the trailing 12 months ending July 31, 2023.
(2)	TTM 2024 reflects the trailing 12 months ending January 31, 2024.
(3)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(4)	Includes concessions, actual vacancy, model/employee units, underwriting vacancy and bad debt expense.
(5)	The Armory Student Housing Property is 54.6% pre-leased through February 28, 2024 for the upcoming 2024/2025 academic year. This pre-lease percentage is higher than the pre-lease percentage from the same week from the prior academic year, which was 53.0%. The Armory Student Housing Property is achieving this pre-leasing success while offering no concessions, therefore the effective rents on signed leases for the upcoming academic year are 8.84% higher than the in-place rents for the prior academic year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 14 – Danbury Fair Mall
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$17,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$17,500,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	2.2%	Net Rentable Area (SF):	923,598
Loan Purpose:	Refinance	Location:	Danbury, CT
Borrowers:	Danbury Mall, LLC and MS Danbury LLC	Year Built / Renovated:	1986 / 2007, 2017
Borrower Sponsor:	The Macerich Partnership, L.P.	Occupancy(4):	97.1%
Interest Rate:	6.38600%	Occupancy Date:	1/4/2024
Note Date:	1/25/2024	4th Most Recent NOI (As of):	$24,148,737 (12/31/2020)
Maturity Date:	2/6/2034	3rd Most Recent NOI (As of):	$22,240,718 (12/31/2021)
Interest-only Period:	96 months	2nd Most Recent NOI (As of):	$26,390,480 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$30,411,426 (TTM 9/30/2023)
Original Amortization Term:	360 months	UW Economic Occupancy:	94.5%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$43,953,322
Call Protection(2):	L(27),YM1(86),O(7)	UW Expenses:	$13,946,497
Lockbox / Cash Management(3):	Hard / Springing	UW NOI:	$30,006,825
Additional Debt(1):	Yes	UW NCF:	$29,271,323
Additional Debt Balance(1):	$137,500,000	Appraised Value / Per SF:	$371,000,000 / $402
Additional Debt Type(1):	Pari Passu	Appraisal Date:	12/18/2023

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$168
Taxes(5):	$0	Springing	N/A	Maturity Date Loan / SF:	$164
Insurance(6):	$0	Springing	N/A	Cut-off Date LTV:	41.8%
Replacement Reserves(7):	$0	Springing	N/A	Maturity Date LTV:	40.9%
TI / LC(8):	$0	Springing	N/A	UW NCF DSCR:	2.52x
Other(9):	$4,103,258	$0	N/A	UW NOI Debt Yield:	19.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$155,000,000	100.0%	Loan Payoff	$116,946,803	75.4%
			Equity Distribution	30,706,123	19.8
			Reserves	4,103,258	2.6
			Closing Costs(10)	3,243,816	2.1
Total Sources	$155,000,000	100.0%	Total Uses	$155,000,000	100.0%
(1)	The Danbury Fair Mall Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate principal balance of $155,000,000 (the “Danbury Fair Mall Whole Loan”). The Financial Information in the chart above reflects the Danbury Fair Mall Whole Loan. Additionally, the borrowers are permitted to obtain property assessed clean energy (PACE) or similar loans in an aggregate amount up to $7.5 million without the consent of the lender.
(2)	The Danbury Fair Mall Whole Loan may be voluntarily prepaid in whole (but not in part, other than in connection with the release of the L&T Parcel (as defined below) pursuant to the Danbury Fair Mall Whole Loan documents) at any time from and after the earlier to occur of (i) February 6, 2027 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized, with the payment of a yield maintenance premium if such prepayment is made prior to August 6, 2033. From and after August 6, 2033, the Danbury Fair Mall Whole Loan may be voluntarily prepaid in whole, but not in part, without the payment of a yield maintenance premium. The assumed lockout period of 27 payments is based on the anticipated closing date of the BBCMS 2024-C26 securitization in May 2024. The actual lockout period may be longer.
(3)	The borrowers are required to cause rents to be deposited into a lockbox account established at origination under the Danbury Fair Mall Whole Loan documents, and the borrowers will have access to the funds in the lockbox account and will be able to use the lockbox account as an operating account so long as no trigger period continues. During the continuance of a trigger period, the borrowers will not have any further access to the funds in the lockbox account except as otherwise expressly provided in the Danbury Fair Mall Whole Loan documents.
(4)	Occupancy includes all tenants in place, specialty leasing tenants of greater than six months and tenants with signed leases as of the reporting period. Occupancy excludes gross leasable area for anchor tenants.
(5)	During the continuance of a period commencing upon the occurrence of (i) an event of default or (ii) if, as of any calculation date, the Danbury Fair Mall Whole Loan debt yield is less than (x) 12.5% for the period commencing on the origination date to and excluding the eighth anniversary of the origination date, and end if the Danbury Fair Mall Whole Loan has achieved a debt yield of at least 12.5% for two consecutive calculation dates (45th day following the end of each calendar quarter during the term), and (y) 15.0% for the period commencing on the eighth anniversary of the origination date until the maturity date, and end if the Danbury Fair Mall Whole Loan has achieved a debt yield of at least 15.0% for two consecutive calculation dates (a “Low Debt Yield Period”), (collectively, a “Trigger Period”), the borrowers are required to escrow 1/12th of the annual estimated tax payments on a monthly basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 14 – Danbury Fair Mall
(6)	During the continuance of a Trigger Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Danbury Fair Mall Property (as defined below) is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, notwithstanding the occurrence of a Trigger Period).
(7)	During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area (excluding the square footage occupied by Macy’s and JCPenney) of any tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components, and the following tenants: (i) Lord & Taylor, (ii) Shake Shack and (iii) Longhorn Steakhouse), multiplied by $0.25 and divided by 12 months. The monthly replacement reserve amount is estimated to be approximately $17,390. The borrowers are permitted to cease monthly deposits when the replacement reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $417,353. The tenants listed in clause (i) through (iii) above collectively represent 9.6% of the NRA and 2.6% of UW Base Rent.
(8)	During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area (excluding the square footage occupied by Macy’s and JCPenney and, to the extent not causing or contributing to the cause of the applicable Trigger Period, Lord & Taylor (and/or Live Uno), Target, Round 1 Entertainment, DICK’S Sporting Goods, Shake Shack and Longhorn Steakhouse) multiplied by $1.00 and divided by 12 months. The monthly rollover reserve amount is estimated to be approximately $47,847. The borrowers are not required to make any monthly deposits when the rollover reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $1,148,324. The borrowers’ upfront deposit of $642,965.09 with respect to gap rent is not included in the calculation of the rollover reserve balance for purposes of calculating the rollover reserve cap.
(9)	Other Reserves include an outstanding TI/LC reserve of $3,460,293 and a gap and rent reserve of $642,965.09 that represents the sum of (i) the pro-rated rent for tenants with lease commencement dates after the note date and (ii) the differential in current and contractual rent for tenants whose co-tenancy clauses will be cured by incoming leases with Target, who opened and commenced paying rent on April 14, 2024, and Round 1 Entertainment, who opened and commenced paying rent on March 9, 2024.
(10)	Closing Costs includes an interest rate buy-down fee of approximately $1,550,000.

The Loan. The Danbury Fair Mall mortgage loan (the “Danbury Fair Mall Mortgage Loan”) is part of the Danbury Fair Mall Whole Loan, which is evidenced by six pari passu promissory notes in the aggregate original principal balance of $155,000,000. The Danbury Fair Mall Whole Loan is secured by the borrowers’ fee simple interest in an approximately 1.27 million square foot enclosed super regional mall located in Danbury, Connecticut, of which 923,598 square feet serves as collateral (the “Danbury Fair Mall Property”) for the Danbury Fair Mall Whole Loan and does not include any portion of the regional mall that is occupied by Macy’s and JCPenney (which own their own parcels). The Danbury Fair Mall Mortgage Loan is evidenced by the non-controlling Note A-5 and non-controlling Note A-6, which have an aggregate outstanding principal balance as of the Cut-off Date of $17,500,000. The Danbury Fair Mall Whole Loan was co-originated by Goldman Sachs Bank USA (“GSBI”), Morgan Stanley Bank, N.A. (“MSBNA”) and Bank of Montreal (“BMO”). The Danbury Fair Mall Whole Loan has a 10-year term, with an interest-only period accruing interest at a rate of 6.38600% per annum on an Actual/360 basis, followed by amortization on a 30-year basis.

The table below identifies the promissory notes that comprise the Danbury Fair Mall Whole Loan. The Danbury Fair Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-C8 trust securitization. The relationship between the holders of the Danbury Fair Mall Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$46,750,000	$46,750,000	BMO 2024-C8	Yes
A-2	$21,250,000	$21,250,000	BMO 2024-C8	No
A-3(1)	$31,000,000	$31,000,000	MSBNA	No
A-4(1)	$38,500,000	$38,500,000	GSBI	No
A-5	$9,250,000	$9,250,000	BBCMS 2024-C26	No
A-6	$8,250,000	$8,250,000	BBCMS 2024-C26	No
Whole Loan	$155,000,000	$155,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Property. The Danbury Fair Mall Property is part of a two-story, Class B+ super regional mall located in Danbury, Connecticut. The Danbury Fair Mall Property consists of 923,598 owned square feet within a super regional mall of 1,274,784 square feet, which is anchored by a 218,213 square foot Macy’s (non-collateral), a 132,973 square foot JCPenney (non-collateral), a 73,080 square foot DICK’S Sporting Goods and a 51,489 square foot Primark. The borrower sponsor recently executed leases with Round 1 Entertainment and Target to occupy anchor/major space at the Danbury Fair Mall Property beginning in March 2024 and April 2024, respectively. The Danbury Fair Mall Property is a shopping and dining destination located off the intersection of Interstate 84 and Route 7 in Danbury, Connecticut. The Danbury Fair Mall Property was originally constructed in 1986 and expanded in 1991 with the addition of the Lord & Taylor box (improvements owned by the tenant). The Danbury Fair Mall Property was acquired by the borrower sponsor in 2005 and subsequently underwent a $24.8 million renovation in 2007. The borrower sponsor completed a second large scale renovation in 2011 following its acquisition of the former Filene’s parcel in 2010. The $38.0 million redevelopment included a reconfiguration of the 170,000 square feet Filene’s box into a DICK’S Sporting Goods on the main level, Forever 21 on the lower level, plus the addition of L.L. Bean, Cheesecake Factory and the former Brio Tuscan Grille. Today, the Danbury Fair Mall Property leases to a mix

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 14 – Danbury Fair Mall

of retailers and offers numerous dining options. The Danbury Fair Mall Property’s granular rent roll includes over 150 tenants with no non-anchor/major tenants accounting for more than 1.05% of collateral square feet and 2.78% of Total Underwritten Rent. The Danbury Fair Mall Property is 97.1% leased as of January 4, 2024, which represents an improvement since the pandemic-driven occupancy trough of 90.1% in 2021. Comparable in-line tenant sales at the Danbury Fair Mall Property were $747 PSF in Q3 2023, up 13.6% over pre-COVID 2019 sales of $658 PSF, equating to an occupancy cost of 11.7%. Comparable ex-Apple in-line sales over the same period were $564 PSF, up 11.0% over pre-COVID 2019 sales of $508 PSF, equating to an occupancy cost of 14.7%.

The Danbury Fair Mall Property contains a dark 79,872 square foot anchor box (the “L&T Parcel”) that is owned by Hudson Bay Company and subleased to Lord & Taylor. Lord & Taylor was operational before its parent company closed all locations. The tenant has kept current on its rent obligations. In August 2022, the borrower sponsor was able to secure a lease with National Resources who reports that it plans to invest over $25.0 million into the L&T Parcel to redevelop the existing two-level location into a multifamily project featuring micro-housing and medical office uses. The borrowers have successfully rezoned the Danbury Fair Mall Property to allow for multifamily development and have obtained the necessary entitlements for this conversion from the City of Danbury. The borrowers expect the project to generate approximately $400,000 in incremental rent revenue annually over Lord & Taylor’s current lease, subject to recapturing the space from Lord & Taylor. The L&T Parcel can be released at any time with the prepayment of the Danbury Fair Mall Whole Loan in the amount equal to the greater of (x) $2,000,000 and (y) 45% of the proceeds of the sale of the L&T Parcel, subject to satisfaction of certain conditions set forth in the Danbury Fair Mall Whole Loan documents.

Major Tenants. The three largest tenants based on underwritten base rent are DICK’S Sporting Goods, Target and Round 1 Entertainment.

Target (126,615 square feet; 13.7% of NRA; 4.9% of underwritten base rent): Founded in 1962, Target is a general merchandise retailer with stores in all 50 states and the District of Columbia, totaling 1,956 domestic locations, as of February 2024. In 2022, Target generated approximately $109 billion in total revenue. Target occupies 126,615 square feet at the Danbury Fair Mall Property on a lease that expires on January 31, 2034, with eight, five-year renewal options remaining and no termination options. Target is expected to pay $10.67 per square foot with a scheduled rent increase on May 1, 2029.

DICK’S Sporting Goods (73,080 square feet; 7.9% of NRA; 6.6% of underwritten base rent): DICK’S Sporting Goods is a sports apparel and equipment retailer with 728 locations as of January 28, 2023, which was founded in 1948 in Binghamton, New York. DICK’S Sporting Goods occupies 73,080 square feet at the Danbury Fair Mall Property on a lease that expires on January 31, 2031, with three, five-year renewal options remaining and no termination options. DICK’S Sporting Goods currently pays $25.00 per square foot with a scheduled rent increase on October 17, 2025.

Round 1 Entertainment (60,848 square feet; 6.6% of NRA; 4.5% of underwritten base rent): Round 1 Entertainment is a multi-entertainment facility that includes bowling, arcade games, karaoke, billiards, darts and ping pong, and operates under the Round 1 Entertainment Inc. parent entity, which was established in 2009 and currently has more than 50 locations that are open, or plan to open, across the United States as of February 2024. Round 1 Entertainment occupies 60,848 square feet at the Danbury Fair Mall Property and commenced paying rent on March 9, 2024 on a lease that expires on February 28, 2034, with two, five-year renewal options remaining and no termination options. Round 1 Entertainment currently pays $20.75 per square foot with a scheduled rent increase on March 9, 2029.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 14 – Danbury Fair Mall

The following table presents certain information relating to the major tenants (of which, certain tenants have co-tenancy provisions) at the Danbury Fair Mall Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent (3)	% of Total UW Base Rent	Lease Exp. Date
DICK'S Sporting Goods	Baa3/BBB/NR	73,080	7.9%	$25.00	$1,827,000	6.6%	1/31/2031
Target(4)	A2/A/A	126,615	13.7	$10.67	1,350,417	4.9	1/31/2034
Round 1 Entertainment(5)	NR/NR/NR	60,848	6.6	$20.75	1,262,529	4.5	2/28/2034
Primark	NR/NR/NR	51,489	5.6	$21.77	1,120,676	4.0	8/31/2026
Apple Store	Aaa/AA+/NR	9,675	1.0	$79.64	770,536	2.8	7/31/2027
Victoria's Secret(6)	B1/BB-/NR	12,133	1.3	$62.43	757,471	2.7	MTM
Banana Republic	B1/BB/NR	8,427	0.9	$75.35	634,998	2.3	3/31/2025
Old Navy	B1/BB/NR	16,640	1.8	$34.00	565,760	2.0	3/31/2027
H&M	NR/BBB/NR	21,563	2.3	$26.24	565,757	2.0	1/31/2028
Barnes & Noble	NR/NR/NR	19,092	2.1	$28.00	534,576	1.9	1/31/2034
Ten Largest Owned Tenants		399,562	43.3%	$23.50	$9,389,721	33.8%
Remaining Owned Tenants(7)(8)		497,550	53.9	$36.91	18,365,234	66.2
Occupied Total Collateral		897,112	97.1%	$30.94	$27,754,954	100.0%
Vacant Space (Owned)		26,486	2.9
Totals/ Wtd. Avg. All Owned Tenants		923,598	100.0%
(1)	Based on the underwritten rent roll dated January 4, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent PSF and UW Base Rent includes percentage in-lieu of rents totaling $653,695.
(4)	Target opened and commenced paying rent on April 14, 2024.
(5)	Round 1 Entertainment opened and commenced paying rent on March 9, 2024.
(6)	Victoria’s Secret is currently in negotiation with the borrower sponsor to renew its lease. We cannot assure you that the tenant will renew its lease.
(7)	Remaining Owned Tenants includes various tenants with lease start dates after the origination date, which totals 17,007 square feet and $721,949 of UW Base Rent.
(8)	Remaining Owned Tenants includes $359,999 of UW Base Rent from the L&T Parcel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

161

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 14 – Danbury Fair Mall

The following table presents certain information relating to the lease rollover schedule at the Danbury Fair Mall Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	26,486	2.9%	NAP	NA	P	26,486	2.9%	NAP	NAP
2024 & MTM	89	120,663	13.1	$3,885,175	14.0%		147,149	16.0%	$3,885,175	14.0%
2025	26	92,003	10.0	4,068,700	14.7		239,152	25.9%	$7,953,874	28.7%
2026	18	87,861	9.5	3,188,885	11.5		327,013	35.4%	$11,142,759	40.1%
2027	25	85,272	9.2	4,517,226	16.3		412,285	44.6%	$15,659,985	56.4%
2028	9	52,097	5.6	2,102,536	7.6		464,382	50.3%	$17,762,521	64.0%
2029	8	22,480	2.4	1,310,678	4.7		486,862	52.7%	$19,073,199	68.7%
2030	7	26,886	2.9	1,377,160	5.0		513,748	55.6%	$20,450,359	73.7%
2031	4	82,944	9.0	2,251,483	8.1		596,692	64.6%	$22,701,841	81.8%
2032	3	13,029	1.4	497,926	1.8		609,721	66.0%	$23,199,767	83.6%
2033	5	23,268	2.5	708,784	2.6		632,989	68.5%	$23,908,551	86.1%
2034	4	207,376	22.5	3,240,541	11.7		840,365	91.0%	$27,149,092	97.8%
2035 & Beyond	2	83,233	9.0	605,863	2.2		923,598	100.0%	$27,754,954	100.0%
Total	200	923,598	100.0%	$27,754,954	100.0%
(1)	Information is based on the underwritten rent roll dated January 4, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include percentage in-lieu of rents totaling $653,695.

Environmental. The Phase I environmental assessment of the Danbury Fair Mall Property dated December 21, 2023, identified no recognized environmental conditions, controlled environmental conditions or significant data gaps.

The Market. The Danbury Fair Mall Property is located within the Danbury area of the Bridgeport-Stamford-Norwalk, CT MSA. The Danbury Fair Mall Property’s surrounding area is categorized as suburban, consisting primarily of single-family homes and retail centers, and the Danbury Fair Mall Property is considered the largest demand generator within the City of Danbury. The Danbury Fair Mall Property benefits from proximity to Manhattan, which is located approximately 60 miles away, and access to the Westchester County Airport, situated approximately 35 miles from the mall. In 2022, the Bridgeport-Stamford-Norwalk, CT MSA gross metro product was $70.6 billion, a 3.3% increase from 2021. Within the immediate trade area comprised of the 1.0-mile region surrounding the Danbury Fair Mall Property, the 2023 average annual household income was approximately $132,337, relative to the 2023 statewide household income of approximately $129,040.

The following table presents retail market statistics for the surrounding area of the Danbury Fair Mall Property:

Retail Market Statistics (TTM Q4 2023)(1)
Market/Submarket	Inventory (SF)	Completions (SF)	Vacancy	Net Absorption (SF)	NNN Rent Overall / SF
Stamford Retail	53,184,660	171,383	4.00%	-245,986	$32.75
Danbury Retail	6,955,057	45,000	4.00%	-106,171	$22.32
1-Mile Radius Retail	2,134,351	0	7.70%	-122,019	$28.90
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

162

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 14 – Danbury Fair Mall

The following table presents certain information relating to the historical occupancy of the Danbury Fair Mall Property:

Historical and Current Occupancy(1)
2021	2022	9/30/2023	Current(2)(3)
90.1%	98.1%	99.3%	97.1%
(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated January 4, 2024.
(3)	Occupancy includes all tenants in place, specialty leasing tenants of greater than six months, and tenants with signed leases as of the reporting period. Occupancy excludes gross leasable area for anchor tenants.

The following table presents certain information relating to the underwritten cash flows of the Danbury Fair Mall Property:

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	TTM September 2023	Underwritten	Per Square Foot(1)%
Base Rent(2)(3)	$25,189,660	$22,919,907	$22,862,520	$23,737,683	$27,101,259	$29.34	58.3%
Gross Up Vacancy	0	0	0	0	1,764,389	1.91	3.8
Other Commercial Rental Revenue(4)	2,505,763	4,662,477	5,242,739	5,354,726	5,111,552	5.53	11.0
Commercial Reimbursement Revenue	14,157,025	11,138,371	9,961,216	11,696,366	11,898,954	12.88	25.6
Credit Tenant Rent Steps	0	0	0	0	79,821	0.09	0.2
Miscellaneous Revenue	633,477	305,542	659,728	638,512	549,969	0.60	1.2
Gross Potential Rent	$42,485,925	$39,026,297	$38,726,203	$41,427,286	$46,505,943	$50.35	100.0%
Commercial Credit Loss	(3,590,947)	(865,112)	(54,641)	(61,365)	(2,552,621)	(2.76)	(5.5)
Effective Gross Income	$38,894,978	$38,161,185	$38,671,562	$41,365,921	$43,953,322	$47.59	94.5%
Real Estate Taxes	8,160,081	8,178,060	3,560,760	2,338,238	5,313,240	5.75	12.1
Insurance	290,848	342,559	377,870	397,892	500,460	0.54	1.1
Other Expenses	6,295,312	7,399,848	8,342,452	8,218,365	8,132,797	8.81	18.5
Net Operating Income	$24,148,737	$22,240,718	$26,390,480	$30,411,426	$30,006,825	$32.49	68.3%
Total TI/LC, Capex/RR	0	0	0	0	735,502	0.80	1.7
Net Cash Flow	$24,148,737	$22,240,718	$26,390,480	$30,411,426	$29,271,323	$31.69	66.6%
(1)	Per Square Foot is based on the total collateral square feet of 923,598.
(2)	Base Rent reflects annualized in-place base rent for in-place tenants and recently executed leases as of January 2024, with contractual rent steps through March 2025. Rental revenues have been adjusted to be exclusive of deferred straight-line minimum rent and termination income.
(3)	The difference between Underwritten Base Rent and previous historical Base Rent figures is primarily attributable to $2,612,946 of rent from both Target and Round 1 Entertainment, who are expected to take occupancy after the origination date.
(4)	Other Commercial Rental Revenue includes Overage / Percentage Rent, PIL Rent, Kiosks, Temporary, Specialty tenants and Business Development Income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

163

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 15 – BJ’s Vineland
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,400,000	Title:	Fee
Cut-off Date Principal Balance:	$16,400,000	Property Type – Subtype:	Retail – Single Tenant
% of IPB:	2.0%	Net Rentable Area (SF):	115,368
Loan Purpose:	Refinance	Location:	Vineland, NJ
Borrower:	LBW Vineland LLC	Year Built / Renovated:	2003 / NAP
Borrower Sponsor(1):	Ladder Capital CRE Equity LLC	Occupancy:	100.0%
Interest Rate(2):	7.4070%	Occupancy Date:	4/26/2024
Note Date: Anticipated Repayment Date(2):	4/26/2024 5/6/2034	4th Most Recent NOI (As of)(5):	NAV
Maturity Date(2):	9/6/2037	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period(2):	120 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term(2):	120 months	Most Recent NOI (As of)(5):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only - ARD	UW Revenues:	$2,083,853
Call Protection:	YM(24),DorYM(89),O(7)	UW Expenses:	$62,516
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$2,021,337
Additional Debt:	No	UW NCF:	$2,009,801
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$30,400,000 / $264
Additional Debt Type:	N/A	Appraisal Date:	3/28/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$142
Taxes(3):	$0	Springing	N/A	Maturity Date Loan / SF(2):	$142
Insurance(4):	$0	Springing	N/A	Cut-off Date LTV:	53.9%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV(2):	53.9%
TI / LC:	$0	$0	N/A	UW NCF DSCR:	1.63x
				UW NOI Debt Yield:	12.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,400,000	100.0%	Loan Payoff(6)	$15,803,505	96.4%
			Return of Equity	444,614	2.7
			Closing Costs	151,881	0.9

Total Sources	$16,400,000	100.0%	Total Uses	$16,400,000	100.0%
(1)	Ladder Capital CRE Equity LLC is also the borrower sponsor for the Walgreens Aiken mortgage loan, Walgreens Durant mortgage loan, Walgreens Abingdon mortgage loan, and Walgreens Mt. Airy mortgage loan.
(2)	The BJ’s Vineland Mortgage Loan (as defined below) is structured with an anticipated repayment date of May 6, 2034 (the “ARD”) and a final maturity of September 6, 2037. From and after the ARD, the BJ’s Vineland Mortgage Loan will bear interest at a rate per annum equal to the sum of the initial interest rate of 7.4070% and 4.0000%. The metrics above are calculated based on the ARD, assuming that the Mortgage Loan is paid off on the ARD.
(3)	The requirement to escrow for taxes is waived as long as the tenant’s lease is in effect and the tenant is timely paying taxes.
(4)	The requirement to escrow for insurance is waived as long as the tenant’s lease is in effect and the tenant provides the insurance coverage required under the lease.
(5)	The BJ’s Vineland Property (as defined below) is 100.0% occupied by BJ’s Wholesale Club Inc. (“BJ’s”) on a single triple net lease with an expiration date of September 30, 2032. The lease features no landlord obligations and a fixed annual rental rate with steps, and the tenant is responsible for all expenses. Since the BJ’s Vineland Property is subject to a triple net lease, historical cash flows are not available.
(6)	The BJ’s Vineland Property was previously financed via an intercompany loan.

The Loan. The BJ’s Vineland mortgage loan (the “BJ’s Vineland Mortgage Loan”) is evidenced by a single promissory note in the original principal balance of $16,400,000 and is secured by the borrower’s fee interest in a single tenant retail property located in Vineland, New Jersey (the “BJ’s Vineland Property”). The BJ’s Vineland Mortgage Loan has a 10-year term through the ARD, is interest only for the entire term and accrues interest at a fixed rate of 7.4070% per annum on an Actual/360 basis. From and after the ARD, the BJ’s Vineland Mortgage Loan will bear interest at a rate per annum equal to the sum of the initial interest rate of 7.4070% and 4.0000% until the final maturity date of September 6, 2037.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

164

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 15 – BJ’s Vineland

The Property. The BJ’s Vineland Property is a 115,368 square foot retail property located at 3849 South Delsea Drive in Vineland, New Jersey. Built in 2003, the BJ’s Vineland Property is situated on a 11.2-acre parcel and is 100.0% leased to BJ's.

Sole Tenant. The BJ’s Vineland Property is 100.0% occupied by BJ’s pursuant to a 20-year triple net lease that commenced in September 2012 and has a scheduled expiration date of September 30, 2032, with five, five-year renewal options and no termination options.

BJ’s (115,368 square feet; 100.0% of NRA, 100.0% of underwritten base rent, Moody’s/S&P/Fitch: Ba1/BB+/NR): Founded in 1984 and headquartered in Marlborough, Massachusetts, BJ’s is a warehouse club operator and retailer with 244 clubs and 175 gas stations, primarily in the eastern United States. BJ’s is a membership-only retailer and has over 7.0 million members as of April 2024. BJ’s annual total revenue was approximately $19.3 billion in its fiscal year ending 2023.

The following table presents certain information relating to the historical occupancy of the BJ’s Vineland Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 for each year.
(2)	Current occupancy is based on rent roll as of April 26, 2024.

The following table presents certain information relating to the sole tenant of the BJ’s Vineland Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Sales PSF/Year(3)	UW Occ. Costs(4)	Lease Exp. Date
BJ’s Wholesale Club Inc.	Ba1/BB+/NR	115,368	100.0%	$16.12	$1,859,363	100.0%	$436	3.7%	9/30/2032
Total Occupied		115,368	100.0%	$16.12	$1,859,363	100.0%

Vacant Space		0	0.0%

Collateral Total		115,368	100.0%

(1)	Based on the underwritten rent roll as of April 26, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Sales PSF/Year are as of the trailing 12-month period ending February 3, 2024, for BJ’s as provided by the tenant to the borrower.
(4)	UW Occ. Costs are based on UW Base Rent and February 3, 2024, trailing 12-month sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

165

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 15 – BJ’s Vineland

The following table presents certain information relating to the tenant lease expirations at the BJ’s Vineland Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	1	115,368	100.0	1,859,363	100.0	115,368	100.0%	$1,859,363	100.0%
2033	0	0	0.0	0	0.0	115,368	100.0%	$1,859,363	100.0%
2034	0	0	0.0	0	0.0	115,368	100.0%	$1,859,363	100.0%
2035 & Beyond	0	0	0.0	0	0.0	115,368	100.0%	$1,859,363	100.0%
Total	1	115,368	100.0%	$1,859,363	100.0%
(1)	Based on the underwritten rent roll as of April 26, 2024.

The following table presents certain information relating to the operating history and underwritten cash flows of the BJ’s Vineland Property:

Underwritten Net Cash Flow(1)(2)
	Underwritten	Per Square Foot	%(3)
Base Rent	$1,859,363	$16.12	89.2%
Straight Line Rent(4)	161,975	1.40	7.8
Gross Potential Rent	$2,021,337	$17.52	97.00%
Total Reimbursements	62,516	0.54	3.0
Effective Gross Income	$2,083,853	$18.06	100.0%
Management Fee	62,516	0.54	3.0
Net Operating Income	$2,021,337	$17.52	97.0%
Capital Expenditures	11,537	0.10	0.6
Net Cash Flow	$2,009,801	$17.42	96.4%
(1)	Based on the underwritten rent roll as of April 26, 2024.
(2)	The BJ’s Vineland Property is 100.0% occupied by BJ’s on a single triple net lease with an expiration date of September 30, 2032. The lease features no landlord obligations, a fixed annual rental rate with steps and the tenant is responsible for all expenses. Since the BJ’s Vineland Property is subject to a triple net lease, historical cash flows are not available.
(3)	% column represents percent of Effective Gross Income.
(4)	Straight Line Rent represents the average of the rent payable by BJ’s over the remaining term of the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

166

Structural and Collateral Term Sheet	BBCMS 2024-C26
No. 15 – BJ’s Vineland

The Market. The BJ’s Vineland Property is located just off NJ Route 55 in Vineland, New Jersey. The BJ’s Vineland Property is located in Cumberland County and is part of the Vineland-Bridgeton Metropolitan Statistical Area (“Vineland-Bridgeton MSA”), which is about 40 miles south of the Central Philadelphia Business District. The BJ’s Vineland Property is located within the City of Vineland, which is the most populous municipality in Cumberland County and serves as the commercial core of the metropolitan area. The BJ’s Vineland Property is located in a highly commercialized intersection of Delsea Drive and NJ Route 55 and is situated adjacent to the Cumberland Mall. The immediate area surrounding the BJ’s Vineland Property consists primarily of retail and commercial uses with perimeter residential development. According to the appraisal, the BJ’s Vineland Property is situated within the Vineland-Bridgeton MSA’s main commercial and retail thoroughfares. Overall, the BJ’s Vineland Property is located in a densely developed retail destination in Cumberland County. The Cumberland Mall is adjacent to the BJ’s Vineland Property and features retailers including Burlington, PetCo, Dick’s Sporting Goods, Home Depot and many other national brand retailers. Union Lake Crossing, a power retail center anchored by Target, Kohl’s and ShopRite, is also in the vicinity of the BJ’s Vineland Property. Additionally, in 2019, a dark K-Mart was redeveloped by Raymour & Flanigan, and also features Gabe’s, Lidl and Olive Garden. The BJ’s Vineland Property is located along a primary commercial corridor in the Vineland market and, according to brokers active in the market, there is a strong investor demand for triple-net leased assets in the region, with limited properties available for purchase. Also, the BJ’s Vineland Property has a fuel facility component which generates additional traffic to the site. In recent years, the State of New Jersey designated the City of Vineland as an urban enterprise zone wherein the sales tax is reduced from 7.0% to 3.0%, allowing qualified businesses to receive tax-exempt status and various tax credits. As a result, growth patterns have occurred in the immediate area surrounding the BJ’s Vineland Property along Landis Avenue and Delsea Drive, bringing an influx of commercial and industrial development. Recent industrial development is highlighted by the Vineland Industrial Parks North & South.

According to the appraisal, within a one-, three-, and five-mile radius of the BJ’s Vineland Property, the 2022 average household income was $114,313, $83,284 and $84,864, respectively; and within the same radii, the 2022 total population was 1,441, 27,456 and 73,836, respectively. The appraisal noted that the 2022 median household income in the Vineland-Bridgeton MSA was $60,503, and the United States Census Bureau noted that the State of New Jersey’s 2022 median household income was $97,126. According to the appraisal, the top three industries within the area are health care/social assistance, manufacturing and retail trade, which represent a combined total 40.0% of the workforce. The BJ’s Vineland Property is located within the Vineland retail submarket. According to a third party market research report, as of the fourth quarter of 2022, the Vineland retail submarket reported total inventory of approximately 8.3 million square feet with a 95.0% occupancy rate and average asking rent of $14.36 per square foot.

The following table presents certain market information related to the BJ’s Vineland Property identified by the appraiser:

Comparable Sales(1)
Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price (PSF)
BJ’s Wholesale Club	Gainesville, VA	76,267	Dec-2022	$269
BJ’s Summerville	Summerville, SC	89,968	Aug-2022	$226
BJ’s Wholesale Club & Gas Station	Baltimore, MD	89,348	Dec-2021	$307
BJ’s Wholesale Club & Gas Station	Wallingford, CT	119,598	Aug-2021	$214
BJ’s Wholesale Club – Maple Shade	Maple Shade, NJ	109,841	Apr-2021	$197
(1)	Source: Appraisal dated April 19, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C26
Contacts
Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson – Managing Director	daniel.vinson@barclays.com	(212) 528-8224

Daniel Schmidt - Director	daniel.schmidt@barclays.com	(212) 528-7479

Sammy Hamididdin - Director	sammy.hamididdin@barclays.com	(212) 526-4751

Kara Foley – Vice President	kara.foley@barclays.com	(212) 526-4972

Barclays CMBS Trading
David Kung - Director	david.kung@barclays.com	(212) 528-7374

Peter Taylor - Director	peter.w.taylor@barclays.com	(212) 526-1528

Barclays Securitized Products Syndicate
Brian Wiele – Managing Director	brian.wiele@barclays.com	(212) 412-5780

Sean Foley - Director	sean.foley@barclays.com	(212) 412-5780

Societe Generale CMBS Capital Markets & Banking
Jim Barnard - Director	jim.barnard@sgcib.com	(212) 278-6263

Justin Cappuccino - Director	justin.cappuccino@sgcib.com	(212) 278-6393

Russell Yu – Vice President	russell.yu@sgcib.com	(212) 278-5467

UBS CMBS Capital Markets and Banking
Nicholas Galeone – Managing Director	nicholas.galeone@ubs.com	(212) 713-8832

Siho Ham – Managing Director	siho.ham@ubs.com	(212) 713-1278

Michael Barbieri – Executive Director	michael.barbieri@ubs.com	(212) 713-1181

BMO CMBS Capital Markets and Banking
David Schell – Managing Director	david.schell@bmo.com	(347) 996-0721

Andrew Noonan – Managing Director	andrew.noonan@bmo.com	(347) 466-3147

Ravish Kamath - Director	ravish.kamath@bmo.com	(347) 668-1507

Deutsche Bank CMBS Capital Markets and Banking
Lainie Kaye – Managing Director	lainie.kaye@db.com	(212) 250-5270

Daniel Penn - Director	daniel.penn@db.com	(212) 250-5149

KeyBank CMBS Capital Markets and Banking
Joe DeRoy, Jr. – Senior Vice President	joe_a_deroy@keybank.com	(913) 317-4230

Jeffrey Watzke – Senior Vice President	jeffrey_d_watzke@keybank.com	(312) 730-2795

Kathy Messmer – Vice President	kathy_messmer@keybank.com	(913) 317-4153

BofA Securities CMBS Capital Markets and Banking
Leland F. Bunch III – Managing Director	leland.f.bunch@bofa.com	(646) 855-3953

Danielle Caldwell - Director	danielle.caldwell@bofa.com	(646) 855-3421

Simran Pritpal – Vice President	simran.pritpal@bofa.com	(646) 743-0727

v

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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